UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023
Annual Meeting &
Proxy Statement

VIRTUAL ANNUAL MEETING | APRIL 6, 2023

Dear Fellow FuelCell Energy Stockholder

February 17, 2023

On behalf of the Board of Directors of FuelCell Energy, Inc., our senior management team and all of our team members, we are pleased to invite you to the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, April 6, 2023 at 1:00 p.m. Eastern Daylight Time. The Annual Stockholder Meeting will be conducted virtually via live audio webcast on the Internet.

2022 was an exciting year for our industry, as organizations sharpened their net-zero strategies and countries globally shaped policy and incentives intended to accelerate decarbonization. Significant progress was made on our Powerhouse Business Strategy, as we shifted the emphasis of our corporate strategy to the three key pillars of “Grow, Scale and Innovate”. To help facilitate this growth, we expanded our talent base globally in key areas including engineering, operations and manufacturing. We also established the Company’s core values which our employees carry with them every day as the key ingredients to our Company’s culture: Safety, Integrity, Innovation and Accountability. We believe that there is no greater competitive advantage than having a team of diverse, passionate and creative problem solvers looking every day at how they can have a meaningful impact on the Company, our communities and the world. Additionally, FuelCell Energy is committed to doing our part to lower global carbon emissions beyond the platforms we deploy by also committing to net-zero emissions across our own organization and supplier base by 2050.

As society works toward tackling challenges around climate change and energy security, we believe there is a global need for solutions like those we offer today and those that we are in the process of developing and commercializing. Over the past year, we have advanced key platform offerings of solid oxide fuel cells, solid oxide electrolysis and carbonate-based carbon capture. Progress over the past fiscal year included announcing availability of both our solid oxide electrolyzer, which we believe is among the most efficient available electrolysis technologies, and our solid oxide fuel cell, which is fuel flexible, meaning it can use natural gas, hydrogen or a blend. Our solid oxide platform can help organizations create energy from any combination of available sources — from renewables, hydrogen, biogas, or natural gas. We also extended our carbon capture research with ExxonMobil Technology and Engineering Company. Global demand for carbon capture solutions, whether as a result of governmental policy support or industrial customers tackling their own net-zero goals, has never been greater.

It is with this environment as a backdrop that we have pushed forward on capital projects that we believe will accelerate the growth of the Company and help position FuelCell Energy as a leader in the global effort to decarbonize power and create affordable, distributed production of hydrogen. We have increased our research and development spending with a focus on accelerating our commercialization efforts, expanded our manufacturing capability through increased capacity at our facilities, and extended our customer outreach into non-traditional markets and geographies that we believe have a need for solutions like those we offer or are developing. We plan to expand these efforts as we continue to invest in capability and capacity in pursuit of the revenue growth we previously outlined as part of our long-term goals.

We sincerely appreciate your support and we look forward to delivering on our shared vision of success and our purpose to enable a world empowered by clean energy. In order to continue the progress we have made toward our long-term goals, we need your vote. As always, we will continue to evaluate ways in which we can improve our business and our governance, environmental and social responsibilities and to demonstrate our commitment to our stockholders. Our Board and management team remain committed to the success of our business.

Thank you for your investment in FuelCell Energy, Inc.

Sincerely,

JAMES H. ENGLAND

CHAIRMAN OF THE BOARD

Dear Fellow FuelCell Energy Stockholder

We are pleased to invite you to FuelCell Energy, Inc.’s Annual Meeting of Stockholders to be held on Thursday, April 6, 2023 at 1:00 p.m. Eastern Daylight Time. This year’s Annual Meeting will again be a completely “virtual meeting”, conducted via live audio webcast on the Internet. This booklet includes the Notice of Annual Meeting and the Proxy Statement.

The Proxy Statement fully describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when voting your shares.

As a stockholder, your vote is very important, and we request that you vote your shares as promptly as possible. We encourage you to vote your shares by proxy even if you do not plan to attend the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in the Proxy Statement, “FOR” each of Proposals 2 through 6, and “1 YEAR” on Proposal 7.

Sincerely,

JASON FEW

PRESIDENT & CHIEF EXECUTIVE OFFICER

“YOUR VOTE IS VERY IMPORTANT. WE ENCOURAGE YOU TO
VOTE YOUR SHARES BY PROXY EVEN IF YOU DO NOT
PLAN TO ATTEND THE MEETING. THANK YOU.”

Notice of 2023 Annual Meeting of Stockholders

MEETING INFORMATION

THURSDAY, APRIL 6, 2023

1:00 p.m. Eastern Daylight Time

The 2023 Annual Meeting of Stockholders will be a completely “virtual meeting”, conducted via live audio webcast on the Internet. You will be able to attend the Annual Meeting as well as vote and submit your questions and examine our stockholder list during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/FCEL2023 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

ITEMS OF BUSINESS

1.	To elect seven directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.	To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2023;
3.	To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan;
4.	To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan;
5.	To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares (the “Increase Authorized Shares Proposal”);
6.	To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the accompanying Proxy Statement;
7.	To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.’s named executive officers will be conducted; and
8.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE

Holders of record of our common stock on February 10, 2023, the record date, are entitled to notice of, and to vote at, the Annual Meeting.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and our Proxy Statement, which fully describes the business we will conduct at the Annual Meeting.

PROXY VOTING

It is important that your shares are represented and voted at the Annual Meeting. Please vote your shares according to the instructions under “How to Vote” in the Proxy Summary.

ADMISSION TO THE 2023 ANNUAL MEETING

To attend the 2023 Annual Meeting, please follow the “Meeting Attendance” instructions in the Proxy Summary.

By Order of the Board of Directors,

JOSHUA DOLGER

Executive Vice President, General Counsel,

and Corporate Secretary

February 17, 2023

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET	BY TELEPHONE	BY MAIL	VIA WEBCAST

Visit the website on your proxy card Or scan the following QR Code	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the virtual Annual Meeting See page 5 for instructions on how to attend

Please refer to the proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 6, 2023: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended October 31, 2022 are available at www.proxyvote.com (using the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials), as well as on our website at www.fuelcellenergy.com.

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact MacKenzie Partners, Inc., the proxy solicitation agent for FuelCell Energy, Inc., by telephone at (800) 322-2885 (toll free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

2023 Proxy Statement	3

Proxy Statement

FuelCell Energy, Inc. (referred to in this Proxy Statement as “we,” “FuelCell”, “FuelCell Energy” or the “Company”) is providing you with this Proxy Statement in connection with the solicitation by FuelCell’s Board of Directors (the “Board”) of proxies to be voted at FuelCell’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. This year’s Annual Meeting will be a completely “virtual meeting” of stockholders to be held on Thursday, April 6, 2023 at 1:00 p.m. Eastern Daylight Time. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/FCEL2023 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The Company is a Delaware corporation. The address of our principal executive office is 3 Great Pasture Road, Danbury, Connecticut 06810.

The Board has set the close of business on February 10, 2023 as the record date for the determination of holders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of, and to vote at, the Annual Meeting.

As of February 10, 2023, there were 405,732,053 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held on the record date.

We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our Annual Report. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this Proxy Statement, our Annual Report and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically.

The Notice of Annual Meeting, Proxy Statement and proxy card are being distributed and made available to our stockholders on or about February 17, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 6, 2023: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended October 31, 2022 are available at www.proxyvote.com (using the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials), as well as on our website at www.fuelcellenergy.com.

2023 Proxy Statement	4

Proxy Summary

This summary highlights selected information contained throughout this Proxy Statement. Please read the entire Proxy Statement before casting your vote. For information regarding FuelCell Energy’s fiscal year 2022 performance, please review our Annual Report to Stockholders for the fiscal year ended October 31, 2022. We are making this Proxy Statement available on or about February 17, 2023.

ELIGIBILITY TO VOTE

Holders of record of our common stock at the close of business on February 10, 2023, the record date, are entitled to vote at the 2023 Annual Meeting of Stockholders.

HOW TO VOTE

You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card or Notice of Annual Meeting available and follow the instructions. Voting will be accepted until 11:59 p.m. (EDT) on April 5, 2023:

ONLINE AT www.proxyvote.com	BY TELEPHONE AT 1-800-690-6903	ONLINE using your mobile device by scanning the QR Code	BY MAIL by voting, signing and timely mailing your Proxy Card

MEETING INFORMATION

TIME AND DATE:	VIRTUAL MEETING ADDRESS:
Thursday, April 6, 2023 at 1:00 p.m. (EDT)	www.virtualshareholdermeeting.com/FCEL2023

MEETING ATTENDANCE

This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website www.virtualshareholdermeeting.com/FCEL2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting. However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for this Annual Meeting, which was February 10, 2023, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FCEL2023 and using your 16-digit control number to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of

2023 Proxy Statement	5

the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

STOCKHOLDER VOTING MATTERS

Proposals	Board & Management Recommendation	Page Reference (for more detail)
1. To elect seven directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified	For each Director Nominee	Page 13
2. To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2023	For	Page 65
3. To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan	For	Page 67
4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan	For	Page 72

5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares (the “Increase Authorized Shares Proposal”)

	For	Page 82
6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the Proxy Statement	For	Page 85
7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.’s named executive officers will be conducted	1 year	Page 86

DIRECTOR NOMINEES

Name	Age	Director Since	Primary Occupation
James H. England*†	76	2008	Chief Executive Officer of Stahlman-England Irrigation Inc.
Jason Few	56	2018	President and Chief Executive Officer
Matthew F. Hilzinger*	60	2015	Former Executive Vice President and Chief Financial Officer of USG Corporation
Natica von Althann*	72	2015	Former Financial Executive at Bank of America and Citigroup.
Cynthia Hansen*	58	2021	Executive Vice President and President, Gas Transmission and Midstream at Enbridge Inc.
Donna Sims Wilson*	61	2021	Chief Operating Officer at Kah Capital Management
Betsy Bingham*	62	2021	Lean Operations Leader for GE Aviation

* Independent Director

† Chairman of the Board of Directors

We believe the director nominees reflect the importance that the Board places on diversity and independence. The attributes of the director nominees to be elected at the Annual Meeting are:

2023 Proxy Statement	6

OUR COMMITMENT TO SUSTAINABILITY

We have developed and begun implementing a plan to reduce our carbon emissions to net zero by 2050. As part of this plan, during fiscal year 2022, we:

●	Calculated our organizational carbon footprint baseline;
●	Conducted product life cycle assessments to understand emissions throughout the value chain;
●	Set short term goals (2030) and long-term goals (2050) aligned with science-based targets;
●	Worked to develop milestones to net zero emissions to guide our Scope 1, 2 and 3 (as described in the Green House Gas Protocol Corporate Accounting and Reporting Standard) emissions reduction goals and track our year over year progress; and
●	Engaged team members on our net zero journey and realigned our Board committee charters to more formally establish oversight of the Company’s environmental, social and corporate governance (“ESG”) efforts.

Our platforms have a direct impact on reducing our customers’ Scope 1 and Scope 2 emissions, thus lowering the global environmental footprint of baseload power generation. However, our platforms are designed to go beyond power generation, delivering hydrogen, carbon separation, water and thermal energy in various applications. As a result of our platforms’ ability to deliver multiple value streams, we help our customers reduce their Scope 1 and Scope 2 emissions on-site without buying off-site carbon/environmental offsets, which do not positively impact the local communities’ air quality or emissions. In the future, we plan to commercialize our hydrogen, long-duration energy storage and carbon capture technologies intended to drive next generation solutions to help customers attain their decarbonization goals.

Our patented products offer a sustainable alternative to traditional internal combustion-based power generation and more reliable baseload power than intermittent sources such as wind, solar and run of river hydro power. Traditional power plants create harmful emissions, such as nitrogen oxides (“NOx”), sulfur oxides (“SOx”) and particulate matter. These are serious public health concerns that have a direct impact on the communities in which these plants operate. Intermittent sources, generally, avoid fewer emissions than our fuel cell platforms. Alternatively, our energy platforms use a combustion-free power generation process that is virtually free of pollutants. When a fuel is combusted (as in traditional power generation), carbon is emitted in addition to SOx, NOx and other particulates. When intermittent power sources go offline because the sun is not shining, the wind is not blowing, or water is not flowing, they rely on traditional fossil-fueled power resources such as coal and natural gas to provide electricity. Our platforms are highly efficient and environmentally friendly products that support the “Triple Bottom Line” concept of sustainability, which consists of environmental, social and economic considerations.

2023 Proxy Statement	7

As an enterprise, we are proud that, in October 2018, we were certified ISO 14001:2015 compliant, having demonstrated the establishment of and adherence to an environmental management system standard. We believe that we are the only fuel cell manufacturer to have received this certification.

Our commitment to sustainability is also evident in the design, manufacturing, installation and on-going servicing of our fuel cell energy platforms, which are engineered for the circular economy. For example, when our platforms reach the end of their useful lives, we have the capability to refurbish and re-use certain parts and also recycle more than 90 percent by weight of what we cannot re-use. This is a departure from combustion-based, wind and solar power generation methods that typically produce a significant amount of unrecyclable waste which increases landfill use. The balance of plant is designed to have an operating life of 25-to-30 years, at which time metals such as steel and copper are reclaimed for scrap value. For context, by weight, approximately 93 percent of the entire energy platform can be re-used or recycled at the end of its useful life.

2023 Proxy Statement	8

Our purpose

Enable a world empowered by clean energy

Our values

Safety: Physical & Psychological	Foster a healty and safe environment.
Integrity	In everything we do.
Innovate	Deliver impactful products to our customers.
Accountability	To ourselves, our shareholders, and our community.

Our technology

Decarbonizes power:

Produce low-to-zero carbon power from a flexible array of inputs including biogas, natural gas, and hydrogen

Capture carbon dioxide (for use or sequestration) while making power

Produces hydrogen:

Supply hydrogen from power and water through electrolysis, or co-produce hydrogen, power, and water from fuel

Store energy from intermittent renewables by converting excess power to hydrogen—then converting hydrogen back into power when it's needed

A global leader in fuel cell technology innovation[1,2]

158 U.S. patents covering our fuel cell technology

338 patents in other jurisdictions covering our fuel cell technology

47 U.S. patents pending

128 patents pending in other jurisdictions

Company highlights[2]

HQ Danbury, Connecticut	**>500** Employees	**95** Platforms in Commercial Operation[3]	**3** Continents
FCEL Listing: NASDAQ	**>220 MW** Capacity in field	**>13** Million MWh's generated with patented technology	

[1] Patents are for FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc.

[2] As of the year ended October 31, 2022.

[3] Note that certain sites have multiple platforms. As an example, our 14.9 MW Bridgeport project site has five SureSource 3000 platforms. As of 10/31/22, there were 33 sites with the Company's carbonate fuel cell platforms.

2023 Proxy Statement	9

COMPANY PROFILE

Headquartered in Danbury, Connecticut, FuelCell Energy has leveraged five decades of research and development to become a global leader in delivering environmentally responsible, distributed baseload energy platform solutions through our proprietary fuel cell technology. Our current commercial technology produces electricity, heat, hydrogen and water while separating carbon for utilization and/or sequestration. We continue to invest in developing and commercializing future technologies expected to add new capabilities to our platforms’ abilities to deliver hydrogen and long duration hydrogen-based energy storage through our solid oxide technologies, as well as further enhance our existing platforms’ carbon capture solutions.

FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy access, security, safety and environmental stewardship. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for industrial and commercial businesses, utilities, governments and municipalities.

Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

2022 FuelCell Energy Business Snapshot

During fiscal year 2022, we achieved significant revenue growth and we ended the fiscal year in a strong financial position. We continued to execute on building out our generation backlog. Our 7.4 megawatt (“MW”) power platform in Long Island, New York reached commercial operations in December 2021 and our 7.4 MW power platform at the U.S. Navy Submarine Base in Groton, Connecticut achieved commercial operations at a reduced output of approximately 6.0 megawatts in December 2022. We also published our first sustainability report in February 2022 and made public our commitment to achieve net zero on Scope 1 and 2 emissions by 2030 and Scope 3 emissions by 2050.

In 2019, we launched our “Powerhouse” strategy to strengthen our business, maximize operational efficiencies and position us for future growth. Having made substantial progress in achieving key initiatives under the original three pillars of our strategy, last year we updated the three key pillars of our strategy to “Grow, Scale and Innovate.” The Company made substantial progress advancing our strategy in fiscal year 2022 and through the date of this Proxy Statement as summarized below:

●	Recorded an 88 percent increase in total revenues to $130.5 million for fiscal year 2022, compared to $69.6 million for fiscal year 2021;
●	Reported backlog of $1.09 billion as of October 31, 2022, compared to $1.29 billion as of October 31, 2021;
●	Reported a strong unrestricted cash balance of $458.1 million as of October 31, 2022, compared to $432.2 million as of October 31, 2021;
●	Reentered the Korean market and recognized $60 million of product revenues in fiscal year 2022 through module sales under our settlement agreement with POSCO Energy Co., Ltd. and its subsidiary, Korea Fuel Cell Co., Ltd.;
●	Expanded our generation operating portfolio by adding the Long Island Power Authority (“LIPA”) Yaphank project in December 2021 and the U.S. Navy Groton Submarine Base project in December 2022, bringing our operating fleet to over 40 MW. The generation operating portfolio delivered $36.2 million of revenue during fiscal year 2022, a 51 percent increase compared to fiscal year 2021;
●	Completed the construction work of our trigeneration project at the Port of Long Beach for Toyota. The fuel cell platform has advanced to the commissioning phase of project deployment. When complete, the 2.3 MW trigeneration platform will produce electricity, hydrogen and water;
●	Made progress in developing solid oxide electrolysis cell (“SOEC”) based hydrogen production leveraging electrolysis, long duration hydrogen energy storage and reversible solid oxide fuel cells (“RSOFC”) as well as solid oxide power generation. This included successful demonstrations of the technology both at our corporate headquarters and at the U.S. Department of Energy (“DOE”) Idaho National Laboratory (“INL”), which is conducting stack tests to evaluate performance and durability. INL is the nation’s leading center for nuclear energy research and development, and also performs research in each of the DOE’s strategic goal areas: energy, national security, science and the environment. We also announced our first power purchase agreement (“PPA”) for a solid oxide fuel cell (“SOFC”) power generation system with Trinity College and announced our intent to participate in a collaboration to develop a project in the Ukraine using our SOEC platform with a small modular nuclear reactor to create green hydrogen and ammonia;
●	Continued to progress toward commercialization of our advanced technologies for carbon capture. We extended our joint development agreement with ExxonMobil Technology and Engineering Company (“EMTEC”) into August 2023. This

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agreement is focused on maximizing power output capabilities at high capture levels. We completed a joint market study with EMTEC to define application opportunities and commercialization strategies that EMTEC and FuelCell Energy intend to pursue in collaboration. Together, we expect to continue to identify partners for commercial trials or demonstration projects, as we pursue carbon capture across a broad landscape of industrial applications. We are also now studying the manufacturing scale-up and cost reduction of a commercial fuel cell carbon capture facility;
●	Published our first sustainability report in which we discussed our plans to reduce our carbon emissions to net zero by 2050;
●	Introduced our new brand identity with our logo representing the journey our customers are taking to net zero;
●	Added 47 new patents to our intellectual property portfolio;
●	Hosted our first investor day on March 16, 2022;
●	Added 131 new employees and ended fiscal year 2022 with 513 full-time employees. Our employees embrace and exemplify FuelCell Energy’s core values which are: Safety (Physical and Psychological), Integrity, Innovation and Accountability; and
●	Celebrated our 22nd year as a Company trading on the Nasdaq Stock Market (“Nasdaq”) under ticker symbol “FCEL.”

Fiscal Year 2022 Compensation Highlights

As discussed throughout this Proxy Statement, we have designed our compensation program to be competitive and cost-effective, while allowing us to attract and retain executives critical to our long-term success. Our compensation program aligns compensation with Company and individual performance on both a short-term and a long-term basis. We have also aligned named executive officer compensation with stockholder interests by tying a significant portion of total direct compensation to the achievement of performance goals or stock price appreciation. With variable compensation, our named executive officers will not realize value unless performance goals are met or our stock price appreciates. Our fiscal year 2022 compensation actions reflect these tenets. During fiscal year 2022, we took the following actions:

●	We increased base salaries effective as of January 1, 2022, which ranged from 5 percent to 12.75 percent for our then-serving named executive officers, based on experience, promotions, contributions to our business initiatives and peer benchmarking data.
●	Annual payments under the Company’s management incentive plan were tied directly to performance. As discussed below, performance was achieved under the targets established under our management incentive plan and, as a result of solid performance in fiscal year 2022, named executive officer annual incentive award payments were paid at 107 percent of target.
●	For fiscal year 2022, we awarded 50 percent of long-term incentive compensation in the form of performance-based restricted stock units (“PSUs”). These will be earned based on our stock performance relative to the Russell 2000 Index over a three-year period. The balance of the awards made during fiscal year 2022 were time-based RSUs (“RSUs”) which vest in equal increments over a three-year period.
●	We continued our executive health screening program for our named executive officers to ensure physical and mental health and wellness and to promote early detection of health-related risk.
●	We completed compensation assessments for our named executive officers and our Directors through Meridian Compensation Partners, LLC (an independent compensation consulting firm) and on Meridian’s recommendation, realigned our peer group.

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Websites

Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of or incorporated by reference into this Proxy Statement or any of our other filings with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our environmental, social and governance goals, commitments and strategies, our executive compensation program and our plans and expectations with respect to the continuing development and commercialization of our current and future fuel cell technologies. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause such a difference are disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and subsequent Quarterly Reports on Form 10-Q. Stockholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this Proxy Statement are made only as of the date of this document, unless otherwise specified and, except as required by law, we assume no obligation, and disclaim any obligation, to update such statements to reflect events or circumstances occurring after the date of this Proxy Statement.

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Proposal 1

Election of Directors

FuelCell’s Directors (“Directors”) are elected annually to serve one-year terms. The Board has nominated each of the seven Director nominees named below to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. All of the Director nominees are currently Directors of the Company. It is the intention of the persons named as proxies to vote, if authorized, for the election of the seven Director nominees named below as Directors. Each nominee has indicated his or her willingness to serve, if elected.

Director Qualifications and Biographies

The Environmental, Social, Governance and Nominating Committee regularly assesses the performance and attributes of each Director to ensure that the Board as a governing body encompasses a broad range of perspectives, experience, diversity, integrity and commitment, in order to effectively conduct the Company’s global business while representing the long-term interests of its stockholders.

Pursuant to the recommendation of the Environmental, Social, Governance and Nominating Committee, the Board has nominated the following seven candidates for election as Directors and has concluded that each of these incumbent Directors should be nominated for election based on their extensive senior leadership backgrounds, competencies and other qualifications identified below:

Key Areas of Experience
● CEO/Executive Leadership	● People and Compensation	● Sales/Marketing
● Strategy	● Technology
● Financial Literacy	● Hydrogen Economy
● M&A and Capital Markets	● Transportation and Mobility
● Corporate Governance	● Global Markets

Six of the seven Director nominees are considered “Independent Directors” as such term is defined in Nasdaq Rule 5605(a)(2).

Further information about the Company’s corporate governance practices, the responsibilities and functions of the Board and its committees, Director compensation and related party transactions can be found in this Proxy Statement.

☑

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

2023 Proxy Statement	13

Director Nominees

JAMES H. ENGLAND

Age 76 Director since: 2008 INDEPENDENT Chairman of the Board of Directors since 2018

BIOGRAPHY:

Mr. England is a Corporate Director and has been the CEO of Stahlman-England Irrigation, Inc., a landscape, innovative and artificial turf services company, since 2000. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd. and served as that company’s CFO from 1990-1993, during which time John Labatt Ltd. was a public company with a market capitalization of over $5 billion. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England served as a director of Enbridge Inc. from January 2007 to May 2022 and is a past member of the board of directors of John Labatt, Ltd., Canada Malting Co., Ltd. and the St. Clair Paint and Wallpaper Corporation. Mr. England holds a Bachelor of Arts from the Royal Military College of Canada and a Master of Business Administration from York University. He also has a Chartered Accountant designation.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Board and Executive Level Leadership
●
Broad International Exposure
●
High Level of Financial Expertise
●
Extensive Energy Industry Experience
●
Extensive Knowledge of the Company
PRINCIPAL OCCUPATION: ● Chief Executive Officer of Stahlman-England Irrigation Inc.

2023 Proxy Statement	14

BETSY BINGHAM

Age 62 Director since: 2021 INDEPENDENT

BIOGRAPHY:

Ms. Bingham has served as Lean Operations Leader for GE Aviation, an aircraft engine supplier, since June 2021. Ms. Bingham is responsible for leading GE Aviation’s lean transformation and implementation of lean principles throughout the organization and daily operations. In addition, Ms. Bingham has responsibility for Quality, Sustainability and Environmental, Health and Safety across the business. Ms. Bingham has significant experience as a leader in corporate lean manufacturing, transformation and scaling manufacturing. Previously, Ms. Bingham was the Lean & Operations Leader for GE Digital, an industrial software company, from December 2019 to June 2021, having responsibility for leading the lean transformation as well as oversight of the operational management system across the company. Prior to working at GE, Ms. Bingham served as Vice President of Integrated Supply Chain for the Honeywell International, Performance Materials and Technology business from September 2018 to November 2019. Additionally, Ms. Bingham was responsible for the Honeywell Operating System, the Company’s lean transformation system. Prior to Honeywell, Ms. Bingham served Koninklijke Philips N.V. (Royal Philips), a publicly traded diversified technology company, as Head of Systems Manufacturing from March 2018 to September 2018, Chief Operating Officer of Diagnostic Imaging Business from August 2016 to March 2018 and Senior Vice President — Head of Global Customer Service from January 2015 to August 2016. Ms. Bingham brings additional quality, lean and continuous improvement experience through leadership roles with Royal Philips’ Diagnostics Imaging Business and Danaher subsidiaries Tektronix, Inc. and Veeder-Root Co. Ms. Bingham received her Bachelor of Science in Ceramic Engineering from Alfred University and an MBA from State University of New York at Buffalo.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Executive Level Leadership
●
Broad Understanding of Advanced Technologies
●
Lean Manufacturing and Scaling Manufacturing
●
Experience with Global Publicly Traded Companies
●
Risk Management / Oversight
PRINCIPAL OCCUPATION: ● Lean Operations Leader for GE Aviation

2023 Proxy Statement	15

JASON FEW

Age 56 Director since: 2018

BIOGRAPHY:

Mr. Few was appointed President and Chief Executive Officer of FuelCell Energy in August 2019 and has served as a director since November 2018. Mr. Few previously served as the Company’s Chief Commercial Officer from September 2019 to March 2022. Prior to joining FuelCell Energy, Mr. Few served as the President of Sustayn Analytics LLC, a cloud-based software waste and recycling optimization company, from April 2018 to August 2019. Mr. Few is the Founder and has served as Senior Managing Partner of BJF Partners, LLC, a privately held strategic consulting firm, since 2016. Mr. Few has over 35 years of experience increasing enterprise value for Global Fortune 500 and privately-held telecommunications, technology and energy firms. He has overseen transformational opportunities across the technology and industrial energy sectors, in roles including Founder and Senior Managing Partner of BJF Partners, LLC; President and Chief Executive Officer of Continuum Energy, an energy products and services company, from 2013 to 2016; Executive Vice President and Chief Customer Officer of NRG Energy, Inc., an integrated energy company, from 2011 to 2012; President of Reliant Energy, a retail electricity provider, from 2009 to 2012 and Vice President, Smart Energy, a retail electricity provider, from 2008 to 2009. Mr. Few also has served as a Senior Advisor to Verve Industrial Protection, an industrial cybersecurity software company, since 2016. Mr. Few was elected to the board of Enbridge Inc. (NYSE: ENB) effective May 4, 2022, and serves on the Safety & Reliability and Sustainability Committees. Mr. Few also served on the board of directors of Marathon Oil (NYSE: MRO) from April 2019 to May 2022. Mr. Few earned a bachelor’s degree in computer systems in business from Ohio University. He received an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Board and Executive Level Leadership
●
Broad Understanding of Advanced Technologies
●
Extensive Knowledge of the Company
●
Extensive Energy and Utility Industry Experience
●
Experience with Global Publicly Traded Companies
●
Risk Management / Oversight
●
Project Finance / Global Power Project Development
●
Financial Management
●
Strategic Planning
●
Cybersecurity
PRINCIPAL OCCUPATION: ● President and Chief Executive Officer

2023 Proxy Statement	16

CYNTHIA HANSEN

Age 58 Director since: 2021 INDEPENDENT

BIOGRAPHY:

Ms. Hansen has served as Executive Vice President and President, Gas Transmission and Midstream at Enbridge Inc., a multinational pipeline and energy company, since March 2022. Ms. Hansen previously served as Executive Vice President and President, Gas Distribution and Storage at Enbridge Inc. from November 2018 to March 2022. Ms. Hansen is responsible for the overall leadership and operations of Enbridge Inc.’s gas pipeline and midstream business across North America. Ms. Hansen is also Executive Sponsor for Asset and Work Management Transformation across Enbridge Inc., working with other business unit leaders, and co-chair of the Diversity and Inclusion Steering Committee. Ms. Hansen has served on the board of the Interstate Natural Gas Association of America since May 2022. Ms. Hansen has more than 20 years of experience working in operational, financial and safety leadership roles within Enbridge Inc., including as President, Enbridge Gas Distribution and Senior Vice President, Operations within Liquids Pipelines. Prior to joining Enbridge Inc., Ms. Hansen worked as a Principal for PricewaterhouseCoopers. Ms. Hansen is a member of Calgary-based Enbridge Inc.’s Executive Leadership Team. Ms. Hansen previously served on the boards of Energir Inc., Ontario Energy Association, the Canadian Gas Association, the Canadian Energy Council, the Canadian Energy Pipelines Association, the Alberta Chamber of Resources, the Edmonton Symphony Orchestra, the University of Alberta School of Business Advisory Council and NorQuest College, among others. Ms. Hansen was named one of Canada’s Most Powerful Women: Top 100 by the Women’s Executive Network, as well as a WXN Hall of Fame member and was recognized as a Canadian Business Leader by Catalyst Canada. Ms. Hansen received a Bachelor of Commerce degree from the University of Alberta and is also a graduate of the Alberta Institute of Chartered Accountants.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Board and Executive Level Leadership Experience
●
High Level of Financial Expertise
●
International Exposure
●
Risk Management / Oversight
●
Extensive Energy Industry Experience
●
Strong Focus on Strategy Development and Implementation
PRINCIPAL OCCUPATION: ● Executive Vice President and President, Gas Transmission and Midstream at Enbridge Inc.

2023 Proxy Statement	17

MATTHEW F. HILZINGER

Age 60 Director since: 2015 INDEPENDENT

BIOGRAPHY:

Mr. Hilzinger was the Executive Vice President and Chief Financial Officer of USG Corporation, an international building products company, from May 2012 to May 2019. In that position, he oversaw all financial activities as well as strategic planning. From March 2002 to 2012, Mr. Hilzinger was with Exelon Corporation, where he served as Chief Financial Officer responsible for finance and risk management from 2008 to 2012 and as Corporate Controller from 2002 to 2008. Prior to joining Exelon, Mr. Hilzinger was Chief Financial Officer at Credit Acceptance Corporation in 2001. From 1997 to 2001, Mr. Hilzinger was at Kmart Corporation, where he last served as Vice President, Corporate Controller. From 1990 to 1997, Mr. Hilzinger was at Handleman Company, where he last served as Vice President, International Operations. Mr. Hilzinger has served on the board of Northwest Hardwoods, Inc. since February 2021. Mr. Hilzinger started his career at Arthur Andersen & Co. from 1985 to 1990. Mr. Hilzinger is a graduate of the University of Michigan, with a BBA in accounting.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Executive Leadership
●
High Level of Financial Expertise
●
Extensive Knowledge of the Company
●
Extensive Energy Industry Experience
●
Experience with Global Publicly Traded Companies
●
Risk Management / Oversight
PRINCIPAL OCCUPATION: ● Former Executive Vice President and Chief Financial Officer of USG Corporation

2023 Proxy Statement	18

NATICA VON ALTHANN

Age 72 Director since: 2015 INDEPENDENT

BIOGRAPHY:

Ms. von Althann has served as a Director of PPL Corporation, one of the largest investor-owned utilities in the U.S. with approximately 18,000 megawatts of power generation, since 2009 and as a Director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A., since 2009. She was a founding partner of C&A Advisors, a consulting firm for financial services and risk management from 2009 to 2013, following her retirement in 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company owned by Bank of America. Previously, she spent 26 years with Citigroup in various leadership roles, including Division Executive — Latin America for the Citigroup Private Bank, Managing Director and Global Retail Industry Head, and Managing Director and co-head of the U.S. Telecommunications — Technology group for Citicorp Securities. Ms. Von Althann was born in Havana, Cuba, and has served on the board of Friends of Caritas Cubana since October 2018. Ms. von Althann received a Bachelor of Arts in Political Science and Government from Bryn Mawr College.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Board and Executive Level Leadership Experience
●
High Level of Banking and Financial Expertise
●
Extensive Knowledge of the Company
●
Broad International Exposure
●
Risk Management / Oversight
●
Exposure to Energy and Utility Sectors
●
Strong Focus on Strategy Development and Implementation
PRINCIPAL OCCUPATION: ● Former Financial Executive at Bank of America and Citigroup.

2023 Proxy Statement	19

DONNA SIMS WILSON

Age 61 Director since: 2021 INDEPENDENT

BIOGRAPHY:

Ms. Sims Wilson has served as Chief Operating Officer of Kah Capital Management, an alternative asset management firm, since April 2020, where she serves on the Management Committee, the Investment and Risk Management Committee and is Chairman of the Valuation Committee. Ms. Sims Wilson previously served as President of Smith Graham Investment Advisors, a $6 billion investment management firm, from October 2015 to April 2021. Ms. Sims Wilson also served on Smith Graham's Board of Directors as well as Executive Management and Investment Policy Committees for the same period. Prior to joining Smith Graham, she completed a 30-year career as an investment banker where among other roles, she was the lead corporate finance professional underwriting hundreds of billions of dollars of corporate and mortgage debt, as well as equity initial and secondary public offerings. Ms. Sims Wilson co-founded the National Association of Securities Professionals (NASP) Africa Financial Summit in 2015. With subsequent funding from USAID, Mobilizing Institutional Investor to Develop Africa’s Infrastructure (MiDA) was born and has since executed over $1 billion in African infrastructure investments from U.S. institutions. Her leadership in ideating and launching these successful endeavors served as a precursor to her participation in leading a delegation of U.S. pension funds and foundations to the 2018 G20 Buenos Aires summit to educate global institutional investors on how to generate safe, risk-adjusted returns by investing in African infrastructure. Ms. Sims Wilson also previously served as Chair for the Export Import Bank of the United States on the Sub-Saharan African Advisory Board. Ms. Sims Wilson is a frequent speaker at financial service industry events, has testified before the U.S. Congress on laws relating to diversity and has appeared on CNBC’s Squawk Box and C-SPAN discussing issues of diversity, equity and how diverse populations are faring in the economic recovery. She was named One of the Most Powerful Women in Business by Black Enterprise Magazine and received NASP’s coveted Joyce Johnson Award in 2010. Ms. Sims Wilson is an advocate of diversity, equity and inclusion initiatives and she helps businesses break down demographic, social and geographic barriers to achieve expanded levels of success. Additionally, Ms. Sims Wilson brings extensive corporate governance experience through her international corporate board service, leadership positions with numerous not for profit boards and working closely with institutional investors and analysts. Ms. Sims Wilson received her Bachelor of Arts in Political Science from Yale University.

SKILLS AND QUALIFICATIONS INCLUDE:

●
Executive Level Leadership Experience
●
High Level of Banking and Financial Expertise
●
High Level of Marketing and Sales Expertise
●
Broad International Exposure
●
Risk Management / Oversight
●
Exposure to Energy and Utility Sectors
●
Strong Focus on Strategy Development and Implementation
PRINCIPAL OCCUPATION: ● Chief Operating Officer at Kah Capital Management

2023 Proxy Statement	20

Board Diversity

The chart below details Board diversity composition by various characteristics as defined by Nasdaq board diversity and disclosure Rule 5605(f). For more information regarding our philosophy concerning the diversity and recruitment of our Board members, please see page 24 of this Proxy Statement.

Board Diversity Matrix (as of February 17, 2023)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	3	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Directors who identify as White of Hispanic origin: 1

Skills and Qualifications of Our Board Nominees

A summary of the attributes of each of our Director nominees follows.

We believe the Director nominees reflect an appropriate mix of professional expertise and educational backgrounds to maintain a Board that is strong in its collective knowledge. The skills, expertise and experience of the Director nominees to be elected at the Annual Meeting are described below, although this is not intended to be an exhaustive list.

2023 Proxy Statement	21

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews Director compensation. In evaluating our Director compensation program, the Compensation Committee is guided by the following principles: compensation should fairly pay the non-employee Directors, compensation should align the interests of our non-employee Directors with the long-term interests of our stockholders and the structure of the compensation program should be simple, transparent and easy for stockholders to understand.

The compensation of the non-employee Directors includes both a cash and an equity component. Our non-employee Directors receive an annual retainer and committee member and chair retainers. They may elect to receive these retainers in cash or in shares of the Company’s common stock. In addition, the non-employee Directors also receive compensation in the form of an equity award.

FISCAL YEAR 2022 ANNUAL DIRECTOR COMPENSATION

For fiscal year 2022, our annual non-employee Director compensation consisted of:

●	a retainer of $50,000 per year for service as a Director;
●	an annual equity award of either RSUs or deferred common stock (at the Director’s election) valued at $75,000 for service as a Director which vests one year from the date of grant; and
●	non-chair committee retainers of $10,000 for the first committee on which a non-employee Director is a member and $7,500 for each additional committee on which he or she is a member. There is no committee retainer payable for serving on the Executive Committee.

In addition, the non-employee Chairman of the Board received an additional annual retainer of $50,000, and Chair committee retainers were $20,000 for the Audit, Finance and Risk Committee and $15,000 for each of the Environmental, Social, Governance and Nominating Committee and the Compensation Committee. A Director will receive pro-rated retainers if he or she does not finish his or her then-current term as a Director.

NEW BOARD MEMBERS

Upon election to the Board, a non-employee Director will be granted an equity award in the form of restricted stock units (also referred to herein as RSUs) valued at $50,000, pro-rated from the date of his or her initial appointment to the end of the service year (which ends at the annual stockholder meeting). The per share fair market value of each award is based upon the closing market price of the Company’s common stock on the date of grant.

DIRECTORS DEFERRED COMPENSATION PLAN

Pursuant to our Directors Deferred Compensation Plan, non-employee Directors may elect to defer, until a predetermined date or until they leave the Board, receipt of all or a portion of their retainers, whether paid in cash or common stock. The election to defer receipt of all or a portion of his or her retainers must be made by a non-employee Director prior to December 31st of each calendar year or, with respect to a newly-eligible Director, within 30 days after he or she becomes eligible to participate in the Directors Deferred Compensation Plan.

REIMBURSEMENT OF EXPENSES

We reimburse the non-employee Directors for reasonable expenses incurred in connection with the performance of their duties as members of the Board.

2023 Proxy Statement	22

FISCAL YEAR 2022 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the total compensation earned by our non-employee Directors during the fiscal year ended October 31, 2022.

				All Other
	Fees Earned Or	Stock Awards	Option Awards	Compensation
Name of Director	Paid in Cash ($)	($)(1)	($)	($)	Total ($)(2)
James H. England	—	192,500	—	—	192,500
Matthew F. Hilzinger	85,000	75,000	—	—	160,000
Natica von Althann	54,000	96,000	—	—	150,000
Cynthia Hansen	—	142,500	—	—	142,500
Donna Sims Wilson	75,000	75,000	—	—	150,000
Betsy Bingham	—	142,500	—	—	142,500
Chris Groobey(3)	—	18,750	—	—	18,750

The following table describes the total compensation earned by our non-employee Directors during the fiscal year ended October 31, 2022, categorized by type of consideration earned.

	Annual	Annual	Committee
	Equity Award	Retainer Fees	Participation Fees
Name of Director	($)	($)	($)	Total ($)(2)
James H. England	75,000	50,000	67,500	192,500
Matthew F. Hilzinger	75,000	50,000	35,000	160,000
Natica von Althann	75,000	50,000	25,000	150,000
Cynthia Hansen	75,000	50,000	17,500	142,500
Donna Sims Wilson	75,000	50,000	25,000	150,000
Betsy Bingham	75,000	50,000	17,500	142,500
Chris Groobey(3)	—	—	18,750	18,750

(1)	The amounts reported represent the aggregate grant date fair value of the stock awards granted in fiscal year 2022 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Additional information about the assumptions that we used in valuing these awards is set forth in our Annual Report on Form 10-K in Note 14 of the Notes to Consolidated Financial Statements for our fiscal year ended October 31, 2022. Stock awards to Directors for payment of fees are unrestricted shares of common stock that are not subject to any vesting provisions. The annual equity award vests at the earlier of one year from the date of grant or the next annual meeting of stockholders.
(2)	The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a non-employee Director, including annual retainers, committee and/or chair retainer and equity awards.
(3)	Chris Groobey did not stand for re-election at the Annual Meeting of Stockholders on April 7, 2022. The amount reported represents Mr. Groobey’s final quarterly retainers paid in January 2022.

2023 Proxy Statement	23

CORPORATE GOVERNANCE

THE ROLE OF THE BOARD

The business affairs of the Company are managed by and under the direction of the Board. The Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning and review and approve the Company’s strategy and mission. The Board is active in reviewing and approving significant corporate actions. The Board also oversees and assesses the effectiveness of the Company’s risk mitigation framework, including controls for financial, regulatory and legal matters, as well as disaster recovery and cybersecurity, environmental, social and governance matters, approves the compensation of the executive officers, and reviews the process for succession, talent development and employee compensation.

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates its leadership structure in order to ensure that the Company effectively represents the interests of its stockholders. Our amended and restated by-laws provide the Board flexibility in determining its leadership structure. Currently, the Board maintains separate roles for the CEO and the Chairman of the Board. The Company’s President and CEO (Mr. Jason Few) is responsible for the general supervision of the affairs of the Company and is accountable for achieving the Company’s strategic goals. Mr. Few’s responsibilities include:

●	Providing strong ethical leadership;
●	Executing on the Company’s corporate strategy;
●	Reinforcing the Company’s mission, culture and core values;
●	Ensuring complete and accurate disclosure of financial, operational and management matters to the Board;
●	Ensuring compliance and integrity of all financial and regulatory filings and other Company communications; and
●	Communicating with the Board so that it is fully informed with respect to Company, industry and corporate governance matters.

The Board’s independent Chairman (Mr. James H. England) serves as the principal representative of the Board and as such, presides over all Board meetings. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Few to focus on operating and managing our company, while Mr. England focuses on the leadership of the Board and other strategic business activities. We believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership. Our Board also periodically evaluates our leadership structure to determine if it remains in our best interests based on circumstances existing at the time. In evaluating our leadership structure, our Board seeks to implement a leadership structure that will allow the Board to effectively carry out its responsibilities and best represent our stockholders’ interests, and considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.

BOARD REFRESHMENT AND COMPOSITION

The Board understands the importance of adding diverse, experienced talent to its membership in order to establish an array of experience and strategic views. The Environmental, Social, Governance and Nominating Committee adheres to vigorous Board refreshment efforts by thoroughly evaluating the backgrounds of potential Board candidates in addition to regularly assessing the contributions and qualifications of current Directors, to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. The Environmental, Social, Governance and Nominating Committee routinely looks for candidates with skill sets that are relevant to the Company and align with our business strategy and goals.

In 2021, we added three new Directors to the Board, bringing an expansive mix of expertise, diversity and insight to the Board and its committees. We believe that these Directors provide fresh views and new perspectives with regard to the Company, balanced with the continuity and stability of our longer-serving Directors.

Four out of seven of our Director nominees are women and approximately 29 percent of our Director nominees are ethnically diverse. None of our directors serve on more than three public company boards.

2023 Proxy Statement	24

As part of the Company’s commitment to good corporate governance practices and principles and in furtherance of Board refreshment initiatives, in 2018, the Board adopted as part of its corporate governance principles a mandatory director retirement age of 75 and set a director term limit of 12 years, subject to certain exceptions to allow for terms of up to no more than 15 years as necessary to ensure an orderly transition of Board members and leadership positions. In December 2020, the Board made revisions to the mandatory director retirement age to allow the Board, on the recommendation of the Environmental, Social, Governance and Nominating Committee and for good cause shown, to provide up to two, one-year waivers of this retirement requirement.

In December 2020, the Board, upon the recommendation of the Environmental, Social, Governance and Nominating Committee, voted to utilize the exception to the director term limit policy to allow Mr. England to stand for re-election at the 2021 Annual Meeting of Stockholders despite his having achieved 12 years of Board service, in order to ensure continuity of leadership, due to the small size of the Board and in consideration of Mr. England’s leadership and capabilities.

In January 2022, the Board, upon the recommendation of the Environmental, Social, Governance and Nominating Committee, voted to utilize the exception to the director term limit and mandatory retirement age policy to allow Mr. England to stand for re-election at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) notwithstanding his having achieved more than 12 years of Board service and having reached the age of 75. This decision was made in consideration of Mr. England’s unique leadership strengths — he was (and continues to be) the only independent Director nominee with chief executive officer experience — and his deep understanding of the Company and service on the Board helps to provide balance and continuity of leadership given the significant number of new Board members elected in 2021.

In December 2022, the Board further amended the Company’s corporate governance principles to allow the Board, on the recommendation of the Environmental, Social, Governance and Nominating Committee, for good cause shown, to waive the mandatory retirement age requirement as to any Director if it deems such waiver to be in the best interest of the Company (without limiting the number of waivers available to a Director). In addition, the director term limit provisions of the corporate governance principles were further amended to provide that the Board shall not nominate for re-election any Director that has completed 12 years of service as a Director of the Company on or prior to the date of election to which such nomination relates; provided, however, that the Board, on the recommendation of the Environmental, Social, Governance and Nominating Committee, may exempt a director from this restriction provided that such Director has not completed more than 20 years of service as a Director of the Company on or prior to the date of election to which such nomination relates.

In December 2022, the Board, upon the recommendation of the Environmental, Social, Governance and Nominating Committee, voted to utilize the exceptions to the mandatory retirement age and director term limit policy to allow Mr. England to stand for re-election at the Annual Meeting despite his having attained the age of 75 and having achieved more than 12 years of Board service, in order to ensure continuity of leadership and in consideration for Mr. England’s leadership and capabilities.

DIRECTOR ORIENTATION

As part of our Director orientation process, each new Director is provided with orientation materials, attends a presentation by the management team with the opportunity for questions and engagement and participates in a tour of the Company’s manufacturing facility.

MAJORITY VOTING STANDARD IN DIRECTOR ELECTIONS

In 2016, the Board approved an amendment to the Company’s by-laws to, among other changes, adopt a majority voting standard in uncontested Director elections, providing that each Director shall be elected by a majority of votes cast. Under our amended and restated by-laws, a majority of the votes cast standard requires that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director’s election. Abstentions and broker non-votes are not counted as votes cast with respect to a Director’s election.

In addition, following certification of the stockholder vote in an uncontested election, if any incumbent Director receives a greater number of votes “against” his or her election than votes “for” his or her election, the Director shall promptly tender his or her resignation to the Chairman of the Board. The Environmental, Social, Governance and Nominating Committee shall promptly consider such resignation and recommend to the Board whether to accept the tendered resignation or reject it. In deciding upon its recommendation, the Environmental, Social, Governance and Nominating Committee shall consider all relevant factors including, without limitation, the length of service and qualifications of the Director and the Director’s contributions to the Company and the Board.

2023 Proxy Statement	25

CONTINUING EDUCATION AND SELF-EVALUATION

The Board believes that continuing education by the Board and management is critical to supporting the Company’s commitment to enhancing its corporate governance practices. The Board and management are therefore regularly updated on corporate governance matters, including industry and regulatory developments, strategies, operations and external trends and other topics of importance. In addition, in 2018, the Board adopted a policy requiring mandatory participation in an accredited director education program. New directors are required to complete a minimum of four hours of accredited director education within the first 180 days of election to the Board and all Directors are required to complete four hours of accredited director education per fiscal year. All of our Directors elected at the last Annual Meeting met their continuing education requirements in fiscal year 2022. All of our Directors and all of our named executive officers (i.e., those executive officers that are named in the Fiscal Year 2022 Summary Compensation Table) are members of the National Association of Corporate Directors.

As part of the Board’s commitment to improve its performance and effectiveness, self-assessments of the Board and each of its committees are conducted annually. Results of these self-assessments are reviewed by the Environmental, Social, Governance and Nominating Committee and the full Board. In 2016, the Board added individual Director self-assessments to the self-assessment process in an effort to assess individual Director effectiveness and contributions to the Board. Results of these individual Director self-assessments are also reviewed by the Environmental, Social, Governance and Nominating Committee and the full Board.

CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Principles (the “Principles”) which provide the structure for the governance and best practices of the Company, in accordance with applicable statutory and regulatory requirements. The Company is committed to the highest standards of business conduct and integrity in its relationships with employees, customers, suppliers and stockholders. The Principles are reviewed annually by the Environmental, Social, Governance and Nominating Committee and updated as needed. The Corporate Governance Principles can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

CODE OF ETHICS

The Company is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company or its clients, employees or stockholders.

The Board has adopted a Code of Ethics (the “Code of Ethics”), which applies to the Board, our named executive officers (including our principal executive officer and our principal financial and accounting officer), and all of our other employees. The Code of Ethics provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code of Ethics covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit, Finance and Risk Committee (formerly the Audit and Finance Committee) has procedures to receive, retain, investigate and resolve complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

WHISTLEBLOWER POLICY

The Company’s Whistleblower Policy covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

We have established a written protocol with a third-party vendor to ensure that all complaints received, other than with respect to our named executive officers, will be reported directly to the Company’s General Counsel, who investigates and reports as necessary directly to the Audit, Finance and Risk Committee of the Board (formerly the Audit and Finance Committee). Any complaints received concerning our named executive officers (i.e., those executive officers named in the Fiscal Year 2022 Summary Compensation Table) are reported directly to the Chair of the Audit, Finance and Risk Committee of the Board for investigation.

2023 Proxy Statement	26

The third-party vendor offers anonymity to whistleblowers and assures those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Under the terms of the Company’s Insider Trading Policy, all Directors, officers (including, but not limited to, all named executive officers) and employees, are prohibited from engaging in any hedging transaction involving shares of the Company’s securities or the securities of the Company’s competitors, such as a put, call or short sale. Our Directors, officers (including, but not limited to, all named executive officers) and employees are also prohibited from pledging any Company securities.

COMPENSATION RECOVERY POLICY

The Company has adopted an Executive Compensation Recovery Policy that allows the Board to seek recovery of any erroneously paid incentive compensation made to any current or former executive officer of the Company in the event of an accounting restatement that results in a recalculation of a financial metric applicable to an award if, in the opinion of the Board, such restatement is due to the misconduct by one or more of any current or former executive officers. The amount subject to recoupment will, at a minimum, be equal to the difference between what the executive received and what he or she would have received under the corrected financial metrics over the three-year period prior to the restatement. Under the policy, the Board will review all performance-based compensation awarded to or earned by the executive officer on the basis of performance during fiscal periods materially affected by the restatement. If, in the opinion of the Board, the Company’s financial results require restatement due to the misconduct by one or more of any current or former executive officers, the Board may seek recovery of all performance-based compensation awarded to or earned by the executive officer during fiscal periods materially affected by the restatement, to the extent permitted by applicable law.

The Executive Compensation Recovery Policy can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

We intend to modify the Executive Compensation Recovery Policy as needed to comply with the recently adopted SEC regulations concerning compensation recovery policies and the related listing standards when such listing standards require compliance.

STOCK OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS

To align the interests of our Directors, executive officers and stockholders, we require our non-employee independent Directors and executive officers to own FuelCell Energy common stock and we maintain formal stock ownership guidelines. In December 2022, we amended the guidelines to remove unexercised stock options (vested and unvested) from the list of awards that may be counted for purposes of meeting the applicable ownership guidelines. Our current stock ownership guidelines are shown in the table below:

Position	Ownership Guideline
President and Chief Executive Officer	The lesser of three times base salary or at least 300,000 shares
All Other Section 16 Executive Officers	The lesser of one times base salary or at least 60,000 shares
Non-Employee Independent Directors	The lesser of three times the annual cash retainer or at least 30,000 shares

Executives subject to the guidelines must meet the ownership requirement within the later of five years from the date they are appointed to a Section 16 Executive Officer position, or if they were already serving in a Section 16 Executive Officer position, five years from the date of any change in the minimum stock ownership guidelines (in the case of the most recent change, December 2027). The non-employee independent Directors are expected to achieve target ownership levels within the later of five years from the date of commencement of service as a Director, or if they were already serving as a Director, five years from the date of any change in the minimum stock ownership guidelines (in the case of the most recent change, December 2027). For purposes of meeting the applicable ownership guidelines, the following shares and awards may be counted:

●	FuelCell Energy common stock owned (i) directly by the executive officer or Director or his or her spouse, (ii) jointly by the executive officer or Director and his or her spouse, and (iii) indirectly by a trust, partnership, limited liability company or other entity for the benefit of the executive officer or Director or his or her spouse;

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●	100 percent of restricted stock and restricted stock unit awards (vested and unvested) issued under the Company’s equity incentive plans, but not performance stock units issued under the Company’s equity incentive plans;
●	100 percent of common stock issued under the Company’s Employee Stock Purchase Plan; and
●	100 percent of deferred stock units issued under the Company’s Directors Deferred Compensation Plan.

Executive officers and Directors must maintain at least 50 percent of the stock received from equity awards (on a shares issued basis) until the specified minimum ownership requirement level is achieved.

Once the stock ownership guideline has been achieved, executive officers will be required to maintain stock holding requirements for the duration of their employment with the Company and for Directors, until their cessation of service on the Board.

RISK OVERSIGHT

The Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures. Our Board’s role in our Company’s risk oversight has not affected our leadership structure.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. The Environmental, Social, Governance and Nominating Committee oversees risks related to environmental, social and corporate governance (“ESG”) strategy, initiatives and policies, including communications with employees, investors and other stakeholders with respect to ESG matters. The Audit, Finance and Risk Committee (formerly the Audit and Finance Committee) is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment, enterprise risk management and commodity exposure. The Audit, Finance and Risk Committee also oversees the risk assessment and review of the financial internal controls and procedures, financial statement reporting compliance and cybersecurity risk management. Finally, the Audit, Finance and Risk Committee also considers financial risk management including risks relating to liquidity, access to capital and macroeconomic trends and risks. In September 2021, the Audit, Finance and Risk Committee adopted a Financial Risk Management Policy (“FRMP”). The objective of the FRMP, which was developed and is executed by the Company’s management, is to manage and mitigate exposure to, among other things, commodity price, foreign currency and interest rate risk with oversight by the Audit, Finance and Risk Committee. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board committees reviews these risks and then discusses the process and results with the full Board.

COMMUNICATING WITH DIRECTORS

The Company has established a process by which stockholders or other interested parties can communicate with the Board or any of the Company’s individual Directors, by sending their communications to the following address:

FuelCell Energy, Inc. Board of Directors

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

Alternatively, communications can be submitted electronically via the Company website at www.fuelcellenergy.com.

Stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board or, in the case of communications sent to an individual Director, to such Director.

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BOARD OF DIRECTORS AND COMMITTEES

Independent Directors and Meeting Attendance

The Board currently consists of seven Directors — James H. England, Jason Few, Matthew F. Hilzinger, Natica von Althann, Cynthia Hansen, Donna Sims Wilson and Betsy Bingham, each of whom will stand for re-election at the Annual Meeting.

The Board has determined that the following six of the seven Director nominees are independent Directors in accordance with the director independence standards of the Securities and Exchange Commission (“SEC”) and Nasdaq, including Nasdaq Rule 5605(a)(2): James H. England, Matthew F. Hilzinger, Natica von Althann, Cynthia Hansen, Donna Sims Wilson and Betsy Bingham. The Board had previously determined that Jason Few, who served as a non-employee Director prior to his appointment as our President and CEO, was an independent Director prior to his appointment as our President and CEO in accordance with the director independence standards of the SEC and Nasdaq, including Nasdaq Rule 5605(a)(2). However, the Board determined that Mr. Few ceased to be independent upon his appointment as President and CEO of the Company on August 26, 2019. Chris Groobey, who served as a Director during fiscal year 2022 until the 2022 Annual Meeting, was also previously determined by the Board to be an independent Director during his service as a Director in accordance with the director independence standards of the SEC and Nasdaq, including Nasdaq Rule 5605(a)(2). During fiscal year 2022 until the 2022 Annual Meeting, Mr. Groobey also served as a member of the Audit, Finance and Risk Committee (then known as the Audit and Finance Committee) and the Executive Committee. During his service on the Audit, Finance and Risk Committee, Mr. Groobey satisfied the definition of independent director and was financially literate under the applicable Nasdaq and SEC rules (including those specifically applicable to audit committee members).

The Board and its committees meet regularly to review and discuss the Company’s progress, strategy and business. The Board meets regularly with management and outside advisors. The independent Directors also hold regular executive sessions without Mr. Few or other members of management. Board members are also kept apprised of Company progress and issues that arise between Board meetings.

All Directors serving at the time of the Company’s 2022 Annual Meeting were in attendance at the meeting. Regular attendance at Board meetings and annual stockholder meetings by each Board member is expected. The Board held 14 meetings in fiscal year 2022. Each incumbent Director serving during fiscal year 2022 attended more than 75 percent of the total number of Board meetings and, if a Director served on a committee, committee meetings held during fiscal year 2022.

Board Committees

The Board has four standing committees: the Audit, Finance and Risk Committee, the Compensation Committee, the Executive Committee and the Environmental, Social, Governance and Nominating Committee. These committees assist the Board in performing its responsibilities and making informed decisions.

The Board believes it is more effective for the Board, as a whole, to monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, in addition to monitoring the Company’s ongoing relations with government agencies.

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The table below identifies the current members of these four standing committees:

	Audit, Finance and Risk	Compensation	Executive	Environmental, Social, Governance and Nominating

James H. England
Jason Few
Matthew Hilzinger
Natica von Althann
Cynthia Hansen
Donna Sims Wilson
Betsy Bingham

		= Chair of the Board	= Chair	= Member

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Audit, Finance and Risk Committee

Current Chair	Other Current Members:

Matthew F. Hilzinger	Natica von Althann	Cynthia Hansen	Donna Sims Wilson	Betsy Bingham

Each of the current and fiscal year 2022 Audit, Finance and Risk Committee members satisfies, and satisfied during his or her service on the Committee, the definition of independent director and is, and was during his or her service on the Committee, financially literate under the applicable Nasdaq and SEC rules (including those specifically applicable to audit committee members). In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. Hilzinger as the Audit, Finance and Risk Committee’s “Audit Committee Financial Expert.”

In December 2022, the Committee changed its name from the Audit and Finance Committee to the Audit, Finance and Risk Committee to acknowledge the role of the Committee in risk oversight. The Audit, Finance and Risk Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s service firm used to assist management in its assessment of internal controls, and effectiveness of the Company’s financial risk management. The Audit, Finance and Risk Committee routinely holds executive sessions with the Company’s independent registered public accounting firm without the presence of management.

Responsibilities of the Audit, Finance and Risk Committee include:

●
Overseeing management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls;
●
Overseeing the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company;
●
Overseeing the performance of the Company’s independent auditors as well as parties engaged to assist the Company with its assessment of internal controls;
●
Reviewing potential financing proposals and referring them to the Board as necessary; and
●
Overseeing the Company’s risk management programs including reviewing with management, for a general understanding, management’s risk assessments, corresponding accounting implications and risk management mitigation strategies and guidelines, including, but not limited to, with respect to enterprise risks relating to cybersecurity, data management, and regulatory compliance and capital markets risks relating to commodity exposure, foreign exchange rates, interest rates and other macroeconomic trends and risks.

The Audit, Finance and Risk Committee held eight meetings during fiscal year 2022. The complete Audit, Finance and Risk Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Audit, Finance and Risk Committee’s report appears on page 63 of this Proxy Statement.

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Compensation Committee

Current Chair	Other Current Members:

Donna Sims Wilson	James H. England	Matthew F. Hilzinger	Betsy Bingham

Each of the current and fiscal year 2022 Compensation Committee members is, and was during his or her service on the Committee, an independent Director under applicable Nasdaq and SEC rules (including the rules applicable to compensation committee members), and the Compensation Committee is governed by a Board-approved charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and Directors in a reasonable and cost-effective manner.

The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and Directors with the long-term interests of the Company’s stockholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate.

Responsibilities of the Compensation Committee include:

●
Reviewing and recommending for approval by the independent Directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company;
●
Reviewing and approving the roster of companies used as a peer group for external benchmarking of our officer and Director compensation programs;
●
Reviewing and approving the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company;
●
Reviewing and approving milestones and strategic enablers (under the Company’s management incentive plan) relevant to the compensation of executive officers of the Company and evaluating performance in light of those goals and objectives;
●
Overseeing the Company’s compliance with the applicable rules and regulations of the SEC regarding stockholder approval of certain matters, including advisory votes on executive compensation;
●
Reviewing and approving all employment, retention and severance agreements for executive officers of the Company;
●
Reviewing the management succession program for the Chief Executive Officer, the named executive officers and other selected executives of the Company; and
●
Reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussions, recommending to the Board that the CD&A be included in the Company’s annual proxy statement.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the

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end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of the Company. Compensation Committee agendas are established in consultation with the Committee chair. The Compensation Committee meets in executive session at each Committee meeting.

The Compensation Committee held six meetings during fiscal year 2022. The complete Compensation Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Compensation Committee’s report appears on page 38 of this Proxy Statement.

Executive Committee

Current Chair	Other Current Members:

Jason Few	James H. England	Matthew Hilzinger	Natica von Althann

The principal purposes of the Executive Committee are to provide a forum in between regularly scheduled meetings of the Board for the Chief Executive Officer to seek guidance and advice regarding matters for the Board agenda, and to exercise the powers and authority of the Board in between regularly scheduled meetings of the Board in situations where a special meeting of the Board cannot be convened in the period in which a decision needs to be made, except as limited by the Company’s by-laws, the Nasdaq Marketplace Rules, Delaware corporate law, or other applicable laws or regulations and as may be further limited in the Executive Committee’s Charter.

The Executive Committee held no meetings during fiscal year 2022.

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Environmental, Social, Governance and Nominating Committee

Current Chair	Other Current Members:

Natica von Althann	James H. England	Cynthia Hansen	Donna Sims Wilson

Our Board and management recognize the importance of solid governance, environmental stewardship and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and are implementing processes in our operations to effectively manage ESG matters relevant to our business over time. In recognition of the importance of ESG matters to our business, employees, stockholders, customers and other stakeholders, in 2021, our Board determined that ESG matters required Board committee oversight. Therefore, in 2021, the Nominating and Corporate Governance Committee was renamed as the Environmental, Social, Governance and Nominating Committee and its charter was amended to reflect the Committee’s role in assisting the Board with providing oversight to the Company regarding our general approach and strategy for addressing ESG matters relevant to the Company (our “ESG Strategy”).

Each of the current and fiscal year 2022 members of the Environmental, Social, Governance and Nominating Committee is, and was during his or her service on the Committee, an independent director under applicable Nasdaq rules. Members of the Environmental, Social, Governance and Nominating Committee are appointed by the Board.

Responsibilities of the Environmental, Social, Governance and Nominating Committee include:

●
Identifying individuals qualified to become members of the Board and recommending the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders or elected as Directors to fill vacancies;
●
Reviewing the Company’s corporate governance principles, assessing and recommending to the Board any changes deemed appropriate;
●
Periodically reviewing, discussing and assessing the performance of the Board and the committees of the Board;
●
Reviewing the Board’s committee structure and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments;
●
Providing oversight, guidance and perspective to management regarding the Company’s initiatives, processes, policies and disclosures pertaining to ESG matters within our ESG Strategy;
●
Assisting the Board and management regarding the development and tracking of appropriate metrics, procedures and targets relating to ESG matters;
●
Reviewing, monitoring and assessing, as appropriate, the Company’s significant corporate social responsibility issues that impact the Company’s ESG Strategy, including but not limited to: (i) employee health and safety and (ii) environmental impact of the Company’s operations; and
●
Periodically reviewing and reporting to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company.

The Environmental, Social, Governance and Nominating Committee will consider nominees for the Board recommended by stockholders. Nominations by stockholders must be in writing and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock.

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Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as Director if elected. All recommendations for nomination received by the Corporate Secretary that satisfy our amended and restated by-law requirements relating to such Director nominations will be presented to the Environmental, Social, Governance and Nominating Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our amended and restated by-laws. Nominations must be delivered to the Environmental, Social, Governance and Nominating Committee at the following address:

Environmental, Social, Governance and Nominating Committee

FuelCell Energy, Inc.

Office of the Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

The Environmental, Social, Governance and Nominating Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for Director to the Board for election (without regard to whether a nominee has been recommended by stockholders). In considering candidates for the Board, the Environmental, Social, Governance and Nominating Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Environmental, Social, Governance and Nominating Committee does not have a standard set of fixed qualifications that is applicable to all Director candidates, although the Environmental, Social, Governance and Nominating Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, ability to work collegially with the other members of the Board and ability to satisfy any applicable legal requirements or listing standards. The Environmental, Social, Governance and Nominating Committee is committed to actively seeking highly qualified individuals, and requires a diverse candidate pool, including individuals of diverse gender and ethnicity, from which Board nominees are selected. In identifying prospective Director candidates, the Environmental, Social, Governance and Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Environmental, Social, Governance and Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as Directors of the Company. The Environmental, Social, Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering Director candidates, the Environmental, Social, Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent Directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of Director nominees, the Environmental, Social, Governance and Nominating Committee may also assess the contributions of those Directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

The Environmental, Social, Governance and Nominating Committee held five meetings during fiscal year 2022. The complete Environmental, Social, Governance and Nominating Committee charter, which includes the general criteria for nomination as a Director, can be found in the Corporate Governance subsection of the section entitled “Investors” on our website at www.fuelcellenergy.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2022. During the fiscal year ended October 31, 2022, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board or our Compensation Committee. During the fiscal year ended October 31, 2022, no member of the Compensation Committee had a relationship with the Company that required disclosure under Item 404 of Regulation S-K.

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Nasdaq Listing Rules — Compensation Committee Members

Upon assessing the independence of the Compensation Committee members in accordance with the Nasdaq Listing Rules, the Board has determined that each Compensation Committee member satisfies the following independence criteria, in addition to qualifying as an independent director under Nasdaq Rule 5605(a)(2):

●	No Compensation Committee member has received compensation from the Company for any consulting or advisory services nor has any Compensation Committee member received any other compensatory fees paid by the Company (other than Directors’ fees) during the time such member served on the Compensation Committee; and
●	No Compensation Committee member has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nasdaq Listing Rules — Compensation Committee Advisor

Upon assessing the independence of, and any potential conflicts of interest of, the Company’s Compensation advisor, Meridian Compensation Partners, LLC (“Meridian”), in accordance with the Nasdaq Listing Rules, the Compensation Committee has determined that Meridian satisfies the following independence criteria:

●	Meridian has not provided, in the last completed fiscal year ended October 31, 2022 or any subsequent interim period, any services to the Company or its affiliated companies, other than Meridian’s work as a compensation advisor to the Company’s Compensation Committee;
●	Less than 1 percent of Meridian’s total revenue was derived from fees paid by the Company in the last completed fiscal year ended October 31, 2022 and any subsequent interim period for work on behalf of the Company’s Compensation Committee;
●	Meridian has implemented policies and procedures designed to prevent conflicts of interest;
●	Neither Meridian nor any of its employees or their spouses has any business or personal relationships with any members of the Company’s Compensation Committee or any of the Company’s executive officers;
●	Neither Meridian nor any of its employees or their immediate family members currently owns any Company securities (other than through a mutual fund or similar externally managed investment vehicle); and
●	Meridian is not aware of any relationship not identified in the statements above that could create an actual or potential conflict of interest with the Company or its affiliated entities, any members of the Company’s Compensation Committee or any of the Company’s executive officers.

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NAMED EXECUTIVE OFFICERS

The following persons are our named executive officers as of the date of this Proxy Statement:

President, Chief Executive Officer	Executive Vice President, Chief Financial Officer	Executive Vice President, General Counsel, Corporate Secretary	Executive Vice President, Chief Operating Officer	Executive Vice President, Chief Commercial Officer

JASON FEW	MICHAEL S. BISHOP	JOSHUA DOLGER	MICHAEL J. LISOWSKI	MARK FEASEL

Biographical information concerning our named executive officers and their ages can be found in Item 1. “Business, in the section entitled “Information about our Executive Officers”, in our Annual Report on Form 10-K for the year ended October 31, 2022.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2022 and included in the Company’s 2023 Proxy Statement filed in connection with the Company’s 2023 Annual Meeting of Stockholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Donna Sims Wilson (Chair)

Matthew F. Hilzinger

James H. England

Betsy Bingham

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Summary

This Compensation Discussion and Analysis describes the philosophy and objectives of the executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following executive officers of the Company (the “NEOs” or “named executive officers”): Jason Few, President and Chief Executive Officer (the “CEO”); Michael S. Bishop, Executive Vice President and Chief Financial Officer (the “CFO”); Joshua Dolger, Executive Vice President, General Counsel and Corporate Secretary (the “GC”); Michael J. Lisowski, Executive Vice President and Chief Operating Officer (the “COO”); and Mark Feasel, Executive Vice President and Chief Commercial Officer (the “CCO”).

The total compensation of each NEO is reported in the Fiscal Year 2022 Summary Compensation Table presented on page 52 of this Proxy Statement.

Our compensation program is intended to motivate and incentivize our executive officers to achieve our corporate objectives and increase stockholder value. The Compensation Committee continues to evaluate how best to structure our compensation program to ensure that our executives are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our business performance. During fiscal year 2022, as part of our continuing effort to better align our compensation program with best practices, we utilized the services of our compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to evaluate our executive compensation programs. Additionally, we engaged in a stockholder outreach campaign as further described below. Our fiscal year 2022 compensation program was informed by these efforts.

Changes in Executive Officers During Fiscal Year 2022

During fiscal year 2022, our Board appointed Mark Feasel to serve as our Executive Vice President and Chief Commercial Officer effective April 18, 2022.

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Fiscal Year 2022 Compensation Mix for NEOs

Our compensation mix for fiscal year 2022 was significantly performance-based and tied to increasing stockholder value as demonstrated by the following charts. We target a compensation mix for our NEOs weighted heavily towards variable, or “at risk” compensation including short-term cash incentives and long-term incentive compensation in the form of equity awards to align the compensation of our NEOs with our performance and the interests of our stockholders.

For the purposes of these charts, base salary reflects the base salary in effect as of January 1, 2022 (or, with respect to Mr. Feasel, as set forth in his employment agreement as of April 18, 2022) and annual cash incentive amounts are based on target amounts. Long-term incentive compensation amounts (which fall under “Equity Compensation” in the charts below) are based on the grant date fair value of awards. The “Other NEOs” chart reflects average values for the NEOs other than our CEO.

Compensation Policies and Practices

During fiscal year 2022, we maintained the following compensation-related governance policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.

What We Do:

●	Maintain an Independent Compensation Committee — Our Compensation Committee consists solely of independent directors who establish our compensation practices.
●	Retain an Independent Compensation Advisor — Our Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.
●	Annual Executive Compensation Review — At least once a year, our Board conducts a review of our compensation strategy, and during fiscal year 2022, we did an in-depth review of our compensation program and updated our peer group for purposes of evaluating compensation and making compensation decisions for fiscal years 2022 and 2023.
●	Compensation At-Risk — Our executive compensation program is designed so that a significant portion of the compensation of our executive officers is “at risk” based on corporate performance, to align the interests of our executive officers and stockholders. This “at risk” compensation includes the performance-based equity awards made in fiscal year 2022, which are discussed in additional detail below.
●	Stock Ownership Guidelines — We maintain minimum stock ownership guidelines and stock holding requirements applicable to our executive officers and the non-employee independent members of our Board. As of October 31, 2022, each of our executive officers had either satisfied such guidelines or had time remaining to do so under the guidelines. Our minimum stock ownership guidelines are discussed in additional detail on page 27 of this Proxy Statement.

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●	Compensation Recovery (“Clawback”) Policy — We maintain an Executive Compensation Recovery Policy that enables our Board to seek recovery of any erroneously paid incentive compensation received by any current or former executive officer of the Company in the event of an accounting restatement. Our Compensation Recovery Policy is discussed in additional detail on page 27 of this Proxy Statement.
●	Conduct an Annual Stockholder Advisory Vote on NEO Compensation — We conduct an annual stockholder advisory vote on the compensation of our NEOs. Our Board considers the results of this advisory vote during the course of its deliberations on executive compensation. At our 2022, 2021 and 2020 annual stockholder meetings, approximately 87 percent, 75 percent and 86 percent, respectively, of the shares voted on the “say-on-pay” proposal were cast in support of our executive compensation. The Compensation Committee continues to consider input from stockholders in making compensation decisions and reviewing executive compensation programs and policies.
●	Compensation-Related Risk Assessment — We conduct regular risk assessments of our compensation programs and practices, and a full risk assessment was completed by our independent compensation consultant during fiscal year 2022 and reviewed by our Compensation Committee. We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our NEOs.
●	“Double-Trigger” Change in Control Arrangements — We have established “double-trigger” change-in-control severance agreements with each of our NEOs.
●	Prohibition on Hedging and Pledging — We maintain a policy that prohibits our employees, including our NEOs, and members of the Board, from hedging or pledging any Company securities.

What We Do Not Do:

●	No Guaranteed Bonuses — We do not provide guaranteed annual bonuses to our executive officers.
●	No Defined Benefit Retirement Plans — We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than arrangements that are available generally to all employees. Our NEOs are eligible to participate in our 401(k) retirement plan on the same basis as our other employees.
●	No Tax Gross-Ups — We do not offer our NEOs any tax “gross-ups.”
●	No Stock Option Re-pricing — We do not permit options to purchase shares of our common stock to be repriced to a lower exercise price without the approval of our stockholders.

Compensation Philosophy and Objectives

The Compensation Committee is responsible for developing and reviewing executive compensation plans, policies and practices consistent with our compensation philosophy. Our compensation philosophy is designed around certain key objectives:

●	Attract, Develop and Retain Top Executive Talent — We have designed our compensation program to be competitive and cost-effective, while allowing us to attract, develop and retain executives critical to our long-term success.
●	Pay for Performance — Our compensation program aligns compensation with Company and individual performance on both a short-term and long-term basis.
●	Significant Portion of Pay is in the Form of Variable Compensation — We have aligned NEO compensation with stockholder interests by tying a significant portion of total direct compensation to the achievement of performance goals or stock price appreciation. With variable compensation, the value our NEOs realize is subject to the achievement of performance goals and the movement of our stock price.

To achieve these objectives, our executive compensation program:

●	Must be competitive with compensation paid by companies in the same or similar markets for executive talent;
●	Rewards performance by linking compensation to Company performance and achievement of corporate performance goals;
●	Aligns realized compensation with long-term stockholder returns by delivering a significant portion of NEO compensation in the form of equity compensation, the value of which is directly linked to our stock price;
●	Aligns NEO and stockholder interests by requiring NEOs to own and hold our stock for a specified period of time; and

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●	Is comprised of a “fixed” component, which consists of base salary, a “variable” component, which consists of an annual performance-based incentive award (the target amount of which is expressed as a percentage of base salary) and a long-term incentive award linked to individual and Company performance and “health and welfare benefits” including contributions to the Company’s Section 401(k) Retirement Savings plan (the “401(k) Plan”), which benefits and contributions are the same as those offered to all other eligible employees, with the exception of executive health screenings. We also occasionally grant special signing, recognition or retention bonuses or awards to address unique situations.

Compensation Overview

The following table presents a summary of the key components of our executive compensation program and the purpose of each such component.

	Compensation Component	Purpose
FIXED	Base Salary Paid in cash Bonus Paid in cash

√ Provide a competitive fixed rate of pay relative to similar positions in the market.

√ Enable the Company to attract, develop and retain critical executive talent.

√ At the discretion of the Compensation Committee. Used periodically as a sign-on to attract executive talent or as a spot award to reward or retain critical executive talent.

AT RISK	Annual or Short-Term Incentives Paid — to the extent that performance goals are achieved — annually in cash under the Management Incentive Plan or MIP	√ Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation.
AT RISK	Long-Term Incentives Paid — to the extent vesting criteria are met — under the Long-Term Incentive (LTI) Plan in equity

√ The 2022 LTI Plan is performance based with fifty percent of the shares awarded tied to performance of the Company’s common stock.

√ Focus our executive officers on longer-term relative and absolute performance goals that strongly align with and drive stockholder value creation, as well as support the Company’s leadership retention strategy.

In addition, all of our executives are entitled to participate in the Company’s benefit programs to the same extent as our other employees, as discussed further under the “Benefits and Perquisites” section on page 50 of this Proxy Statement. The Company has provided certain limited perquisites to its executives which, in fiscal year 2022, included executive health screenings. Also, certain limited perquisites were granted to Mr. Few (pursuant to his Employment Agreement), which include up to $10,000 annually in tax preparation fees and $10,000 annually in organization and membership dues.

Stockholder Outreach

Engagement with our stockholders is a key component of our corporate governance practices and we strongly believe stockholder engagement is of vital importance. Our engagement is designed to maintain an open line of communication between us and our stockholders with respect to (1) our business, strategy and philosophy and (2) our governance and executive compensation practices.

As part of our routine stockholder outreach, our CEO, CFO and other senior members of management conduct regular investor communications, including conferences, non-deal road shows and individual and group conference calls with portfolio managers and industry analysts. Each quarter’s earnings results are reviewed and discussed in open investor conference calls with broad participation and Q&A by the analyst community. Our senior management regularly makes themselves available for such communications, typically

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focusing on elements of our strategic plans, consolidated business results and capital structure and other topics of interest to stockholders. We believe that management can strengthen its ability to lead the Company and execute on its Powerhouse business strategy by constructively discussing our business and strategy in such settings.

We significantly increased our engagement efforts with our stockholders during the last three fiscal years. As part of our increased outreach campaign, our CEO and CFO, other members of our senior management team and, in certain cases, the Chairman of the Board and the Chair of the Compensation Committee, have met with stockholders and held investor meetings by teleconference or video conference. We endeavor to broadly engage institutions, and many institutions welcome direct communications with management. In March 2022, we hosted a virtual Investor Day that was made broadly available to the investment community through our website. The event provided insight into strategic initiatives and operational advancements being pursued by the Company and afforded participants the opportunity to ask questions of the management team through an interactive portal. Additionally, we host our Annual Meetings of Stockholders virtually, allowing for broad participation of stockholders as of the record date, and include the ability for questions to be submitted to management and the Board of Directors. In total, during fiscal year 2022, management spoke with 76 stockholders and institutions. The management team also attempted to meet with many more stockholders who either declined or were unable to meet in fiscal year 2022. Also, during fiscal year 2022, we participated in seven investor conferences in order to make our management team accessible to investors, and we anticipate increasing the number of investor conferences we attend in fiscal year 2023.

During all such calls and meetings (other than investor conferences), the Company solicited feedback from stockholders that is considered by the Board and management in making strategic, corporate governance and compensation decisions. We believe that the positive dialogue with stockholders during the last three fiscal years has promoted transparency and accountability, helping us to respond in a better manner to the interests of our stockholders and to adjust to evolving governance and compensation expectations. As a result of direct feedback received from stockholders, institutions and proxy advisory firms, we have implemented a number of improvements, including advancing the design of our compensation program to more deeply integrate Company and individual performance as the driving criteria for achievement under the MIP and share grants. We are committed to further engagement with stockholders going forward to ensure the Board and senior management are well-informed with respect to stockholder expectations.

Compensation-Setting Process

The Compensation Committee reviews the base salary, target annual incentive award, long-term incentive award and target total direct compensation opportunity (which represents the sum of these three elements) for each of the NEOs annually. The CEO makes recommendations to the Compensation Committee for annual increases in base salary, the annual incentive award payments and long-term incentive awards for each of the NEOs (other than with respect to his own compensation), taking into account the recommendations of the Board’s independent compensation consultant. The Compensation Committee has the final authority to approve annual increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs other than the CEO, whose compensation is approved by the independent members of our Board.

Prior to the start of each fiscal year, the CEO develops operational milestones and strategic enablers (or similar milestones and initiatives) under the Company’s Management Incentive Plan (or “MIP”) for the year for our salaried employees, including the NEOs. These operational milestones and strategic enablers represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the annual incentive award pool for employees and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO, whose annual incentive award payment is approved by the independent members of our Board.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO (other than with respect to his own compensation), considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation, historical annual incentive award payments and long-term incentive awards. Finally, the Compensation Committee considers current market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation of the NEOs is both competitive and reasonable, while also maintaining compensation levels commensurate with our financial and stock performance.

Since 2019, the Compensation Committee has engaged Meridian, an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form and level of executive compensation. The Compensation Committee sought

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input from Meridian on executive compensation matters for fiscal year 2022, including the design and competitive position of our executive compensation program, our peer group, appropriate compensation levels and evolving compensation trends.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and the Nasdaq Marketplace Rules, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.

Competitive Positioning

We periodically perform a competitive market analysis of our executive and Director compensation programs to ensure that the total compensation packages of our executive officers and the non-employee members of our Board are within a reasonably competitive range. In connection with its fiscal year 2022 compensation actions and decisions, the Compensation Committee considered a competitive market analysis that was prepared by Meridian at the end of fiscal year 2021.

COMPETITIVE MARKET ANALYSIS

In September 2021, Meridian conducted a competitive market analysis that was used by the Compensation Committee in connection with its executive and non-employee Director compensation decisions for fiscal year 2022. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of similarly situated publicly-traded companies (the “Peer Group”) based on compensation data gathered from publicly-available filings.

The Compensation Committee and Meridian reviewed and considered factors such as operating size, valuation, margins, growth and shareholder returns alongside business model comparability in determining the Peer Group to be utilized in making compensation decisions for fiscal year 2022. The 2022 Peer Group was selected based on the evaluation of all of these factors, and consisted of the following 14 companies:

American Superconductor Corporation	Orion Energy Systems, Inc.
Aspen Aerogels, Inc.	Park Electrochemical Corp.
Ballard Power Systems, Inc.	Plug Power, Inc.
Bloom Energy Corporation	Thermon Group Holdings
CECO Environmental Corp.	Vicor Corporation
Clean Energy Fuels Corp.	Vishay Precision Group, Inc.
Enphase Energy, Inc.	Westport Fuel Systems Inc.

Relative to our 2021 Peer Group roster, we removed Broadwind Energy, Capstone Turbine, EMCORE and Ultralife Corporation in light of increasing divergence with respect to company valuations. In addition, in updating our 2021 Peer Group for fiscal year 2022, we added Bloom Energy Corporation and Enphase Energy, Inc.

The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. However, the Compensation Committee reviews a full array of competitive market data rather than isolating and targeting a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of Company and individual performance as well as other factors, such as internal equity.

Fixed Compensation

BASE SALARY

The purpose of base salary, from the perspective of the Compensation Committee, is to fairly and competitively compensate our NEOs with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge

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and responsibilities required of our NEOs. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

FISCAL YEAR 2022 BASE SALARIES

During fiscal year 2022, the Compensation Committee reviewed the base salaries of the executive officers, taking into consideration their qualifications, past performance and expected future contributions, their ongoing roles and responsibilities and the challenges facing the Company. In determining base salaries for our then-active NEOs for fiscal year 2022, the Compensation Committee also reviewed compensation information from 2022 Peer Group and considered data provided by Meridian as well as the tenure, performance and contribution of each then-active NEO in the prior fiscal year. After considering the foregoing factors and certain additional information, including the roles each of our executive officers played in advancing our strategic objectives, the base salaries of the NEOs for fiscal year 2022 were increased as shown in the table below (with the exception of Mr. Feasel), and these increases were effective as of January 1, 2022. Mr. Lisowski’s percentage increase was higher than the other NEOs as a result of the market assessment performed by Meridian coupled with strong performance and increased responsibilities.

	2022 Base	2021 Base	Increase	Increase
Name	($)	($)	($)%
Mr. Few	546,000	520,000	26,000	5
Mr. Bishop	420,420	400,400	20,020	5
Mr. Dolger	357,000	340,000	17,000	5
Mr. Lisowski	400,262	355,000	45,262	13
Mr. Feasel	365,000(1)	—	—	—

(1)	Mr. Feasel did not join the Company until April 2022 and was therefore not an executive officer at the time the fiscal year 2022 base salary increases were implemented. Mr. Feasel’s initial base salary was established in his employment agreement.

BONUSES

The Compensation Committee may, from time to time grant discretionary bonuses. In fiscal year 2022, a discretionary bonus of $50,000 was granted to Mr. Dolger in conjunction with his promotion to Executive Vice President and General Counsel, and a signing bonus of $400,000 was paid to Mr. Feasel in connection with his appointment as Executive Vice President and Chief Commercial Officer, which was intended, in part, to compensate Mr. Feasel for a retention award he was required to repay as a result of his resignation from his prior employer. Mr. Feasel’s signing bonus is subject to repayment if Mr. Feasel resigns or is terminated for cause within 24 months.

Variable Compensation

ANNUAL INCENTIVE COMPENSATION

All salaried exempt employees, including our executive officers, are eligible to participate in our annual cash bonus plan, which we refer to as the Management Incentive Plan or the MIP. The MIP is intended to motivate employee performance in, and align compensation levels with, the achievement of our annual business objectives.

The Compensation Committee periodically reviews and determines the target annual incentive award opportunities (expressed as a percentage of base salary) that each of the executive officers may earn under the MIP. The target annual incentive award opportunities for each NEO (expressed as a percentage of base salary) were established in each of their respective employment agreements and are reviewed periodically by the Compensation Committee. For fiscal year 2022, the independent members of the Board, at the recommendation of the Compensation Committee, approved a target annual incentive award opportunity of 100 percent (as a percentage of base salary) for Mr. Few, and the Compensation Committee increased the target annual incentive award opportunities from 55 percent to 65 percent for Messrs. Bishop and Lisowski. Mr. Dolger’s target annual incentive award opportunity was established in his employment agreement in fiscal year 2021 at 55 percent and remained at the same level for fiscal year 2022, and Mr. Feasel’s target annual incentive award opportunity was established in his employment agreement in fiscal year 2022 at 65 percent.

The actual amount of annual cash compensation earned under the MIP each year by our NEOs may be more or less than the target amount depending on our performance against a set of pre-established Company operational milestones (which represent 75 percent of their target annual incentive award opportunity) and a set of pre-established Company strategic enablers (which represent the remaining 25 percent of their target annual incentive award opportunity). In addition, the Compensation Committee retains the right to exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance

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or detract from results achieved relative to the Company’s operational milestones and strategic enablers. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining award payments based on its review and assessment of other results for the fiscal year. The Compensation Committee believes that linking the annual incentive awards for the NEOs to Company operational milestones and strategic enablers creates a performance-based compensation opportunity that furthers stockholder interests, but by retaining some discretion, reduces the risk that executives will overemphasize performance on the pre-established objectives to the detriment of the Company’s overall performance. Retaining limited discretion allows the Compensation Committee to ultimately conduct a more fulsome performance assessment that recognizes industry-specific and broader macroeconomic trends that have impacted the business and the Company’s opportunities and performance during the course of the year.

The operational milestones and strategic enablers on which the 2022 MIP awards were based, as well as our performance with respect to such milestones and initiatives, are discussed below.

Fiscal Year 2022 Operational Milestones and Strategic Enablers

For fiscal year 2022, the pre-established Company operational milestones and strategic enablers were intended to further advance our business and strategic objectives.

Operational Milestones

The operational milestones for fiscal year 2022 were consistent with our fiscal year 2022 annual operating plan and were set in consideration of the Company’s prior performance and fiscal year 2022 budget. The operational milestones (and their respective weighting) were: (1) achieve a specified level of total revenue for the fiscal year (25 percent), (2) secure new orders (25 percent), (3) end fiscal year 2022 with a specified level of unrestricted cash and (4) achieve Adjusted EBITDA with a zero percent deviation from budget (25 percent). (For information regarding the calculation of Adjusted EBITDA, see Annex A to this Proxy Statement.) A threshold level was set in order to qualify for 50 percent of the target payout and a maximum was set which capped the bonus potential at 200 percent of the target payout. Between threshold and target and between target and maximum there are additional incremental levels associated with 75 percent and 150 percent of target payouts, respectively.

Strategic Enablers

The Compensation Committee had also established strategic enablers for fiscal year 2022 applicable to all participants including the NEOs. The pre-established Company strategic enablers for fiscal year 2022 (which were equally weighted) were as follows: (a) deliver key platform extensions beyond power, (b) build differentiated hydrogen capabilities, (c) recruit and retain essential employees required to advance platform commercialization, (d) increase solid oxide production capacity consistent with approved budget spending, (e) reimagine the brand as the leader in decarbonizing power and producing hydrogen and (f) digitize the business implementing core business tools.

Consistent with past practice, the overall operational milestone achievement was weighted 75 percent and the overall strategic enablers achievement was weighted 25 percent.

The operational milestones and strategic enablers, their respective weighting, and the Company’s achievement with respect to each are set forth in the tables below.

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Fiscal Year 2022 Operational Milestones — Targets and Actual Results

		Maximum	Target	Threshold		Category	Weighted
	Category	Achievement	Achievement	Achievement	Company Actual	Payout	Payout
Milestone	Weighting	(200%)	(100%)	(50%)	Achievement	Percentage	Percentage
Achieve FY Revenue Target	25%	$140 million	$102 million	$70 million	$130.4 million	184%	45%
Secure New Orders	25%	60 MW	35 MW	17.5 MW	29.7 MW	85%	21%
Achieve FY Unrestricted Cash Target	25%	$500 million	$430 million	$230 million	$458.1 million	140%	35%
Achieve Adjusted EBITDA(1)(2) — Percent Deviation from Budget	25%	20%	0%	(20)%	(20)%	50%	13%
Aggregate	100%						114%
(1)	As described in additional detail below, we use adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”) issued by the Financial Accounting Standards Board, as an operational milestone to evaluate Company performance. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges and other unusual items, which are considered either non-cash or non-recurring.
(2)	A reconciliation of EBITDA and Adjusted EBITDA (non-GAAP financial measures) to Net loss (the most directly comparable GAAP financial measure) is included in Annex A to this Proxy Statement.

Our fiscal year 2022 operational milestones and results are described in further detail as follows:

●	Achieve FY Revenue Target — Continued revenue growth is a key metric for the Company. For fiscal year 2022, we budgeted revenue at $102 million, which was a 47 percent increase over the total revenue for fiscal year 2021. We achieved total revenues of $130.5 million in fiscal year 2022, which was an 88 percent increase over the total revenue for fiscal year 2021. Revenue increases were driven by $60 million of product revenue resulting from module sales under the Company’s settlement agreement with POSCO Energy Co., Ltd. and its subsidiary, Korea Fuel Cell Co., Ltd. (the “Settlement Agreement”), and a 51 percent increase in generation revenue due to a larger operating portfolio, improved operating output of the generation fleet and sales of renewable energy credits.
●	Secure New Orders — Securing new orders is critical to drive revenue growth and maintain a strong revenue backlog. The goal established for fiscal year 2022 was 35 MW of new orders, which would have been a significant improvement compared to the 4.1 MW of new orders secured in fiscal year 2021. The actual achievement in fiscal year 2022 was 29.7 MW of new orders, which included a 28 MW order under the Settlement Agreement, an order from Trinity College under a PPA for our first 250 kW solid oxide fuel cell power generation system, and a 10-year renewal of a PPA with Central Connecticut State University with respect to a 1.4 MW platform.
●	Achieve FY Unrestricted Cash Target — It is strategically important for the Company to maintain a strong cash balance in order to fund future growth plans, including capital expenditures, research and development with the goal of accelerating the development of our solid oxide (power, hydrogen and electrolysis) and carbon capture platforms and building out our generation portfolio. We established a target of $430 million of unrestricted cash by the end of fiscal year 2022, which was equal to the total on hand as of October 31, 2021. During fiscal year 2022, we raised approximately $183.6 million (net of fees) in the equity market and also raised tax equity for the LIPA Yaphank project totaling $11.9 million. These capital raises were partially offset by other operating, investing and financing activities during the fiscal year.
●	Achieve Adjusted EBITDA — Percent Deviation from Budget — Achieving financial results within acceptable variances of budget is a key target for management to ensure operating financial performance. We use Adjusted EBITDA as a financial measure to evaluate operating performance. (For information regarding the calculation of Adjusted EBITDA, see Annex A to this Proxy Statement.) For this measure, we established a target achievement level equal to our fiscal year 2022 budget of Adjusted EBITDA of approximately $(76.1) million. We ended the fiscal year with Adjusted EBITDA of approximately $(91.6) million which was a negative 20 percent deviation from the target achievement level. This result was driven by certain higher than anticipated costs incurred during the fiscal year, including those incurred to build out the Toyota trigeneration project, higher service reserves related to rising module costs and certain impairment charges.

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Fiscal Year 2022 Strategic Enablers — Targets and Actual Results

Our fiscal year 2022 strategic enablers were as follows:

		Company Actual	Percentage of	Weighted Payout
Initiative	Weight	Achievement	Target Achievement	Percentage
Deliver key platform extensions beyond power	17%	Partial	50%	9%
Build differentiated hydrogen capabilities	17%	Partial	75%	13%
Recruit and retain essential employees required to advance platform commercialization	17%	Complete	100%	17%
Increase solid oxide production capacity consistent with approved budget spending	17%	Complete	100%	17%
Reimagine the brand as the leader in decarbonizing power and producing hydrogen	17%	Complete	100%	17%
Digitize the business implementing core business tools	15%	Partial	75%	11%
Aggregate	100%			84%

As noted earlier, our Powerhouse business strategy focuses on the three key pillars of “Grow, Scale and Innovate.” Thus, the Board and the Compensation Committee believe that establishing strategic enablers which focus management on driving transition are critical to the Company’s long-term strategic plans. Our fiscal year 2022 strategic enablers and results are described in further detail as follows:

●	Deliver key platform extensions beyond power — The goal of this strategic enabler was to expand our product offerings beyond power generation. Our key initiatives for fiscal year 2022 included delivering the Toyota project in accordance with a preestablished plan and timeline, advancing carbon separation product development and evaluating other carbon conversion product extensions. While progress was made on all three of these initiatives, management fell short of certain pre-established targets and, as a result, only achieved 50 percent of the target achievement.
●	Build differentiated hydrogen capabilities — The goal of this strategic enabler was to accelerate the development of hydrogen products. Activities planned for fiscal year 2022 included delivering test stacks and a demonstration unit to Idaho National Laboratory (“INL”) and demonstrating reversible solid oxide electrolysis at our Danbury, CT research facility. The Compensation Committee determined that this strategic enabler was achieved at the 75 percent level as we delivered a test stack to INL with solid performance but certain other deliverables were behind schedule and we also completed the reversible solid oxide electrolysis demonstration within the pre-established parameters.
●	Recruit and retain essential employees required to advance platform commercialization — The goal of this strategic enabler was to meet an aggressive hiring plan and strengthen our team, culture and diversity. During fiscal year 2022, 131 net new employees were added to our team and we ended fiscal year 2022 with 513 full-time employees. Through our human capital initiatives in fiscal year 2022, management also had targets of increasing diversity, improving our learning systems and enhancing people development. All of these initiatives were completed during the fiscal year and, as a result, the Compensation Committee determined that 100 percent of the target was achieved for this strategic enabler.
●	Increase solid oxide production capacity consistent with approved budget spending — The goal of this strategic enabler was to begin scaling our Calgary facility to support growth during fiscal year 2022 by procuring and installing equipment (as well as hiring personnel) to bring the facility to an operational level at which it was capable of producing 1 MW per year of SOFC or approximately 4 MW per year of SOEC as of October 31, 2022. In addition, in accordance with initiatives for fiscal year 2022, plans were established and capital investments have been made to expand this facility with the goal of increasing its production capacity to 10 MW per year of SOFC or 40 MW per year of SOEC by the middle of fiscal year 2024. All of these initiatives were completed during the fiscal year and, as a result, the Compensation Committee determined that 100 percent of the target was achieved for this strategic enabler.
●	Reimagine the brand as the leader in decarbonizing power and producing hydrogen — The goal of this strategic enabler was to rebrand the Company as a leader in decarbonizing power and producing hydrogen. A complete brand roll-out (both digital and physical) was accomplished in fiscal year 2022, which included establishing a new logo. Our key initiatives during fiscal year 2022 also included establishing narratives around key products and building out a demand engine. All of these initiatives were completed during the fiscal year and, as a result, the Compensation Committee determined that 100 percent of the target was achieved for this strategic enabler.

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●	Digitize the business implementing core business tools — The goal of this strategic enabler was to implement certain financial reporting and planning tools to gain efficiencies and improve quality of reporting and analysis as well as to implement advanced statistical process control in our Torrington, CT manufacturing facility. The Compensation Committee determined that this strategic enabler was achieved at the 75 percent level, as the majority of the initiatives were accomplished during the fiscal year and management has plans to complete the balance in fiscal year 2023.

Combined Performance Results and Annual Incentive Award Payments for Fiscal Year 2022

At the end of fiscal year 2022, the Compensation Committee reviewed the Company’s performance as measured against the Company’s operational milestones and strategic enablers and approved an annual incentive award achievement percentage of 107 percent of the target award levels, determined as follows:

●	Comparing the Company’s performance against the range of pre-established target levels for the operational milestones described above, the Compensation Committee determined that the aggregate weighted achievement percentage was 114 percent for fiscal year 2022 (compared to a maximum potential achievement of 200 percent and the target achievement of 100 percent).
●	With respect to the fiscal year 2022 Company strategic enablers, the Compensation Committee compared the Company’s performance against the pre-established target objectives for these initiatives and calculated a weighted achievement percentage for each strategic enablers, the sum of which yielded a total weighted achievement percentage. Our overall performance with respect to the strategic enablers for fiscal year 2022 resulted in a weighted achievement percentage of 84 percent (compared to a maximum potential and target achievement of 100 percent).
●	Applying the relative weighting of each performance category (75 percent for the operational milestones and 25 percent for the strategic enablers), the Compensation Committee determined that the blended annual incentive award achievement percentage was equal to 107 percent of the target award levels (compared to a maximum potential achievement of 175 percent and the target achievement of 100 percent).

The specific cash amount paid to each NEO, the amount of which represents 107 percent of such NEO’s target award, is set forth in the Fiscal Year 2022 Summary Compensation Table on page 52 of this Proxy Statement. The target and maximum amounts payable under the MIP are also described in the Fiscal Year 2022 Grants of Plan Based Awards table on page 53 of this Proxy Statement.

LONG-TERM INCENTIVE COMPENSATION

We use long-term incentive compensation, in the form of equity awards, to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives. The value of these equity awards is based on the value of our common stock, and these awards help align the interests of our executive officers with those of the Company’s stockholders.

For fiscal year 2022, our long-term incentive plan for each executive officer was comprised of performance stock units (“PSUs”) and time-based RSUs. The Compensation Committee elected to use PSUs because these awards reflect a balance between substantial upside potential for superior stock price performance, and decline in award size, to zero in the extreme, for performance that is below expectations, and to use RSUs because these awards foster retention through business cycles.

The Compensation Committee exercises its judgment in determining the size of the equity awards granted to executive officers. For each eligible executive, the Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer.

For fiscal year 2022, the Compensation Committee determined to allocate 50 percent of long-term incentive awards to PSUs based on total stockholder return (“TSR”), with 100 percent being based on relative TSR, as further described below. The remaining 50 percent of the long-term incentive award is allocated to RSUs that vest ratably over a 3-year period from the date of grant, with the number of RSUs being determined by dividing the target fair value by the average closing price of our common stock over the 20 trading days immediately preceding the date of the grant.

For the PSUs granted for fiscal year 2022, the Compensation Committee established the performance period as November 1, 2022 through October 31, 2024.

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Mr. Feasel joined the Company on April 18, 2022. In conjunction with his appointment as the Company’s CCO, Mr. Feasel was granted a one-time award of RSUs equal to the quotient of $1,000,000 divided by the average closing price of the Company’s common stock over the 20 trading days ending on the trading day immediately before April 18, 2022. The RSUs will vest with respect to 50 percent of the units on March 24, 2023 and 50 percent of the units on March 25, 2024, assuming that he remains continuously employed through such dates. The amount of the RSU award and vesting schedule of such award are intended to compensate Mr. Feasel for equity awards forfeited by him as a result of his resignation from his prior employer. Mr. Feasel also participated in the 2022 long-term incentive plan and was granted awards under the parameters described herein, consistent with the other NEOs.

See the Fiscal Year 2022 Grants of Plan-Based Awards table on page 53 for information regarding the actual grants made to our NEOs during fiscal year 2022.

Additional information regarding our performance-based awards in fiscal years 2022, 2021 and 2020 follows.

Relative TSR PSUs

In each of fiscal years 2020, 2021 and 2022, the Compensation Committee established the performance assessment criteria for the relative TSR PSUs (“Relative TSR PSUs”) as the TSR of the Company relative to the TSR of the Russell 2000 Index, with the award calibration being 100 percent plus or minus 0.5x the difference between the Company’s TSR and the Russell 2000 Index composite TSR. Each of these awards is capped at 200 percent of the target number of PSUs, and the award is further capped at 100 percent of the target number of PSUs if the Company’s absolute TSR over the performance period is negative. For each award, the Company’s TSR is calculated by subtracting the Company’s beginning stock price from the ending stock price, adding any dividends during the period, and then dividing the result by the Company’s beginning stock price.

“Beginning stock price” is defined as the average closing price of the Company’s common stock over the 20 consecutive trading days ending on May 8, 2020 for the fiscal year 2020 Relative TSR PSUs, October 30, 2020 for the fiscal year 2021 Relative TSR PSUs, and October 30, 2021 for the fiscal year 2022 Relative TSR PSUs.

“Ending stock price” is defined as the average closing price of the Company’s common stock over the 20 consecutive trading days ending on October 31, 2022 for the fiscal year 2020 Relative TSR PSUs, October 31, 2023 for the fiscal year 2021 Relative PSUs, and October 31, 2024 for the fiscal year 2022 Relative TSR PSUs.

Any PSUs that are earned based on performance will be earned on the date that the Compensation Committee certifies the achievement of the applicable level of relative TSR. Any PSUs that are not earned on such date shall be forfeited. PSUs earned on the basis of relative TSR performance remain subject to vesting based on continued service until the third anniversary of the grant date.

The Compensation Committee certified achievement of the 2020 Relative TSR PSUs at 112.9 percent of target based on the criteria above. The 2020 Relative TSR PSUs are subject to vesting based on continued service until August 24, 2023.

Absolute TSR PSUs

The Compensation Committee did not award absolute value TSR PSUs in fiscal year 2022.

Fiscal Year 2021 Absolute TSR PSU Awards: The Compensation Committee established the performance assessment criteria for the absolute TSR PSUs as the Company’s closing stock price, with the award calibration being based on a specified percentage increase in the price of the Company’s common stock over the average closing price of the Company’s common stock over the 20 consecutive trading days ending on October 30, 2020, which was $2.27. Specifically, a 25 percent increase earns 50 percent of the target award, a 50 percent increase earns 100 percent of the target award and a 100 percent increase earns 200 percent of the target award. Each price hurdle must be met for 20 consecutive trading days, and price hurdles may be met at any time during the performance period. Performance Shares earned based on the closing price of the Company’s common stock remain subject to vesting based on continued service until the third anniversary of the grant date of November 24, 2020.

The Compensation Committee certified achievement of a 150 percent increase during fiscal year 2021, resulting in an award percentage of 200 percent. The PSUs earned on the basis of absolute TSR performance remain subject to vesting based on continued service until November 24, 2023 (the third anniversary of the grant date).

Fiscal Year 2020 Absolute TSR PSU Awards: The absolute TSR PSUs granted on August 24, 2020 had a performance period which ended on October 31, 2022, with award calibration based on a specified percentage increase in the price of the Company’s common stock over the average closing price of the Company’s common stock over the 20 consecutive trading days ending on the last trading

2023 Proxy Statement	49

day immediately prior to May 8, 2020, which was $1.8765. Specifically, a 50 percent increase earned 50 percent of the target award, a 100 percent increase earned 100 percent of the target award and a 150 percent increase earned 200 percent of the target award. Each price hurdle was required to be met and was met for 20 consecutive trading days during the performance period. The Compensation Committee certified achievement of a 150 percent increase during fiscal year 2021, resulting in an award percentage of 200 percent. The PSUs earned on the basis of absolute TSR performance remain subject to vesting based on continued service until August 24, 2023 (the third anniversary of the grant date).

Health and Welfare Benefits

BENEFITS AND PERQUISITES

We offer medical and dental insurance to our executive officers and pay a portion of the premiums for these benefits consistent with the arrangements for non-executive employees. We also provide our executive officers and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits (for example, flexible spending accounts and an employee assistance program). In fiscal year 2022, we also offered our NEOs executive health screenings which included physicals.

We also offer participation in the 401(k) Plan to our employees, including our executive officers, subject to the terms of the 401(k) Plan. Contributions to the 401(k) Plan are limited to an annual maximum amount as determined by the Internal Revenue Service. For Plan Year 2022, the Compensation Committee approved continuing a matching contribution equal to 25 percent of the first 8 percent of elective salary deferrals, not to exceed 2 percent of eligible earnings. These contributions to the retirement savings accounts of our employees are subject to a five year graded vesting schedule. Participants are not permitted to receive or purchase shares of our common stock through the 401(k) Plan. Our contributions to the retirement savings accounts of the NEOs for fiscal year 2022 are set forth in the Fiscal Year 2022 Summary Compensation Table on page 52 of this Proxy Statement.

Our executive compensation program does not include any of the following pay practices:

●	Supplemental executive retirement benefits; or
●	Supplemental health or insurance benefits.

Compensation Policies

PROHIBITION ON OPTION RE-PRICING AND BACKDATING

The Compensation Committee does not re-price and has not re-priced options to purchase shares of our common stock, consistent with the Second Amended and Restated 2018 Omnibus Incentive Plan, which prohibits re-pricing of equity awards without stockholder approval. The grant date for each equity award is based on the date the award is approved by the Compensation Committee or the independent members of our Board, as applicable. Options to purchase shares of our common stock are granted with an exercise price equal to the closing market price of our common stock on the date of grant.

EQUITY AWARD GRANT POLICY

We maintain an Equity Award Grant Policy, which was most recently amended in December 2018 and is reviewed by the Compensation Committee on an annual basis. This policy includes the following key provisions: (a) all equity awards of more than 40,000 shares must be submitted to the Compensation Committee for approval; (b) all equity awards granted to executives at the level of vice president (or above) must be submitted to the Compensation Committee for approval; and (c) the Compensation Committee has authorized a pool of up to 100,000 shares from which the CEO may approve equity awards for special recognition or retention purposes, provided that such grants are limited to a grant date fair value of $40,000 or less, and further provided that no grants may be made from this pool to employees at the level of vice president or above.

COMPENSATION RECOVERY POLICY

We maintain an Executive Compensation Recovery Policy. A description of this policy can be found on page 27 of this Proxy Statement under “Corporate Governance.” We intend to modify the Policy as needed to comply with the recently adopted SEC regulations concerning compensation recovery policies and the related listing standards when such listing standards require compliance.

2023 Proxy Statement	50

ANTI-HEDGING POLICY

A description of our anti-hedging policy can be found on page 27 of this Proxy Statement under “Corporate Governance.”

STOCK OWNERSHIP GUIDELINES

We maintain minimum stock ownership guidelines which were updated in December 2022. A description of these guidelines can be found on page 27 of this Proxy Statement under “Corporate Governance.”

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 23, 52, and 53 of this Proxy Statement. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION RISK ASSESSMENT

Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

2023 Proxy Statement	51

FISCAL YEAR 2022 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the NEOs for the fiscal years ended October 31, 2022, 2021 and 2020 (except for Mr. Feasel, for whom information is provided only with respect to the fiscal year ended October 31, 2022 as he was not an NEO prior to fiscal year 2022, and Mr. Dolger, for whom information is provided only with respect to the fiscal years ended October 31, 2022 and October 31, 2021 as he was not an NEO prior to fiscal year 2021).

					Non-Equity
					Incentive Plan	All Other
		Salary		Stock Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	Bonus($)(1)	($)(2)	($)(3)	($)(4)	($)
Jason Few	2022	542,577	—	1,306,250	584,220	25,754	2,458,801
President and	2021	512,211	—	2,641,264	130,000	301,772	3,585,248
Chief Executive Officer	2020	475,000	—	2,688,193	427,500	204,832	3,795,525
Michael S. Bishop	2022	417,340	—	408,920	292,402	8,369	1,127,032
Executive Vice President and	2021	397,735	—	891,414	55,055	9,975	1,354,179
Chief Financial Officer	2020	385,000	—	416,596	192,500	4,875	998,971
Joshua Dolger	2022	354,383	50,000	760,527	210,095	10,125	1,385,130
Executive Vice President,	2021	146,884	—	34,996	35,063	6,146	223,089
General Counsel and
Corporate Secretary
Michael J. Lisowski	2022	393,297	—	408,920	278,382	8,933	1,089,532
Executive Vice President and	2021	349,808	—	891,414	48,813	8,598	1,298,633
Chief Operating Officer	2020	325,000	—	366,602	162,500	3,250	857,352
Mark Feasel	2022	203,557	400,000	1,211,078	147,237	10,125	1,971,997
Executive Vice President and Chief Commercial Officer

(1)

The amounts reported in the “Bonus” column reflect a discretionary bonus of $50,000 granted to Mr. Dolger in conjunction with his promotion to Executive Vice President and General Counsel and a signing bonus of $400,000 paid to Mr. Feasel in connection with his appointment as Executive Vice President and Chief Commercial Officer and intended, in part, to compensate Mr. Feasel for a retention award he was required to repay as a result of his resignation from his prior employer.

(2)

The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted during each of the fiscal years 2022, 2021 and 2020, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards contained in Note 14 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The maximum values of the fiscal year 2022 PSU awards at the grant date assuming that the highest level of performance conditions are attained (and valued based on the closing price on the date of grant) are as follows: Mr. Few — $1,150,000; Mr. Bishop — $360,014; Mr. Lisowski — $360,014; Mr. Dolger — $260,010; and Mr. Feasel — $132,657.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the value of the annual incentive award payment earned by each NEO for fiscal years 2022, 2021 and 2020 (as applicable) under our Management Incentive Plan. The amounts reported for fiscal years 2022, 2021 and 2020 were paid in cash and the amounts reported for fiscal year 2022 were paid in fiscal year 2023.

(4)	The amounts reported under “All Other Compensation” for fiscal year 2022 include the following:

			Memberships
	Matching	Executive	and Tax
	401(k)	Health	Preparation Fee
	Contributions	Program	Reimbursements	Total
Name	($)(a)	($)(b)	($)(c)	($)
Jason Few	4,600	5,000	16,154	25,754
Michael S. Bishop	3,369	5,000	—	8,369
Joshua Dolger	5,125	5,000	—	10,125
Michael J. Lisowski	3,933	5,000	—	8,933
Mark Feasel	5,125	5,000	—	10,125

(a)	This column reflects Company contributions to the 401(k) Plan.
(b)

This column reflects the average incremental cost of the executive health and physical program per NEO. Due to Health Insurance Portability and Accountability Act confidentiality requirements, we do not disclose actual use of this program by individual officers.

(c)	This column reflects benefits payable pursuant to Mr. Few’s employment agreement.

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FISCAL YEAR 2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the annual incentive and stock-based awards granted to our named executive officers in fiscal year 2022 under the Second Amended and Restated 2018 Omnibus Incentive Plan. The material terms of these awards are described above in the sections titled “Annual Incentive Compensation” and “Long Term Incentive Compensation” on pages 44 and 48 of this Proxy Statement, respectively.

			Estimated Future Awards			Estimated Future Awards			All Other
			Under Non-Equity Incentive			Under Equity Incentive			Stock	Grant
			Plan Awards			Plan Awards			Awards,	Date Fair
						Threshold	Target	Maximum	Number of	Value of
						Number	Number	Number	Shares of	Stock
						of	of	of	Stock or	Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares	Shares	Shares	Units	($)(1)
Jason Few	Relative TSR PSUs	12/10/2021	—	—	—	31,250	62,500	125,000		731,250
	Time-Based RSUs	12/10/2021	—	—	—				62,500	575,000
	MIP		N/A	546,000	955,500
Michael S. Bishop	Relative TSR PSUs	12/10/2021	—	—	—	9,783	19,566	39,132		228,922
	Time-Based RSUs	12/10/2021	—	—	—				19,565	179,998
	MIP		N/A	273,273	478,228
Joshua Dolger	Relative TSR PSUs	12/10/2021	—	—	—	7,066	14,131	28,262		165,333
	Time-Based RSUs	12/10/2021	—	—	—				64,695	595,194
	MIP		N/A	196,350	343,613
Michael J. Lisowski	Relative TSR PSUs	12/10/2021	—	—	—	9,783	19,566	39,132		228,922
	Time-Based RSUs	12/10/2021	—	—	—				19,565	179,998
	MIP		N/A	260,170	455,298
Mark Feasel	Relative TSR PSUs	05/16/2022	—	—	—	9,783	19,566	39,132		93,917
	Time-Based RSUs	05/16/2022	—	—	—				186,551	1,117,161
	MIP		N/A	237,250	415,188

(1)	Amounts reported in this column are based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718.

2023 Proxy Statement	53

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END TABLE

The following table presents, for each of the NEOs, information with respect to the outstanding equity awards held at October 31, 2022.

	Stock Awards
						Equity
						Incentive Plan
					Equity Incentive	Awards; Market
					Plan Awards;	or Payout
					Number of	Value of
			Number of		Unearned	Unearned
			Shares	Market Value	Shares,	Shares,
			or Units of	of Shares or	Units or	Units or
	Stock		Stock	Units of Stock	Other Rights	Other Rights
	Award		That Have	That Have Not	That Have	That Have
	Grant		Not Vested	Vested	Not Vested	Not Vested
Name	Date		(#)	($)(3)	(#)	($)(3)
Jason Few	08/24/2020	(2)	149,784	467,326
	08/24/2020	(2)	84,553	263,806
	08/24/2020	(1)	12,482	38,944
	11/24/2020	(1)	56,945	177,668
	12/10/2021	(1)	62,500	195,000
	11/24/2020	(2)	158,634	494,938
	11/24/2020	(2)			79,317	247,469
	12/10/2021	(2)			62,500	195,000
Michael S. Bishop	08/24/2020	(2)	74,892	233,663
	08/24/2020	(2)	42,277	131,903
	08/24/2020	(1)	6,241	19,472
	11/24/2020	(1)	19,220	59,966
	12/10/2021	(1)	19,565	61,043
	11/24/2020	(2)	53,538	167,039
	11/24/2020	(2)			26,769	83,519
	12/10/2021	(2)			19,566	61,046
Joshua Dolger	06/17/2021	(1)	3,941	12,296
	12/10/2021	(1)	50,565	157,763
	12/10/2021	(1)	14,130	44,086
	12/10/2021	(2)			14,131	44,089
Michael J. Lisowski	08/24/2020	(2)	65,904	205,620
	08/24/2020	(2)	37,203	116,073
	08/24/2020	(1)	5,493	17,138
	11/24/2020	(1)	19,220	59,966
	12/10/2021	(1)	19,565	61,043
	11/24/2020	(2)	53,538	167,039
	11/24/2020	(2)			26,769	83,519
	12/10/2021	(2)			19,566	61,046
Mark Feasel	05/16/2022	(1)			19,566	61,046
	05/16/2022	(1)	166,986	520,996
	05/16/2022	(2)	19,565	61,043

(1)	The restricted stock units granted to the NEOs on August 24, 2020, November 24, 2020 and December 10, 2021 vest ratably over three years from the grant date. The restricted stock units granted to Mr. Dolger on June 17, 2021 vest ratably over three years from the grant date. The restricted stock units granted to Mr. Feasel on May 16, 2022 vest with respect to 50 percent of the units on March 24, 2023 and 50 percent of the units on March 25, 2024.
(2)	The performance stock units granted to the NEOs on August 24, 2020, November 24, 2020, December 10, 2021, and May 16, 2022 (as applicable) are eligible to be earned over a three-year performance period based on absolute or relative TSR. The absolute performance stock units granted on August 24, 2020 and November 24, 2020 were earned during fiscal year 2021 but have not yet vested. The relative performance stock units granted on August 24, 2020 were earned but have not yet vested. The relative performance stock units granted on November 24, 2020, December 10, 2021 and May 16, 2022 (as applicable) have not yet been earned or vested. The performance units are shown in the table at (i) the actual amount earned in the case of the August 24, 2020 grants, as the performance period has concluded but the shares have not yet vested, (ii) the maximum performance level in the case of the November 24, 2020 relative TSR grants (because performance as of fiscal year end was trending above target), and (iii) at the target performance level in the case of the December 10, 2021 and May 16, 2022 grants and the November 24, 2020 absolute performance grants (because performance as of fiscal year end was trending above threshold but below target).

2023 Proxy Statement	54

(3)

The fair market value of unvested restricted stock, restricted stock unit and performance stock unit awards is based on the per share closing price of our common stock on October 31, 2022, which was $3.12.

FISCAL YEAR 2022 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of the NEOs (except for Messrs. Feasel and Dolger as they had no grants that vested in fiscal year 2022), the number of shares of our common stock acquired upon the vesting of restricted stock awards and restricted stock units during fiscal year 2022, and the aggregate value realized upon the vesting of such awards. Our NEOs did not exercise any options to purchase shares of our common stock during fiscal year 2022. For purposes of this table, the value realized is based upon the fair market value of our common stock on each vesting date.

	Stock Awards(1)
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)(2)
Jason Few	819,742(3)	3,597,418
Michael S. Bishop	15,850(4)	119,159
Joshua Dolger	N/A	N/A
Michael J. Lisowski	16,350(5)	121,144
Mark Feasel	N/A	N/A

(1)	Represents the gross number of shares acquired and value received on the vesting of restricted stock and restricted stock unit awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the following footnotes.
(2)	The amount reported in the “Value Realized on Vesting” column is computed by multiplying the number of shares of our common stock that vested by the closing market price of our common stock on the applicable vesting date.
(3)	Represents the vesting of the second tranche (33 percent) of Mr. Few’s August 24, 2020 award of 37,446 restricted stock units, in accordance with the terms of the award, the vesting of awards on the three-year anniversary of his employment agreement which included 500,000 restricted stock units and 278,788 performance stock units and the vesting of the first tranche (33 percent) of his November 24, 2020 award of 85,417 shares of restricted stock, in each case in accordance with the terms of the applicable award.
(4)	Represents the vesting of the second tranche (33 percent) of Mr. Bishop’s August 24, 2020 award of 18,723 restricted stock units and the first tranche (33 percent) of his November 24, 2020 award of 28,829 shares of restricted stock, in each case in accordance with the terms of the applicable award.
(5)	Represents the vesting of the fourth tranche (25 percent) of Mr. Lisowski’s January 31, 2018 award of 4,990 restricted stock units, the vesting of the second tranche (33 percent) of his August 24, 2020 award of 16,477 shares of restricted stock and the vesting of the first tranche (33 percent) of his November 24, 2020 award of 28,829 shares of restricted stock, in each case in accordance with the terms of the applicable award.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AND SEVERANCE

Each of our NEOs had an employment agreement with the Company during fiscal year 2022, under which such NEO was eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2022, we assumed that the terms of such NEOs’ employment agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock at the time of termination. In addition, although we have entered into written arrangements to provide severance payments and benefits to the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested options to purchase shares of our common stock that he held (if applicable). For more information about the NEOs’ outstanding equity awards as of October 31, 2022, see the Outstanding Equity Awards at 2022 Fiscal Year-End Table above.

In addition to the severance payments and benefits described in each NEO’s individual employment agreement, the NEOs are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans.

2023 Proxy Statement	55

MR. FEW

Effective as of August 26, 2019, we entered into an employment agreement with Mr. Few in connection with his appointment as the President and Chief Executive Officer of the Company (as amended on April 23, 2020 and January 19, 2021, the “CEO Employment Agreement”). The CEO Employment Agreement specifies the reasons pursuant to which his employment may be terminated by our Board and provides him with certain compensation and benefits upon termination of employment (including in connection with a change in control of the Company). We believe that these provisions help ensure the Company’s long-term success. The CEO Employment Agreement also sets forth the terms and conditions of employment for Mr. Few including his initial base salary, which is to be reviewed at least annually by our Board, and target annual incentive award opportunity, which was reviewed and increased by the independent members of our Board from 90 percent to 100 percent for fiscal year 2021 and remained at 100 percent for fiscal year 2022. Mr. Few is also eligible to participate in the insurance plans and other employee benefits generally available to our other employees. The CEO Employment Agreement contains non-disclosure provisions that apply indefinitely and prohibit Mr. Few from competing with the Company and from soliciting our employees, in each case, during the term of his employment and for a period of two years thereafter.

In the event Mr. Few’s employment is terminated by the Company without cause or he resigns for good reason (as defined in the CEO Employment Agreement), subject to his execution of a general release of claims against the Company, he is eligible to receive a severance payment in an amount equal to (i) his then-current annual base salary as of the date of termination plus (ii) his target bonus for the year of termination plus (iii) a pro-rata portion of the annual bonus amount that would have been paid but for the termination, pro-rated based on the number of days in such fiscal year that Mr. Few was actually employed by the Company plus (iv) reasonable relocation expenses back to Houston, Texas (or such other city in Mr. Few’s discretion, provided that the expense shall not exceed the expense of relocating to Houston, Texas) in an amount not to exceed $200,000, as well as accelerated vesting of all outstanding equity awards and payment for continued health insurance for 12 months. In the event of termination of Mr. Few’s employment by the Company for any other reason (including death or disability), we will only pay Mr. Few any base salary and vacation accrued but as yet unpaid on the effective date of such termination, any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the effective date of termination, and reimbursement for unreimbursed business expenses properly incurred. In the event that the termination of Mr. Few’s employment is within the three months prior to or the 18 months following a change in control of the Company, Mr. Few is eligible to receive a severance payment in an amount equal to (i) two times the sum of his then-current annual base salary plus his target bonus for the year of termination plus (ii) a pro-rata portion of the annual bonus amount that would have been paid but for the termination, pro-rated based on the number of days in such fiscal year that Mr. Few was actually employed by the Company plus (iii) reasonable relocation expenses to Houston, Texas (or such other city in Mr. Few’s discretion, provided that the expense shall not exceed the expense of relocating to Houston, Texas) in an amount not to exceed $200,000, as well as accelerated vesting of all outstanding equity awards and payment for continued health insurance for 24 months.

The CEO Employment Agreement further provides that, if Mr. Few receives any payments in connection with a change of control of the Company that would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the total severance payment shall be delivered either (a) in full or (b) in an amount such that the value of the aggregate total payments are $1.00 less than the maximum amount Mr. Few may receive without being subject to the tax, whichever results in Mr. Few receiving the greatest after-tax benefit.

The following table sets forth the potential (estimated) payments and benefits that Mr. Few would be eligible to receive upon termination of employment (including in connection with a change in control of the Company), as specified under the CEO Employment Agreement, assuming that the triggering event described below occurred on October 31, 2022.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. FEW

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Restricted Shares/Stock Units(3)	411,612	—	2,080,151
Payment for annual incentive award(4)	1,092,000	—	1,092,000
Continued Health Insurance Premiums(5)	39,146	—	78,292
Severance payment(4)	746,000	—	1,292,000
TOTAL	2,288,758	—	4,542,443

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(1)

For purposes of this analysis, we have assumed that Mr. Few’s base salary is equal to $546,000, Mr. Few’s target annual bonus is $546,000, and the vesting of all of Mr. Few’s outstanding restricted stock awards (including RSUs and PSUs) as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End Table on page 54 of this Proxy Statement accelerated as of October 31, 2022. These amounts reflect the terms of his compensation arrangements as approved by the independent members of our Board.

(2)

Assumes Mr. Few’s date of termination of employment was October 31, 2022. The market price of our common stock on October 31, 2022 was $3.12 per share. In addition, we have assumed that the total payments and benefits to Mr. Few in connection with a change in control of the Company would not trigger any excise taxes under Section 4999 of the Code.

(3)

The value of the restricted stock unit awards and performance stock units on October 31, 2022 is based on the 131,927 restricted stock units and 370,918 performance stock units that had not vested as of October 31, 2022 at $3.12 per share.

(4)

In the event Mr. Few’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to (i) his then-current annual base salary as of the date of termination plus (ii) his target bonus for the year of termination plus (iii) a pro-rata portion of the annual bonus amount that would have been paid but for the termination plus (iv) reasonable relocation expenses in an amount not to exceed $200,000. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible to receive a severance payment equal to (i) two times the amount of his then-current annual base salary plus (ii) his target bonus for the year of termination plus (iii) a pro-rata portion of the annual bonus amount that would have been paid but for the termination plus (iv) reasonable relocation expenses in an amount not to exceed $200,000.

(5)

Mr. Few is eligible to receive payment of continued health insurance for a period of 12 months upon termination of employment without cause or resignation for good reason and 24 months if termination of employment without cause or resignation for good reason occurs in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2022.

MR. BISHOP, MR. DOLGER, MR. LISOWSKI AND MR. FEASEL

We entered into employment agreements (the “Other NEO Agreements”) with Mr. Bishop (effective January 1, 2012), with Mr. Dolger (effective August 2, 2021), with Mr. Lisowski (effective August 1, 2019), and with Mr. Feasel (effective April 18, 2022), which specify the reasons pursuant to which their employment may be terminated and provide them with certain compensation and benefits upon termination of employment (including in connection with a change in control of the Company). We believe that these provisions help ensure the Company’s long-term success. The Other NEO Agreements set forth the terms and conditions of their employment including the initial annual base salary and target annual incentive award opportunity, which was equal to 50 percent of base salary for Mr. Bishop and Mr. Lisowski but was increased by the Compensation Committee to 55 percent for fiscal year 2021 and then to 65 percent for fiscal year 2022 for Messrs. Bishop and Lisowski. The target annual incentive award opportunity was established at 55 percent pursuant to Mr. Dolger’s employment agreement, and the target annual incentive award opportunity was established at 65 percent pursuant to Mr. Feasel’s employment agreement. The target annual incentive awards are payable in accordance with the terms of the Management Incentive Plan described on page 44 of this Proxy Statement. Our NEOs are also eligible to participate in insurance plans and other employee benefits generally available to our other employees.

In the event that the employment of Messrs. Bishop, Dolger, Lisowski or Feasel is terminated by the Company without cause, or any of them resigns for “good reason” (as defined in his applicable agreement), he is eligible to receive a severance payment in an amount equal to six months of his then-current annual base salary as of the date of termination, as well as payment for continued health insurance for six months. In the event that Mr. Bishop, Mr. Dolger, Mr. Lisowski or Mr. Feasel is terminated by the Company without cause or resigns for good reason in connection with a change in control of the Company, his outstanding and unvested options to purchase shares of our common stock and restricted stock and restricted stock unit awards accelerate and immediately vest. In addition, each of them is eligible to receive a severance payment in an amount equal to one year of his base salary as of the date of termination plus the average of the bonuses paid to him since his appointment as an executive officer of the Company as well as payment for continued health insurance for 12 months. In the event of termination of employment by the Company for any other reason (including death or disability), we will only be required to pay him any base salary and vacation accrued but unpaid as of the effective date of such termination.

Under Mr. Feasel’s employment agreement, he received a one-time cash signing bonus in the amount of $400,000 that is subject to repayment if Mr. Feasel resigns or is terminated for cause (as defined in his employment agreement) during the 24-month period after April 18, 2022 (the effective date of his employment agreement).

The following tables set forth the potential (estimated) payments and benefits which Messrs. Bishop, Dolger, Lisowski, and Feasel would be eligible to receive upon termination of employment (including in connection with a change in control of the Company), as specified under the applicable Other NEO Agreements, assuming that the triggering event described below occurred on October 31, 2022.

2023 Proxy Statement	57

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Restricted Shares/Stock Units(3)	—	—	817,651
Payment for annual incentive award(4)	—	—	95,942
Continued Health Insurance Premiums(5)	14,662	—	29,324
Severance payment(4)	210,210	—	420,420
TOTAL	224,872	—	1,363,337

(1)

For purposes of this analysis, we have assumed that Mr. Bishop’s compensation is as follows: a base salary equal to $420,420 and annual incentive award payments paid for fiscal year 2011 in the amount of $59,850, for fiscal year 2012 in the amount of $79,835, for fiscal year 2013 in the amount of $89,670, for fiscal year 2014 in the amount of $94,500, for fiscal year 2015 in the amount of $83,430, for fiscal year 2016 in the amount of $78,750, for fiscal year 2017 in the amount of $125,520, for fiscal year 2018 in the amount of $0, for fiscal year 2019 in the amount of $196,250 (which amount also includes a $50,000 retention bonus), for fiscal year 2020 in the amount of $192,500, and for fiscal year 2021 in the amount of $55,055 and that Mr. Bishop had outstanding restricted stock and restricted stock unit awards as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End Table on page 54 of this Proxy Statement and target performance stock unit awards as reflected in the Fiscal Year 2022 Grants of Plan-Based Awards table on page 53 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee.

(2)	Assumes Mr. Bishop’s date of termination of employment was October 31, 2022. The market price of our common stock on October 31, 2022 was $3.12 per share.
(3)

The value of the restricted stock unit awards and performance stock units on October 31, 2022 is based on the 45,026 restricted stock units and 147,996 performance stock units that had not vested as of October 31, 2022 at $3.12 per share.

(4)

In the event Mr. Bishop’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Chief Financial Officer.

(5)

Mr. Bishop is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2022.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. DOLGER

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Restricted Shares/Stock Units(3)	—	—	258,233
Payment for annual incentive award(4)	—	—	35,063
Continued Health Insurance Premiums(5)	14,446	—	28,892
Severance payment(4)	178,500	—	357,000
TOTAL	192,946	—	679,188

(1)

For purposes of this analysis, we have assumed that Mr. Dolger’s compensation includes a base salary equal to $357,000 and annual incentive award payments paid for fiscal year 2021 in the amount of $35,063. Mr. Dolger became Executive Vice President and General Counsel in December 2021 (and Corporate Secretary in June 2021). Mr. Dolger had outstanding restricted stock unit awards as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End Table on page 54 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee.

(2)	Assumes Mr. Dolger’s date of termination of employment was October 31, 2022. The market price of our common stock on October 31, 2022 was $3.12 per share.
(3)

The value of the restricted stock unit awards and performance stock units on October 31, 2022 is based on the 68,636 restricted stock units and 14,131 performance stock units that had not vested as of October 31, 2022 at $3.12 per share.

(4)

In the event Mr. Dolger’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Interim General Counsel and Corporate Secretary (which occurred in June 2021).

2023 Proxy Statement	58

(5)

Mr. Dolger is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2022.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. LISOWSKI

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Restricted Shares/Stock Units(3)	—	—	771,444
Payment for annual incentive award(4)	—	—	122,521
Continued Health Insurance Premiums(5)	19,458	—	38,915
Severance payment(4)	200,131	—	400,262
TOTAL	219,589	—	1,333,142

(1)

For purposes of this analysis, we have assumed that Mr. Lisowski’s compensation is as follows: a base salary equal to $400,262, a $156,250 annual incentive award payment in fiscal year 2019 (which amount includes a $30,000 retention bonus), the year of his appointment as an executive officer of the Company, a $162,500 annual incentive award payment in fiscal year 2020 and a $48,813 annual incentive award payment in fiscal year 2021. Mr. Lisowski has outstanding restricted stock and restricted stock unit awards as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End Table, on page 54 of this Proxy Statement and target performance stock unit awards as reflected in the Fiscal Year 2022 Grants of Plan-Based Awards table on page 53 of this Proxy Statement. These amounts reflect the terms of his compensation package approved by the Compensation Committee.

(2)	Assumes Mr. Lisowski’s date of termination of employment was October 31, 2022. The market price of our common stock on October 31, 2022 was $3.12 per share.
(3)

The value of the restricted stock unit awards and performance stock units on October 31, 2022 is based on the 44,278 restricted stock units and 139,008 performance stock units that had not vested as of October 31, 2022 at $3.12 per share.

(4)

In the event Mr. Lisowski’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Chief Operating Officer.

(5)

Mr. Lisowski is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2022.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. FEASEL

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Restricted Shares/Stock Units(3)	—	—	643,085
Payment for annual incentive award(4)	—	—	147,237
Continued Health Insurance Premiums(5)	13,927	—	27,854
Severance payment(4)	182,500	—	365,000
TOTAL	196,427		1,183,177

(1)

For purposes of this analysis, we have assumed that Mr. Feasel’s compensation includes a base salary equal to $365,000 and annual incentive award payments paid for fiscal year 2022 in the amount of $147,237. Mr. Feasel became Executive Vice President and Chief Commercial Officer in April 2022. Mr. Feasel had outstanding restricted stock unit awards as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End Table on page 54 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee.

(2)	Assumes Mr. Feasel’s date of termination of employment was October 31, 2022. The market price of our common stock on October 31, 2022 was $3.12 per share.

2023 Proxy Statement	59

(3)

The value of the restricted stock unit awards and performance stock units on October 31, 2022 is based on the 186,551 restricted stock units and 19,566 performance stock units that had not vested as of October 31, 2022 at $3.12 per share.

(4)

In the event Mr. Feasel’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Chief Commercial Officer (which occurred in April 2022).

(5)

Mr. Feasel is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2022.

CEO Pay Ratio

CEO Pay Ratio — 26:1

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd — Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). Our Company’s PEO is Mr. Few. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.

The Compensation Committee believes its compensation philosophy and program must be fair, competitive and internally equitable to motivate our executives to perform in ways that enhance stockholder value. As a result of the rules under the Dodd-Frank Act, the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

To identify our median employee, we calculated the annual target total direct compensation for fiscal year 2022 of each employee as of October 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). For these purposes, annual target total direct compensation included each employee’s (a) base salary for fiscal year 2022, (b) target cash incentive opportunity and (c) the grant date value of equity awards received during the fiscal year. We selected this “consistently applied compensation measure,” or CACM, because it reflects our primary compensation elements across our employee population. All amounts were annualized for permanent employees who did not work for the entire fiscal year of 2022. We did not apply any cost-of-living adjustment as part of the calculation. Further, in identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable exchange rate as of October 31, 2022. We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the CEO from lowest to highest and (iii) identifying the employee who ranked number 256 on the list (the “Median Employee”) of 513 total employees.

Next, in accordance with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal Year 2022 Summary Compensation Table. Our median employee’s annual total compensation was $93,263. Our CEO’s annual total compensation, as reported in the Fiscal Year 2022 Summary Compensation Table, was $2,458,801. Therefore, our CEO Pay Ratio for 2022 was approximately 26 to 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 10, 2023 with respect to: (a) each of our Directors and Director nominees; (b) each of our named executive officers named in the Fiscal Year 2022 Summary Compensation Table on page 52 of this Proxy Statement (also referred to herein as NEOs); (c) all of our Directors and executive officers as a group; and (d) the stockholders known to us who beneficially own more than 5 percent of the outstanding common stock of the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 405,732,053 shares of common stock outstanding on February 10, 2023. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 10, 2023 and shares of common stock issuable upon the vesting of RSUs within 60 days of February 10, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1 percent is denoted with an asterisk (“*”).

Unless indicated otherwise, the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810.

		Number of Shares	Percentage
Name	Position	Beneficially Owned(1)	Beneficially Owned
Directors and Executive Officers
Jason Few	President, Chief Executive Officer and Director	501,302	*
Michael S. Bishop	Executive Vice President and Chief Financial Officer	41,361	*
Michael J. Lisowski	Executive Vice President and Chief Operating Officer	26,039	*
Anthony J. Leo	Executive Vice President and Chief Technology Officer	25,964	*
Joshua Dolger	Executive Vice President, General Counsel and Corporate Secretary	3,027	*
Mark Feasel	Executive Vice President and Chief Commercial Officer	—	*
James H. England(2)	Director	8,836	*
Matthew F. Hilzinger(3)	Director	277	*
Natica von Althann(4)	Director	4,167	*
Cynthia Hansen(5)	Director	18,579	*
Donna Sims Wilson(6)	Director	8,143	*
Betsy Bingham(7)	Director	—	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (12 PERSONS)	—	637,695	*
Greater than 5% Stockholders
BlackRock, Inc.(8)	—	38,346,213	9.5%
The Vanguard Group – 23-1945930(9)	—	38,273,473	9.43%

*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)

Mr. England’s shareholdings include options to purchase 8,558 shares of common stock, which are currently exercisable. His shareholdings as reported do not include 79,404 vested deferred shares of common stock and 85,208 vested deferred stock units.

(3)

Mr. Hilzinger’s shareholdings include options to purchase 277 shares of common stock, which are currently exercisable. His shareholdings do not include 13,222 vested deferred shares of common stock and 85,208 vested deferred stock units.

2023 Proxy Statement	61

(4)

Ms. von Althann’s shareholdings include options to purchase 277 shares of common stock, which are currently exercisable. Her shareholdings do not include 28,512 vested deferred shares of common stock and 64,557 vested deferred stock units.

(5)

Ms. Hansen shares voting and dispositive power with her spouse with respect to all 18,579 shares. Her shareholdings do not include 19,073 vested deferred shares of common stock and 13,441 vested deferred stock units.

(6)	Ms. Wilson’s shareholdings do not include 13,441 vested deferred stock units.
(7)	Ms. Bingham's shareholdings do not include 23,732 vested deferred shares of common stock and 16,508 vested deferred stock units.
(8)

The number of shares beneficially owned is as of December 31, 2022, as reported by BlackRock, Inc. in Amendment No. 3 to Schedule 13G filed with the SEC on January 24, 2023. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole power to vote or direct the vote with respect to 37,761,855 of these shares and sole power to dispose or to direct the disposition of 38,346,213 of these shares.

(9)

The number of shares beneficially owned is as of December 30, 2022, as reported by The Vanguard Group — 23-1945930 in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared power to vote or direct the vote with respect to 568,251 of these shares, sole power to dispose or to direct the disposition of 37,306,249 of these shares, and shared power to dispose or to direct the disposition of 967,224 of these shares. The Vanguard Group does not have the sole power to vote or direct the vote with respect to any of these shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, Directors and persons who own more than 10 percent of the issued and outstanding shares of the Company’s common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended October 31, 2022 were made on a timely basis, except that Forms 4 for transactions occurring on January 18, 2022 were filed on January 27, 2022 on behalf of Messrs. England, Groobey and Hilzinger and Mses. Bingham, Hansen and von Althann.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit, Finance and Risk Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved exceeds or will or may be expected to exceed $120,000, (b) the Company is a participant and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, Director or nominee for election as a Director of FuelCell Energy, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit, Finance and Risk Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

2023 Proxy Statement	62

AUDIT, FINANCE AND RISK COMMITTEE REPORT

During fiscal year 2022, the Audit, Finance and Risk Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters.

In performing its responsibilities, the Audit, Finance and Risk Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended October 31, 2022. The Audit, Finance and Risk Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit, Finance and Risk Committee concerning independence, the Audit, Finance and Risk Committee received written disclosure from the independent registered public accounting firm and discussed with the auditors their independence. The Audit, Finance and Risk Committee has concluded that KPMG LLP is independent.

Based on the review and discussions noted above, the Audit, Finance and Risk Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:
Audit, Finance and Risk Committee Matthew F. Hilzinger (Chair) Natica von Althann Cynthia Hansen Donna Sims Wilson Betsy Bingham

Independent Registered Public Accounting Firm Fees

KPMG LLP

	Fiscal Year	Fiscal Year
	2022 ($)	2021 ($)
Audit Fees	1,426,076	1,230,569
Audit Related Fees	175,000	155,000
Tax Fees	—	—
All Other Fees	—	—
TOTAL	1,601,076	1,385,569

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q, and services related to SEC filing matters. The amount shown for fiscal year 2021 included $16,069 of out-of-pocket expenses. The amount shown for fiscal year 2022 included $13,576 of out-of-pocket expenses.

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Audit-Related Fees

Audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2022 relate to services provided in connection with SEC registration statements and equity offerings.

The audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2021 were related to services provided in connection with SEC registration statements and equity offerings.

As set forth in its charter, it is the policy of our Audit, Finance and Risk Committee to pre-approve all audit and non-audit services provided by KPMG LLP. All audit and audit related services described above were pre-approved by our Audit, Finance and Risk Committee.

2023 Proxy Statement	64

Proposal 2

Ratification of Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2023

The Audit, Finance and Risk Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023 and is requesting ratification by the stockholders of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2022 and has served as our independent registered public accounting firm since 1995.

KPMG LLP representatives are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Audit, Finance and Risk Committee of the Board considered a number of factors in determining whether to re-engage KPMG LLP as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent registered public accounting firms.

2023 Proxy Statement	65

The Board and the Audit, Finance and Risk Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Accordingly, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023. Although ratification is not required by our amended and restated by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP, the Audit, Finance and Risk Committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the 2024 fiscal year. In addition, if stockholders ratify the selection of KPMG LLP, the Audit, Finance and Risk Committee may nevertheless periodically request proposals from other independent registered public accounting firms and as a result of such process may select KPMG LLP or another firm as our independent registered public accounting firm.

☑

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2023.

2023 Proxy Statement	66

Proposal 3

Amendment and Restatement of the 2018 Employee Stock Purchase Plan

General Description of Proposal

The Board is asking stockholders to approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”), including the authority to issue an additional 500,000 shares of our common stock under the ESPP. On January 24, 2023, the Board approved the amendment and restatement of the ESPP (the “Amended ESPP”), subject to stockholder approval of the Amended ESPP at the Annual Meeting. If this proposal is approved, the Amended ESPP will be effective as of the date of the Annual Meeting.

Through voluntary participation in an Amended ESPP satisfying the requirements of Section 423 of the Code, an employee subject to U.S. tax law may purchase shares of stock of his or her employer at a discount from the fair market value of those shares and, if certain holding period requirements are met, receive preferred tax treatment upon sale of such shares.

The Board believes the Amended ESPP is an important part of the Company’s overall compensation program, as the Amended ESPP is intended to improve the Company’s ability to attract, retain and motivate eligible employees, and further align the interests of eligible employees with those of our stockholders.

The Board is seeking stockholder approval of the Amended ESPP to satisfy requirements of Sections 421 and 423 of the Code, as the Company intends for the Amended ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Summary of the Material Provisions of the Amended ESPP

A summary description of the material terms of the Amended ESPP follows below. The summary description is qualified in its entirety by reference to the full text of the Amended ESPP, which is attached to this Proxy Statement as Annex B. Any inconsistencies between this summary and the text of the Amended ESPP will be governed by the text of the Amended ESPP. The closing price of a share of our common stock on the Nasdaq Global Market on February 10, 2023 was $3.43.

Purpose

The purpose of the Amended ESPP is to allow eligible employees of the Company and its designated subsidiaries (the “Participants,” or, if an individual, the “Participant”) to voluntarily participate in the Amended ESPP, enabling Participants to purchase shares of the Company’s common stock (“ESPP Shares”) at a discount to the market price at the time of such purchase. The Amended ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under such a plan, the Participants will not have reportable income, and the Company is not entitled to a tax deduction related to compensation, upon the option grant, the option

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exercise, or the purchase of the ESPP Share(s). However, a Participant will recognize federal taxable income in the year in which such ESPP Shares are sold or transferred. (A summary of federal tax consequences is presented below.)

Administration

The Amended ESPP will be administered by the Compensation Committee of the Board or another committee appointed by the Board (the “Administrator”). None of the members of the Compensation Committee is an officer or employee, or former officer or employee, of the Company or its subsidiaries. The Administrator has authority to establish rules and procedures for the administration of the Amended ESPP, to interpret the terms of the Amended ESPP, to supervise the Amended ESPP’s overall administration, to delegate its authority under the Amended ESPP and to take any other actions related to the Amended ESPP it deems necessary or advisable. The interpretation and decisions of the Board or the Administrator with regard to the Amended ESPP will be final and conclusive.

Effective Date, Term

The ESPP was effective as of April 5, 2018, that is, as of the date of the 2018 Annual Meeting of Stockholders. Subject to stockholder approval of the Amended ESPP, the Amended ESPP as amended will become effective as of April 6, 2023, that is, as of the date of the Annual Meeting. The Amended ESPP will terminate upon the earlier of (i) the date on which all shares of common stock available for issuance have been sold pursuant to purchase rights exercised under the Amended ESPP or (ii) the date determined by the Board or the Compensation Committee, in its sole discretion.

Function

The Administrator will determine the Offering Periods for the Amended ESPP, which are currently anticipated to include distinct, sequential “Offering Periods” of approximately six months each. Each Offering Period, during which payroll deductions will be held by the Company to purchase ESPP Shares on behalf of a Participant, will begin on the designated “Grant Date”. At that time, the Company will grant to each Participant an option exercisable at the end of the Offering Period (on the “Exercise Date”). At the end of the business day on the Exercise Date, the Administrator will determine the “Purchase Price” of an ESPP Share associated with the exercise of that Offering Period’s option. While the Administrator may determine the length of an Offering Period and the applicable terms associated with an option, under no circumstances may an Offering Period or an option’s term exceed 27 months. The first six-month Offering Period began on or about July 1, 2018.

Purchase Price

The ESPP provides for calculation of the Purchase Price of an ESPP Share using what is commonly referred to as a “look-back.” Using a “look-back” approach, the Administrator, at the close of business on the Exercise Date, calculates the Purchase Price of an ESPP Share to be issued to the Participant as not less than the lower of (a) 85 percent of the “Fair Market Value” on the Grant Date associated with the Offering Period or (ii) 85 percent of the Fair Market Value on that Exercise Date. Generally, the Fair Market Value of an ESPP Share will be the reported closing price for a share of common stock on the national securities exchange for the date in question or the immediately preceding date.

Shares of Common Stock Reserved

Subject to the adjustment provisions included in the Amended ESPP, a total of 541,667 ESPP Shares will be authorized for purchase under the Amended ESPP as of the date of stockholder approval. This would represent an increase of 500,000 ESPP Shares from the number of ESPP Shares previously reserved under the ESPP, as adjusted for the one-for-twelve reverse stock split effected by the Company in May 2019. If purchase rights granted under the Amended ESPP terminate without being exercised, the shares of common stock not issued will again become available for purchase under the Amended ESPP.

Eligibility

Any employee of the Company or one of the Company’s subsidiaries, to the extent such subsidiary is designated by the Administrator for participation in the Amended ESPP or an offering (each a “Designated Subsidiary”) who, in judgment of the Administrator is customarily employed by the Company or such Designated Subsidiary for more than 20 hours per week and for more than five months in a calendar year will be eligible to participate in the Amended ESPP. Notwithstanding the foregoing, employees who are citizens or

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residents of a jurisdiction other than the United States, may not be able to participate in the Amended ESPP for a given offering if such participation is prohibited under any applicable law or regulation of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the Amended ESPP to violate the Code Section 423 requirements.

If the Amended ESPP is approved by stockholders, approximately 513 employees, representing approximately 98 percent of the Company’s employees, including all of the executive officers, would initially be eligible to participate in the Amended ESPP based on employment levels as of January 31, 2023. Those employees not included were hired in January of 2023 and will be eligible to participate in the next Offering Period. Members of the Board and members of the board(s) of directors of any subsidiary of the Company, who are not employees as defined in the plan document, are not eligible to participate in the Amended ESPP.

Limitations

Notwithstanding any provisions of the Amended ESPP to the contrary, in no event may a Participant purchase more than, under the Amended ESPP, 1,000 ESPP Shares in any one Offering Period, irrespective of the total value of his or her payroll deductions associated with the Offering Period or the Purchase Price of the ESPP Shares, unless otherwise expressly provided by the Administrator in advance of that Offering Period.

No Participant will be granted an option under the Amended ESPP causing the Participant’s cumulative rights to purchase shares of the capital stock associated with all statutory options awarded under the terms of all employee stock purchase plans maintained by the Company to exceed $25,000 of such shares of capital stock (determined at the time such statutory options are granted) for each calendar year.

For any Offering Period, the Administrator may determine that any individuals considered with up to two years of service with the Company will be excluded from participating in that Offering Period.

Participation

Each Participant may authorize recurring withholding of any whole amount up to 15 percent of his or her “Eligible Compensation” each pay period, to be used to purchase ESPP Shares. The Company will not pay interest on withheld amounts. Participants are permitted to withdraw from the Amended ESPP prior to the end of an Offering Period in accordance with procedures established by the Administrator. If a Participant does not withdraw from an Offering Period, the amount withheld for the Participant for that Offering Period will be applied automatically to purchase a whole number of ESPP Shares that may be purchased with such amount.

Withdrawal From Participation

A Participant may decrease his or her payroll deductions (including to zero) no more than once during the course of any Offering Period, in accordance with procedures established by the Administrator.

A Participant may withdraw from participation in the Amended ESPP at any time by written notice, in accordance with procedures established by the Administrator. In addition, a Participant’s participation in the Amended ESPP will immediately terminate upon the Participant’s termination of employment. A Participant who withdraws from an Offering Period and remains eligible for future participation may not re-commence participation within that same Offering Period. Upon withdrawal from an Offering Period, cumulative amounts withheld in anticipation of a purchase of ESPP Shares by a Participant will be delivered to him or her as soon as practicable after such withdrawal. In the event of the termination of a Participant’s employment, cumulative amounts withheld in anticipation of a purchase of ESPP Shares by a Participant will be delivered to him or her as soon as practicable after such termination.

Administrator Adjustment Due to Changes in Capitalization

Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split or similar event, the Administrator shall equitably and proportionately adjust (1) the number, amount, and type of shares of common stock (or other securities) that thereafter may be made the subject of options (including the specific share limits, maximums and numbers of shares set forth in the Amended ESPP), (2) the number, amount and type of shares of common stock (or other securities or property) subject to any outstanding options, (3) the Purchase Price associated with any outstanding options, and/or (4) the securities, cash, or other property deliverable upon exercise or payment of any outstanding options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Amended ESPP and the then-outstanding options.

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Administrator Adjustment to Address Merger or Liquidation of Company

In the event of a “corporate transaction,” the Board or the Compensation Committee may provide for any or all of the following to occur: (i) each purchase right will be assumed or substituted by the successor company; (ii) the Board may select a date on or before the consummation of the corporate transaction and treat such date as the Purchase Date for that applicable Offering Period; (iii) immediately terminate all outstanding purchase rights and refund accumulated payroll deductions (without interest) to Participants as soon as administratively feasible; or (iv) continue the outstanding purchase rights unchanged. For purposes of the Amended ESPP, the term “corporate transaction” will mean a “change of control” as defined under the Company’s Second Amended and Restated 2018 Omnibus Incentive Plan (as such may be amended upon the approval of Proposal 4 described elsewhere in this Proxy Statement) and in accordance with Treasury Regulation Section 1.424-1(a)(3).

Amendment and Termination of the Amended ESPP

The Board may, in its sole discretion, amend or terminate the Amended ESPP at any time; provided, however, that unless required by law, no amendment may be retroactive or deprive any Participants of amounts credited to his or her withholding account or any validly-purchased ESPP Shares or shall increase the number of shares of common stock available for issuance under the Amended ESPP, without stockholder approval. It is intended, if possible, that any amendments or adjustments (as described herein and in the Amended ESPP) be made in a manner satisfying applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 and Section 409A of the Code), and accounting (i.e., financial reporting) requirements. If the Board does not earlier terminate the Amended ESPP, the Amended ESPP shall terminate on the date on which all shares of common stock available for issuance have been sold pursuant to purchase rights exercised under the Amended ESPP.

Summary of Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Amended ESPP. The summary is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Amended ESPP will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

The Amended ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Options granted pursuant to the Amended ESPP will be exempt from the application of Section 409A of the Code. Rights granted under the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A Participant will be taxed on the amounts withheld from a Participant’s payroll to be used for the purchase of ESPP Shares as if such amounts were actually received. The Participant will not recognize income upon enrollment in the Amended ESPP, the Grant Date (i.e., when the Option is granted to the Participant by the Company), nor the Exercise Date (i.e., when the ESPP Shares are purchased by the Participant through exercise of the option). However, for the year in which Participant sells or disposes of ESPP Shares, the Participant generally will be subject to federal income tax that may vary in characterization, amount, and timing based on the length of time such ESPP Shares are held by the Participant.

If the ESPP Shares are sold or disposed of earlier than two years after the Grant Date and less than one year after the Exercise Date, the sale or disposition represents a “disqualifying disposition” under the Code. When there is a disqualifying disposition, the Participant generally will recognize ordinary income equal to the excess of the Fair Market Value of the ESPP Shares on the Exercise Date over the Purchase Price paid for those ESPP Shares (i.e., the absolute amount of the price discount at Exercise Date). Any additional gain (or loss) on such sale or disposition will be long-term or short-term capital gain, depending on the length of time the ESPP Shares were held by the Participant.

If the ESPP Shares are sold or disposed of more than two years after the Grant Date and more than one year after the Exercise Date, the Participant will recognize ordinary income for the year in which the sale or disposal occurs, equal to the lesser of: (a) the excess of

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the Fair Market Value of the ESPP Shares at the time of such sale or disposition over the Purchase Price paid for those ESPP Shares (i.e., the total absolute gain on the sale or disposition); or (b) the excess of the Fair Market Value of the ESPP Shares on the Grant Date over the Purchase Price paid for those ESPP Shares. Any further gain (or loss) will be taxed as a long-term capital gain (or loss).

If a Participant recognizes ordinary income by selling or disposing of ESPP Shares in a disqualifying disposition, the Company generally will be entitled to a tax deduction for compensation expense on its federal tax return equal to the Participant’s ordinary income. Otherwise, the Company will not be entitled to any federal income tax deduction with respect to the Amended ESPP.

New Plan Benefits

The benefits to be received, if any, by eligible employees under the Amended ESPP will depend on each individual’s elections to participate and the fair market value of a share of the Company’s common stock at various dates in the future. The actual number of ESPP Shares any Participant may purchase cannot be determined in advance. Accordingly, it is not possible to determine the benefits that will be received by any participating employee.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares of our common stock casting votes on the matter in person (by virtual presence online) or by proxy at the Annual Meeting. This proposal is a “non-routine” matter under New York Stock Exchange (“NYSE”) Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the vote on this proposal.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FUELCELL ENERGY, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN.

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Proposal 4

Amendment and Restatement of the Second Amended and Restated 2018 Omnibus Incentive Plan

General Description of Proposal

The Board is asking stockholders to approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan (as previously amended and restated, the “Plan”), including the authority to issue 6,000,000 additional shares of our common stock (the “Shares”) under the Plan. On January 24, 2023, the Board approved the amendment and restatement of the Plan (the “Third Amended and Restated Plan”), subject to stockholder approval of the Third Amended and Restated Plan at the Annual Meeting.

We believe that adoption of the Third Amended and Restated Plan is necessary in order to allow us to continue to use equity awards as part of our ongoing compensation strategy for our executives, non-employee Directors and other employees. Awards under the Third Amended and Restated Plan will support the creation of long-term value and returns for our stockholders.

The purpose of the Third Amended and Restated Plan is to promote the best interests of the Company and our stockholders by providing key employees, consultants and non-employee Directors with an opportunity to acquire Shares or receive monetary payments. The Third Amended and Restated Plan is intended to promote management continuity and increase incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by non-employee Directors, we seek to attract and retain highly competent Board members and to provide a further incentive to serve as a Director.

As of February 10, 2023, the following equity awards were outstanding under the Plan: 4,541 stock options, with a weighted average exercise price of $21.36 and an average remaining term of 5.2 years, and restricted stock, restricted stock units and performance stock units relating to up to 9,135,905 Shares if maximum performance is achieved. The Shares subject to these awards represented approximately 2.2 percent of our issued and outstanding shares on February 10, 2023.

If the Third Amended and Restated Plan is approved, an additional 6,000,000 Shares will be available for future grants, representing approximately an additional 1.5 percent of our issued and outstanding Shares as of February 10, 2023. The total number of Shares remaining available for future grants and the total number of Shares subject to outstanding awards if the Third Amended and Restated Plan is approved is expected to represent total potential equity dilution of approximately 1.9 percent which represents the total number of Shares available for future grants under the Third Amended and Restated Plan of 7,599,668 divided by our issued and outstanding

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shares as of February 10, 2023. The Board believes that this potential equity dilution if the Third Amended and Restated Plan is approved constitutes reasonable potential equity dilution.

If the Third Amended and Restated Plan is not approved, then the Plan will remain in effect in accordance with its existing terms.

The original Plan was approved by the Company’s stockholders on April 5, 2018, and became effective on that date. The first amendment and restatement of the Plan was approved by the Company’s stockholders on May 8, 2020 and became effective on that date. The second amendment and restatement of the Plan was approved by the Company’s stockholders on April 8, 2021 and became effective on that date. The Plan includes, and the Third Amended and Restated Plan would continue to include, provisions designed to protect stockholder interests and promote effective corporate governance including:

●	The number of shares available for issuance under the Third Amended and Restated Plan does not adjust based upon the number of outstanding shares of common stock;
●	Stock options and stock appreciation rights may not be priced at less than the fair market value of common stock on the grant date;
●	Certain limits on annual awards to non-employee Directors;
●	Re-pricing of stock options and stock appreciation rights is prohibited and any such action would require stockholder approval;
●	The Third Amended and Restated Plan requires a vesting period of one year for all awards granted under the Third Amended and Restated Plan;
●	Material amendments to the Third Amended and Restated Plan require stockholder approval; and
●	The Third Amended and Restated Plan is administered by an independent committee of our Board of Directors.

If the Third Amended and Restated Plan is approved by our stockholders, the Third Amended and Restated Plan will become effective on April 6, 2023 (the “Effective Date”), and we would plan to register the additional 6,000,000 shares reserved under the Third Amended and Restated Plan on a Registration Statement on Form S-8. If our stockholders do not approve the Third Amended and Restated Plan, then the Plan will remain in effect in accordance with its existing terms. However, there may be insufficient shares available under the Plan to make annual or retention awards to executives, key employees and non-employee Directors or to provide grants to new hires in the coming years. In this event, the Compensation Committee would be required to modify its compensation philosophy and devise other programs to attract, retain and compensate its executives, key employees and non-employee Directors.

Summary of the Material Provisions of the Third Amended and Restated Plan

A summary description of the material terms of the Third Amended and Restated Plan follows below. The summary description is qualified in its entirety by reference to the full text of the Third Amended and Restated Plan, which is attached to this Proxy Statement as Annex C. Any inconsistencies between this summary and the text of the Third Amended and Restated Plan will be governed by the text of the Third Amended and Restated Plan. The closing price of a share of our common stock on the Nasdaq Global Market on February 10, 2023 was $3.43.

Purpose

The two complementary purposes of the Third Amended and Restated Plan are to help us attract and retain our executives and other key employees, Directors, consultants and advisors and to increase stockholder value. The Third Amended and Restated Plan accomplishes these purposes by offering participants the opportunity to acquire Shares, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that the Third Amended and Restated Plan provides.

Eligible Participants

The Compensation Committee or its delegates, as applicable, may grant awards to key employees of the Company or its affiliates and non-employee Directors of the Board. Based on employment levels as of January 31, 2023, approximately 522 employees, and six non-employee Directors would be eligible to participate in the Third Amended and Restated Plan, although the number of individuals who are selected to participate in the Third Amended and Restated Plan may vary from year to year.

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Available Shares

Subject to the adjustment provisions included in the Third Amended and Restated Plan, a total of 18,333,333 Shares will be authorized for awards granted under the Third Amended and Restated Plan as of the date of stockholder approval. This would represent an increase of 6,000,000 Shares from the number of Shares previously reserved under the Plan, as adjusted for the one-for-twelve reverse stock split effected by the Company in May 2019. If the Third Amended and Restated Plan is approved, the limit on the number of Shares that may be issued upon the exercise of “incentive stock options” (within the meaning of Section 422 of the Code) will be increased from 1,233,333 to 1,833,333 Shares. This reserve will be reduced by one Share for every one Share that is subject to an award granted under the Third Amended and Restated Plan, including stock options, stock appreciation rights and any full-value awards, such as restricted stock, restricted stock units or performance share grants.

In general, if an award granted under the Third Amended and Restated Plan lapses, expires, terminates or is cancelled without the issuance of Shares under the award (whether due currently or on a deferred basis); it is determined during or at the conclusion of the term of an award granted under the Third Amended and Restated Plan that all or some portion of the Shares with respect to which the award was granted will not be issuable, or that other compensation with respect to Shares covered by the award will not be payable on the basis that the conditions for such issuance will not be satisfied; Shares are forfeited under an award; an award is actually settled in cash; or Shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the Shares; then in each and every case such Shares again become available for issuance under the Third Amended and Restated Plan.

Award Limits

If the Third Amended and Restated Plan is approved by our stockholders, then the limit on the aggregate grant date fair value (determined in accordance with generally accepted accounting principles) of all awards granted to any non-employee Director in a fiscal year, taken together with any cash fees paid during a calendar year to the non-employee Director, will remain $250,000. This limit is doubled in the first year in which an individual serves as a non-employee Director.

Plan Administration

The Third Amended and Restated Plan is administered by the Compensation Committee, our Board or another committee (we refer to the applicable committee or our Board, as the case may be, as the “administrator”). The administrator has full discretionary authority to administer the Third Amended and Restated Plan, including but not limited to the authority to: (i) interpret the provisions of the Third Amended and Restated Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Third Amended and Restated Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Third Amended and Restated Plan, any award or any award agreement in the manner and to the extent it deems desirable to carry the Third Amended and Restated Plan or such award into effect; and (iv) make all other determinations necessary or advisable for the administration of the Third Amended and Restated Plan. All administrator determinations will be made in the sole discretion of the administrator and are final and binding on all interested parties.

Our Board may delegate some or all of its authority under the Third Amended and Restated Plan to a committee of the Board, and the Compensation Committee may delegate some or all of its authority under the Third Amended and Restated Plan to one or more of our officers, subject in each case to certain limitations specified in the Third Amended and Restated Plan.

Adjustments

Under the terms of the Third Amended and Restated Plan, if:

●	We are involved in a merger or other transaction in which our common stock is changed or exchanged;
●	We subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property;
●	We effect a cash dividend, the amount of which, on a per share basis, exceeds 10 percent of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or
●	Any other event occurs, which, in the judgment of the administrator necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Third Amended and Restated Plan; then the

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administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Third Amended and Restated Plan and subject to certain provisions of the Code, adjust the number and type of shares of common stock subject to the Third Amended and Restated Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and the performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. The administrator may, in connection with any merger, consolidation, combination, reorganization, or similar corporate transaction or event, substitute, on an equitable basis, the number and kind of shares of stock, other securities, cash or other property holders of Shares are otherwise entitled to in the transaction.

Change of Control

Under the terms of the Third Amended and Restated Plan, if there is a change of control of the Company, then, the following will apply:

If the purchaser, successor or surviving entity (or parent thereof) (the “Surviving Entity”) so agrees, then some or all outstanding awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Surviving Entity. If applicable, each award assumed by the Surviving Entity shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control. Upon the participant’s termination of employment by the Surviving Entity without cause, or by the participant for good reason (as defined in any employment, retention or similar agreement), in either case within 24 months following the change of control, all of the participant’s awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the target performance goals provided under such award were met, if applicable) effective on the date of such termination.

To the extent the Surviving Entity in the change of control transaction does not assume the awards or issue replacement awards as provided in the preceding paragraph:

i.	Options and stock appreciation rights will become exercisable and we may cancel them for a cash payment (including a payment of zero, if applicable).
ii.	Unvested restricted stock and restricted stock units will fully vest.
iii.	All performance-based awards for which the performance period has not yet expired shall be deemed to have been earned pro rata, based on the period that has elapsed from the beginning of the relevant performance period to the date of the change of control, as if the performance goals are attained as of the effective date of the change of control at the greater of target or actual performance for the period through the date of the change of control, whichever results in the greater amount.
iv.	Each holder of an incentive award, performance share and/or performance unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the incentive award, performance share and/or performance unit so earned.
v.	Dividend equivalent units will be paid out on a pro rata basis.
vi.	Each holder of any type of award not subject to the foregoing provisions shall be entitled to receive a cash payment based on the value of the award as of the date of the change of control.

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Third Amended and Restated Plan means the occurrence of any one of the following:

●	Any person (other than an employee benefit plan of the Company or of any subsidiary of the Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of the Company representing 50 percent or more of the combined voting power of our then outstanding securities;
●	We are merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of our then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company will not be considered a change of control if we are the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

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●	The Company dissolves and liquidates substantially all of its assets; or
●	At any time when the “continuing directors” cease to constitute a majority of our Board. For this purpose, a “continuing director” means the individuals who, at the original effective date of the Plan, constituted our Board and any new directors (other than directors designated by a person who has entered into an agreement with us to effect a change of control transaction) whose appointment to our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Third Amended and Restated Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any of our affiliates or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Third Amended and Restated Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Types of Awards

The Third Amended and Restated Plan authorizes grants of a variety of awards described below. The Compensation Committee may grant options to any participant it selects, and determines the terms and conditions of each award at the time of grant, subject to the limitations set forth in the Third Amended and Restated Plan, including whether payment of awards may be subject to the achievement of performance goals. The terms and conditions of each award will be set forth in a written agreement.

Options

The administrator has the authority to grant stock options and to determine all terms and conditions of each stock option. A stock option gives the participant the right to purchase Shares at a fixed price, called the “option price,” after the vesting conditions of the option are met and prior to the date the option expires or terminates. The administrator fixes the option price per Share, which may not be less than the fair market value (as defined under the Third Amended and Restated Plan) of the common stock on the date of grant. The administrator determines the expiration date of each option, but the expiration date cannot be later than 10 years after the grant date. Options are exercisable at such times and are subject to such restrictions and conditions as the administrator deems necessary or advisable. The stock option exercise price is payable to us in full upon exercise.

Neither the administrator nor any other person may amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or cancel outstanding stock options or stock appreciation rights with an exercise price above the current per share price of the common stock in exchange for cash or other securities.

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Stock Appreciation Rights

The administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock (called the “grant price”) during a specified period of time. The Third Amended and Restated Plan provides that the administrator determines all terms and conditions of each stock appreciation right, including, among other things: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; a grant price that is not less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

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Performance and Stock Awards

The administrator has the authority to grant awards of restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Performance shares means the right to receive shares of common stock to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator determines all terms and conditions of these types of awards, including, among other things: whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; whether the restrictions imposed on restricted stock or restricted stock units will lapse, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant’s death, disability or retirement; the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the award is made; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to restricted stock units and performance units, whether the awards settle in cash, in shares of common stock, or in a combination of the two.

Incentive Awards

The administrator has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or retirement, or such other circumstances as the administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalent Units

The administrator has the authority to grant dividend equivalent units in connection with awards other than options, stock appreciation rights or other stock rights within the meaning of Code Section 409A. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject.

Other Stock-Based Awards

The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include unrestricted Shares, which may be awarded, without limitation (except as provided in the Third Amended and Restated Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire Shares from us. The administrator determines all terms and conditions of the award, including but not limited to the time or times at which such award is made and the number of shares of common stock to be granted pursuant to such award or to which such award relates.

Non-Transferability of Awards

No award under the Third Amended and Restated Plan may be transferable or assignable other than by will or the laws of descent and distribution, except that an award agreement may provide that a participant may designate a beneficiary, transfer an award to a former spouse pursuant to a domestic relations order, or transfer without consideration therefor.

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Recoupment of Awards

All awards granted under the Third Amended and Restated Plan, and any share of stock issued or cash paid pursuant to such awards, are subject to any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and any recoupment, clawback, equity holding, stock ownership, or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

The administrator may terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any agreement between the participant and us or one of our affiliates concerning noncompetition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Third Amended and Restated Plan as it determines are necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the Third Amended and Restated Plan in a foreign country will not affect the terms of the Third Amended and Restated Plan for any other country.

Term

Awards may be granted under the Third Amended and Restated Plan from time to time until the Third Amended and Restated Plan is discontinued or terminated by the Board. No award may be granted under the Third Amended and Restated Plan after the 10th anniversary of the approval of the Third Amended and Restated Plan by stockholders at the Annual Meeting, but awards granted prior to such date may extend beyond that date.

Amendments and Termination

The Board or the administrator may amend, discontinue or terminate the Third Amended and Restated Plan at any time, except:

●	Our Board must approve any amendment to the Third Amended and Restated Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;
●	Stockholders must approve any amendment to the Third Amended and Restated Plan if we determine that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and
●	Stockholders must approve any amendment to the Third Amended and Restated Plan that materially increases the number of shares of common stock reserved under the Third Amended and Restated Plan, the incentive stock option award limits or the per participant award limitations set forth in the Third Amended and Restated Plan, that shortens the minimum vesting requirements under the Third Amended and Restated Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Third Amended and Restated Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the common stock is then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for the Company, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

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The authority of the administrator to terminate or modify the Third Amended and Restated Plan or awards will extend beyond the termination date of the Third Amended and Restated Plan. In addition, termination of the Third Amended and Restated Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Third Amended and Restated Plan except as they may lapse or be terminated by their own terms and conditions.

New Plan Benefits

All awards granted under the Third Amended and Restated Plan are made at the discretion of the Compensation Committee and the benefits and amounts that will be received or allocated under the Third Amended and Restated Plan are not determinable at this time.

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans as of the end of the fiscal year ended October 31, 2022.

			Number of securities
	Number of Common	Weighted-average	remaining available for
	Shares to be issued upon	exercise price of	future issuance under
	exercise of outstanding	outstanding options and	equity compensation
Plan Category	options and rights	rights	plans
Equity compensation plans approved by security holders:
Equity incentive plans(1)	20,231	$66.90	8,451,061
Employee stock purchase plan	—	—	9,000
Total	20,231	$66.90	8,460,061

(1)	Includes the Plan.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Third Amended and Restated Plan. The summary is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Third Amended and Restated Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Third Amended and Restated Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a

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deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Third Amended and Restated Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Third Amended and Restated Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time.

We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Third Amended and Restated Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the

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performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) limits the deduction we can take for compensation we pay to any “covered employee”, generally including our named executive officers, to $1,000,000 per year per individual.

Code Section 409A

We do not guarantee to any participant or any other person with an interest in an award that (i) any award intended to be exempt from Code Section 409A shall be so exempt, (ii) any award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares of our common stock casting votes on the matter in person (by virtual presence online) or by proxy at the Annual Meeting. This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the vote on this proposal.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FUELCELL ENERGY, INC. SECOND AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN.

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Proposal 5

The Increase Authorized Shares Proposal

General Description of Proposal

The Board has approved a proposed amendment, subject to stockholder approval, to Article FOURTH of the Certificate of Incorporation of the Company, as amended (the “Certificate”), that increases the number of authorized shares of common stock from 500,000,000 shares to 1,000,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of our stockholders’ common stock; only the actual issuance of additional common stock would have such an effect.

This proposal is referred to in this Proxy Statement as the “Increase Authorized Shares Proposal” or “Proposal 5.”

Current Capitalization

As of February 10, 2023, we were authorized to issue up to 500,000,000 shares of our common stock, 405,732,053 shares of our common stock were issued and outstanding, and, as described in the table below, 87,225,809 shares of our common stock were reserved for issuance.

Shares of Common
Stock Reserved for
Issuance
Shares Reserved for Potential Issuance Under the 2022 Open Market Sale Agreement	76,500,000
Shares Reserved for Issuance Upon Conversion of 5% Series B Cumulative Convertible Perpetual Preferred Stock	37,837
Shares Reserved for Future Issuance Under the 2018 Employee Stock Purchase Plan	31
Shares Reserved for Issuance Upon Exercise of Outstanding Options to Purchase Common Stock	20,231
Shares Reserved for Issuance Upon Vesting of Time-Based Restricted Stock Units	4,843,575
Shares Reserved for Issuance Upon Vesting of Performance Stock Units	4,292,330
Shares Reserved for Future Issuance Under Omnibus Incentive Plan	1,531,805
TOTAL SHARES OF COMMON STOCK RESERVED FOR ISSUANCE AS OF FEBRUARY 10, 2023	87,225,809

In addition to the authorized shares of common stock, the Company is authorized to issue up to 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our Board, of which 105,875 shares have been designated as 5 percent Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). Pursuant to our Certificate, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series. On February 10, 2023, 64,020 shares of Series B Preferred Stock were issued and outstanding. Neither the number of shares of preferred stock that the Company is authorized to issue, nor the preferences, rights or other characteristics of any preferred stock, would be changed by this Increase Authorized Shares Proposal.

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Purpose of The Amendment

The Board is recommending the increase in authorized shares of common stock for future corporate needs. The Board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance. The 7,042,138 shares of common stock available for issuance (after taking into account the number of shares of common stock that are outstanding and reserved) as of February 10, 2023 represent approximately 1.41 percent of the 500,000,000 shares of common stock we are authorized to issue under our Certificate. If this Increase Authorized Shares Proposal is approved, the number of authorized shares and the number of shares available for issuance would increase by 500,000,000 shares, resulting in 507,042,138 shares of common stock available for issuance, after taking into account the 87,225,809 shares of common stock reserved for issuance as of February 10, 2023. The 507,042,138 shares of common stock that would be available for issuance represent approximately 50.70 percent of the 1,000,000,000 shares of common stock that would be authorized for issuance.

Shares authorized may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, by regulatory agency, or under the rules of Nasdaq or any stock exchange on which our common stock may then be listed. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including but not limited to future acquisitions, investment opportunities, raising capital for commercialization of our advanced technologies, project advancement and financing, the establishment of collaboration or other strategic agreements, capital raising transactions utilizing equity or convertible debt securities, future at the market or other offerings of common stock, stock splits, stock dividends, issuance under current or future employee stock purchase plans or employee equity plans or for other corporate purposes. Currently, there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment to the Certificate described in this Increase Authorized Shares Proposal.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. Accordingly, should the Board elect to issue additional shares of our common stock, existing holders of shares of our common stock would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuance of common stock or securities convertible into our common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Increase Authorized Shares Proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment

If the proposed amendment to the Certificate described in this Increase Authorized Shares Proposal is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Certificate of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

Risks to Stockholders of Non-Approval

If the proposed amendment to the Certificate described in this Increase Authorized Shares Proposal is not approved by our stockholders, it will impede the Company’s ability to raise equity capital should the need arise. If the Company is not able to raise equity capital, it may cause the loss of significant business opportunities, prevent the commercialization of our advanced technologies or completion of projects and limit our ability to execute on our business plan, any of which could adversely affect our financial

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performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Board does not intend or view the proposed increase in authorized common stock to be an anti-takeover measure.

Vote Required

Approval of this Proposal 5 (otherwise referred to as the Increase Authorized Shares Proposal) requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. This proposal is a “routine” matter under NYSE Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE INCREASE AUTHORIZED SHARES PROPOSAL.

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Proposal 6

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the option to cast a non-binding advisory vote on the compensation of our named executive officers or NEOs. This advisory stockholder vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal year 2022 executive compensation programs and policies and the compensation paid to our NEOs as discussed in the Compensation Discussion and Analysis beginning on page 38, the accompanying compensation tables and the related narrative disclosure.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of the Company’s stockholders. We believe our compensation policies and procedures demonstrate a transparent link between pay and performance.

Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

☑

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS SET FORTH IN THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

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Proposal 7

Advisory Vote on The Frequency of Future Advisory Votes on The Compensation of the Company’s Named Executive Officers

As described in Proposal 6 above, our stockholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, this Proposal 7 affords stockholders the opportunity to cast a non-binding advisory vote on whether advisory votes on the compensation of our named executive officers should be conducted every one year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017 and indicated their preference that we conduct advisory votes on the compensation of our named executive officers every year. Our Board and Compensation Committee continue to believe that advisory votes on the compensation of our named executive officers should be conducted each year so that our stockholders may express their views on our executive compensation program and the Compensation Committee can consider such views in considering future compensation arrangements for our named executive officers.

Stockholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or they may “ABSTAIN.” The frequency that receives the greatest number of votes cast will be deemed to be the frequency selected by our stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation.

As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our stockholders and will consider the outcome of the vote in determining the frequency of future advisory votes on the compensation of our named executive officers.

It is expected that the next advisory vote on frequency will occur at the 2029 Annual Meeting of Stockholders.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS TO BE CONDUCTED EVERY “1 YEAR.”

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ADDITIONAL INFORMATION AND OTHER MATTERS

GENERAL

Holders of the Company’s common stock as of the close of business on February 10, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, there were 405,732,053 shares of the Company’s common stock issued and outstanding. Each holder of the Company’s common stock is entitled to one vote for each share held on the Record Date, including common stock:

●	Held directly in the stockholder’s name as “stockholder of record” (also referred to as “registered stockholder”);
●	Held for the stockholder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct their brokerage firm, bank or nominee how to vote their shares; and
●	Held for the stockholder by the Company as restricted shares (whether vested or non-vested) under any of the Company’s stock incentive plans.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2024 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at FuelCell Energy, Inc., Office of the Corporate Secretary, 3 Great Pasture Road, Danbury, CT 06810. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2024 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before October 20, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our amended and restated by-laws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2024, you must submit a timely notice in accordance with the procedures described in our amended and restated by-laws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2024, such a proposal must be received on or after December 8, 2023, but not later than January 7, 2024. In the event that the date of the Annual Meeting of Stockholders to be held in 2024 is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than the 120th day prior to the Annual Meeting of Stockholders to be held in 2024 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2024 or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our amended and restated by-laws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

HOUSEHOLDING

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement, or the notice of internet availability of proxy materials, as applicable. This means that only one proxy statement or notice will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate Proxy Statement or notice to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate Proxy Statements or notices in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to

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householding should be mailed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call Broadridge at 1-800-542-1061.

If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

QUORUM AND VOTE REQUIRED

The holders of a majority of the shares of common stock entitled to vote as of the Record Date present, in person (by virtual presence online) or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

With respect to Proposal 1, the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the Directors. A “majority of the votes cast” means that the number of shares voted “For” a Director must exceed the number of votes cast “Against” that Director’s election. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the voting results for Proposal 1.

With respect to Proposals 2 and 6, such proposals are non-binding but will be deemed to be approved upon the affirmative vote of the holders of a majority of the shares of common stock casting votes on such matters at the Annual Meeting (assuming a quorum is present). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the voting results for Proposals 2 and 6 (although we do not expect there to be any broker non-votes in connection with Proposal 2, as Proposal 2 is a “routine” matter under NYSE Rule 452).

With respect to Proposals 3 and 4, approval of such proposals requires the affirmative vote of the holders of a majority of the shares of common stock casting votes on such matters at the Annual Meeting (assuming a quorum is present). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the voting results for Proposals 3 and 4.

With respect to Proposal 5, approval of such proposal requires the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date for the Annual Meeting. This proposal is a “routine” matter under NYSE Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to Proposal 5. Abstentions will have the effect of a vote “AGAINST” Proposal 5.

Proposal 7 is non-binding but the frequency option (“1 YEAR,” “2 YEARS,” OR “3 YEARS”) receiving the greatest number of votes cast will be deemed to be the frequency option selected by the stockholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the voting results for Proposal 7.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote your shares on Proposals 1, 3, 4, 6, or 7, the broker may not exercise its discretion to vote your shares on such proposal. If no instruction is given and a broker therefore cannot vote, there is a “broker non-vote” and such shares will not be counted as having been voted on the applicable proposal. With respect to Proposals 2 and 5, the broker may exercise its discretion to vote your shares on Proposals 2 and 5 in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

While Proposal 6 is advisory in nature and non-binding, the Board will review the voting results and expects to take such results into consideration when making future decisions regarding executive compensation.

While Proposal 7 is advisory in nature and non-binding, the Board will review the voting results and will consider the outcome of the vote when making a decision regarding the frequency of conducting future advisory votes on the compensation of the Company’s named executive officers.

COUNTING VOTES

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the proposals presented, except for Proposal 7 with respect to which you may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN”. A vote “FOR” will be counted in favor of the applicable proposal or Director nominee, and a vote “AGAINST” will be counted against the applicable proposal or Director nominee. With respect to Proposal 7, a vote of “1 YEAR”, “2 YEARS,” or “3 YEARS” will be counted in favor of the frequency option chosen by the stockholder.

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As noted above, an “ABSTAIN” vote will have the effect of a vote “AGAINST” Proposal 5 and will have no effect on the voting results for Proposals 1, 2, 3, 4, 6, or 7.

All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by the persons identified on the proxy card at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted by a stockholder who holds shares directly as the stockholder of record, but such proxy does not include voting instructions, the proxy will be voted “FOR” each Director nominee, “FOR” each of Proposals 2 through 6, and “1 YEAR” on Proposal 7.

Broadridge Financial Solutions, Inc. will be the tabulator of the votes for the Annual Meeting.

VOTING BY PROXY

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or by telephone by following the instructions provided in the “Proxy Summary” or on the proxy card. The persons named as attorneys-in-fact in the proxy, Jason Few and Joshua Dolger, were selected by our Board.

A stockholder may change its vote and revoke its proxy at any time prior to the vote at the Annual Meeting. A stockholder of record may change its vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Corporate Secretary of the Company or by voting in person (by virtual presence online) at the Annual Meeting. Attendance at the Annual Meeting will not cause a stockholder’s previously granted proxy to be revoked unless such stockholder specifically so requests. For stockholders who hold their shares beneficially in street name, such stockholders may change their vote by submitting new voting instructions to their broker, trustee or nominee following the instructions it has provided, or, if such stockholder has obtained a legal proxy from its broker or nominee giving it the right to vote its shares, by attending the Annual Meeting and voting.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies through the mail, the Company may solicit proxies through its Directors and employees (for no additional compensation) in person or by telephone. We have also hired MacKenzie Partners to assist in the solicitation of proxies. Fees for this service are estimated to be approximately $7,500, plus out-of-pocket expenses, to assist in the solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact MacKenzie Partners, Inc., the proxy solicitation agent for the Company, by telephone at (800) 322-2885 (toll free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

ANNUAL REPORT AND FORM 10-K

Additional copies of the Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2022 and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 as filed with the SEC are available to stockholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810, Attn: Investor Relations and are also available in the Investor Relations section of the Company’s website at www.fuelcellenergy.com.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

In accordance with the Company’s security procedures, admission to the Annual Meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the Record Date, February 10, 2023. This year’s Annual Meeting will be held

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entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website www.virtualshareholdermeeting.com/FCEL2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting. However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date for the Annual Meeting, which was February 10, 2023, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FCEL2023 and using your 16-digit control number to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

If you have questions regarding admission to the Annual Meeting you may contact the office of the Corporate Secretary at:

FuelCell Energy, Inc.

Office of the Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

(203) 825-6000

corporatesecretary@fce.com

Please include the following information with your inquiry:

●	Your name and complete mailing address;
●	Your email address; and
●	Proof that you own FuelCell Energy shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

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ANNEX A — NON-GAAP RECONCILIATION

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA are alternate, non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in determining operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges and other unusual items which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

The following table calculates EBITDA and Adjusted EBITDA for the fiscal year ended October 31, 2022 and reconciles these figures to the GAAP financial statement measure Net loss.

Fiscal Year Ended
(Amounts in thousands)	October 31, 2022
Net loss	$(147,232)
Depreciation and amortization(1)	21,274
(Benefit) provision for income tax	819
Other (income)/expense, net(2)	(3,705)
Interest expense	6,394
EBITDA	$(122,450)
Legal fees incurred for a legal settlement (3)	24,000
Share-based compensation expense	6,792
Adjusted EBITDA	$(91,658)

(1)	Includes depreciation and amortization on our Generation portfolio of $15.5 million for the year ended October 31, 2022.
(2)	Other (income)/expense, net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of derivatives and other items incurred periodically, which are not the result of the Company’s normal business operations.
(3)	The Company recorded legal fees of $24 million related to a legal settlement during the year ended October 31, 2022, which was recorded as an administrative and selling expense.

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ANNEX B — FUELCELL ENERGY, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

FUELCELL ENERGY, INC.

Employee Stock Purchase Plan

As Amended and Restated Effective as of April 6, 2023

1.Purpose

The FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan (the “Plan”) provides a method whereby employees of FuelCell Energy, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.0001 par value common stock (the “Common Stock”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.Eligible Employees

(a)	All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock (“eligible employees”). Persons who become eligible employees after the administrative deadline to elect participation in an Offering Period (as provided under Section 6) shall be eligible to participate in the Plan on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5 percent) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
(b)	For the purpose of this Plan, the Committee may determine, in its discretion, in advance of any Offering Period, that any or all of the following groups of employees shall be ineligible to participate in the Offering Period: (i) employees whose customary employment is for not more than twenty (20) hours per week, (ii) employees whose customary employment is for not more than five (5) months in any calendar year, or (iii) employees who have been employed less than two (2) years (or, in each case, such lesser number of hours or period as specified by the Committee).
(c)	Notwithstanding the foregoing, employees of the Company or a participating subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Code Section 7701(b)(1)(A)) shall not be considered eligible employees for an Offering Period if (i) the grant of a purchase right under the Plan to such citizen or resident is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or Offering Period to violate the requirements of Code Section 423.

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3.Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 541,667, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

4.Offering Periods and Stock Options

(a)	The Plan shall be implemented through a series of “Offering Periods.” An Offering Period shall mean the period of time (up to a maximum of twenty-seven (27) months) determined by the Committee during which payroll deductions are accumulated for each participating employee. Offering Periods will initially commence on the first business day coincident with or immediately following January 1 and July 1 of each year and end on the last business day coincident with or immediately prior to June 30 or December 31 next following the commencement date; provided that the Committee, in its sole discretion may change the duration and/or start and end dates of any future Offering Period. Each Offering Period includes only regular paydays falling within it.
(b)	On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Offering Period at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of the Offering Period (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period in accordance with the terms of the Plan. The “Option Exercise Price” for each Offering Period shall be the lesser of (i) eighty-five percent (85 percent) of the Fair Market Value of the Common Stock on the first business day of the Offering Period, or (ii) eighty-five percent (85 percent) of the Fair Market Value of the Common Stock on the last business day of the Offering Period, in either case rounded up to avoid impermissible trading fractions.
(c)	In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the last day of the Offering Period that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.
(d)	For purposes of this Plan, the term “Fair Market Value” means per share of Common Stock on a particular date, (i) if the shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Common Stock is then traded, or if no sales of Common Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the shares on that date, or on the last preceding date on which there was a sale of shares on that market; or (iii) if the shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion.
(e)	For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed or on Nasdaq, whichever is applicable pursuant to the preceding paragraph.
(f)	No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in

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this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.
(g)	Unless otherwise specified by the Committee, each Offering Period to eligible employees shall be deemed a separate offering, even if the dates and other terms of any other Offering Period(s) are identical, and the provisions of the Plan will separating apply to each offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate offering need not be identical, provided that, the terms of the Plan and an offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3). Except for differences that are otherwise consistent with Code Section 423(b)(5), all eligible employees who participate in the Plan shall have the same rights and privileges under the Plan.

5.Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the last day of an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,000 shares of Common Stock in any single Offering Period. If a participant is not an eligible employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Period during which such options were issued.

6.Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by timely enrolling online with the third-party plan administrator designated by the Committee (the “Plan Administrator”):
(i)	stating the amount to be deducted regularly from his or her pay; and
(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan.

Such authorization must be completed by the deadline established by the Plan Administrator (or the Committee), follow any other procedures for enrollment in the Plan as may be established by the Plan Administrator (or the Committee), and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period. An eligible employee who does not timely submit or properly complete the enrollment forms, in accordance with the procedures established by the Plan Administrator (or the Committee) shall not participate in the Plan for that Offering Period, but shall be eligible to elect to participate in the Plan for any subsequent Offering Period, provided he is an eligible employee at such time and timely completes the enrollment forms.

(b)	The Company will accumulate and hold for the eligible employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.
(c)	Unless an eligible employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue in effect for subsequent Offering Periods as long as the Plan remains in effect. An eligible employee may increase or decrease the amount of his or her payroll deductions as of the first day of the next succeeding Offering Period, except as provided in Section 9 below, by changing his or her authorized deduction online with the Plan Administrator (or the Committee) before the deadline established by the Plan Administrator (or the Committee) for the next succeeding Offering Period.

7.Maximum Amount of Payroll Deductions

An eligible employee may authorize payroll deductions in any whole dollar amount up to, but not more than, fifteen percent (15 percent) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum amount shall be reduced to meet the requirements of Section 4(f) hereof. Base pay means base salary or regular straight-time earnings (if hourly paid) and shall exclude all other payments including commissions, overtime, bonuses, shift differential and other special payments.

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8.Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an eligible employee’s account after a purchase and at the end of an Offering Period will be reported to the employee. The eligible employee may elect to carry forward to the next Offering Period such balance solely to the extent such balance represents a fractional share of Common Stock or receive a refund of such excess in a single cash payment without interest. An employee’s election to receive a refund will not have any effect on the employee’s participation in the Plan and will not be governed by the provisions of Section 10.

9.Change in Payroll Deductions

Any eligible employee may decrease his or her payroll deductions no more than one (1) time during an Offering Period subject to the limitations set forth in Section 7 hereof, in accordance with procedures established by the Plan Administrator (or the Committee). Any such change shall become effective as soon as reasonably practicable following the Plan Administrator’s (or the Committee’s) receipt of such change request. An eligible employee who decreases his or her payroll deductions to zero during the course of an Offering Period may still remain a participant during the Offering Period so long as the eligible employee does not make a withdrawal pursuant to Section 10(a) hereof. A participant’s decrease in payroll deductions to zero shall have no effect on his or her eligibility to participate in any subsequent Offering Period, provided he is still an eligible employee at such time. In order to resume participation in a subsequent Offering Period, such individual must reenroll in the Plan in accordance with the requirements herein for participation and by the deadline for the next Offering Period.

10.Withdrawal from the Plan

(a)	An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at a time and in a manner that is in accordance with the procedures established by the Plan Administrator (or the Committee) from time to time. In which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.
(b)	If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization within a reasonable period of time, as designated by the Plan Administrator (or the Committee), prior to the start of the next Offering Period. Such Authorization will become effective at the beginning of the next Offering Period provided that he or she is an eligible employee on the first business day of the Offering Period.

11.Issuance of Stock

Shares of Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

The Committee may permit or require that Common Stock acquired pursuant to a purchase under the Plan be deposited directly with a broker designated by the Committee or to another designated agent of the Committee, and may utilize electronic or automated methods of share transfer.

12.No Transfer or Assignment of Employee’s Rights

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10. Any option granted to an eligible employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

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13.Termination of Employee’s Rights

(a)	Except as set forth in the last paragraph of this Article 13, an eligible employee’s rights under the Plan will automatically terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, cessation of his or her subsidiary to be a subsidiary or a participating subsidiary, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.
(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.
(c)	Upon termination of the participating employee’s employment because of death (provided that death occurs within three (3) months of the purchase date for the Offering Period), the employee’s beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the related Offering Period for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.Designation of Beneficiary

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.Termination and Amendments to Plan

(a)	The Plan may be terminated at any time by the Committee, but such termination shall not affect options then outstanding under the Plan. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded to the affected eligible employee as soon as reasonably practicable.
(b)	The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 23 and 24, increase the aggregate number of shares of Common Stock to be offered under the Plan, (b) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, (c) cause Rule 16b-3 under the Securities Exchange Act of 1934, or a successor rule, to become inapplicable to the Plan or (d) otherwise require shareholder approval to comply with Section 423 of the Code.

16.Limitations of Sale of Stock Purchased Under the Plan

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Employees, therefore, may sell Common Stock purchased

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under the Plan at any time, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 26 hereof to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.Company’s Payment of Expenses Related to Plan

Unless otherwise determined by the Committee, the Company will bear all costs of administering and carrying out the Plan. Notwithstanding the foregoing, unless otherwise determined by the Committee, when any Common Stock in a participating employee’s account with the Plan Administrator is sold or the participating employee ceases to be an employee of the Company or a participating subsidiary, the individual is responsible for payment of any commissions, service charges or other costs or fees incurred on account of such sale or ongoing administration of his or her account with the Plan Administrator.

18.Participating Subsidiaries

The term “participating subsidiaries” shall mean any subsidiary of the Company that is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the shareholders.

19.Administration of the Plan

(a)	The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Company’s Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors. Notwithstanding the foregoing, the Committee may delegate to one or more individuals (including, for the avoidance of doubt, any third-party service provider) any or all of its respective authority, duties and functions hereunder relating to the operation and administration of the Plan.
(b)	The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
(c)	The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.
(d)	Periodically, the Committee or its designee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the last day of the Offering Period, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.
(e)	No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

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20.Optionees Not Shareholders

Neither the granting of an option to an eligible employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares of Common Stock have been purchased by and issued to him or her under the Plan.

21.Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.Governmental Regulation

(a)	The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
(b)	In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.
(c)	The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

23.Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

24.Merger or Consolidation

In the event of a corporate transaction, the Board of Directors (or the Committee) may, provide for any of, or a combination of any of, the following: (a) each purchase right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity, (b) a date selected by the Board of Directors (or the Committee) on or before the date of consummation of such corporate transaction shall be treated as a purchase date and all outstanding purchase rights shall be exercised on such date, (c) all outstanding purchase rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the Corporate Transaction, or (d) outstanding purchase rights shall continue unchanged. For purposes of the Plan, a “corporate transaction” shall have the meaning given to it in The FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended from time to time, or any successor plan thereto. Notwithstanding the foregoing, no corporate transaction shall be deemed to have occurred unless the transaction also meets the definition of a “corporate transaction” described in Treasury Regulation Section 1.424-1(a)(3).

25.Notice to Company of Disqualifying Disposition

By electing to participate in the Plan, each participant agrees to promptly give to the Company notice in writing of any Common Stock disposed of within two years after the first day of the Offering Period on which the related option was granted showing the number of such shares disposed of. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

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26.Withholding of Additional Federal Income Tax

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under the Plan will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

27.Effective Date

This Plan became effective on April 5, 2018 (the “Effective Date”), the date on which the Company’s shareholders approved this Plan at the annual shareholders meeting. This plan is being amended and restated effective as of April 6, 2023, subject to approval by the Company’s shareholders at the Company’s 2023 annual meeting.

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ANNEX C — FUELCELL ENERGY, INC. THIRD AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

FUELCELL ENERGY, INC.

THIRD AMENDED AND RESTATED

2018 OMNIBUS INCENTIVE PLAN

Effective as of April 6, 2023

1.   Purposes, History and Effective Date

(a)	Purpose. The FuelCell Energy, Inc. 2018 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.
(b)	History. Prior to the effective date of this Plan, the Company had in effect the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Prior Plan”). Upon shareholder approval of this Plan, the Prior Plan terminated and no new awards could be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding continued to be subject to all terms and conditions of the Prior Plan.
(c)	Effective Date; Amendment and Restatement. This Plan became effective, and Awards could be granted under this Plan, on and after April 5, 2018 (the “Effective Date”), the date on which the Company’s shareholders approved this Plan at the annual shareholders meeting. This Plan was amended and restated effective as of May 8, 2020, was further amended and restated effective as of April 8, 2021 and is again being amended and restated effective as of April 6, 2023, subject to approval by the Company’s shareholders at the Company’s 2023 annual meeting. This Plan will terminate as provided in Section 17.

2.   Definitions

Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a)	“Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall include any successor provision thereto.
(b)	“Administrator” means the Committee; provided that, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such officer or officers.
(c)	“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the

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Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(d)	“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, an Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
(e)	“Beneficial Owner” means a Person, with respect to any securities which:
(i)	such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase;
(ii)	such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or
(iii)	are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.
(f)	“Board” means the Board of Directors of the Company.
(g)	“Cause” has the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or if no such agreement is in effect, then (i) if the determination of Cause is being made prior to a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect at the time of the determination or (ii) if the determination of Cause is being made following a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control.
(h)	“Change of Control” means, unless specified otherwise in an Award agreement, the occurrence of any of the following:
(i)	any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing fifty percent (50 percent) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or
(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Effective Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”);

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provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or
(iii)

the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50 percent) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing fifty percent (50 percent) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)	the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75 percent) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change of Control,” then the foregoing definition shall be deemed amended as necessary to comply with Code Section 409A.

(i)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(j)	“Committee” means the Compensation Committee of the Board, any successor committee thereto, and subcommittee thereof, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of not fewer than two Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
(k)	“Company” means FuelCell Energy, Inc., a Delaware corporation, or any successor thereto.
(l)	“Director” means a member of the Board.
(m)	“Disability” means, unless otherwise determined by the Committee in the applicable Award agreement, a finding of disability under the Company’s long-term disability plan. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(n)	“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

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(o)	“Effective Date” shall have the meaning provided in Section 1(c).
(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(q)	“Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Stock is then traded, or if no sales of Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.
(r)	“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.
(s)	“Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.
(t)	“Option” means the right to purchase Shares at a stated price for a specified period of time.
(u)	“Participant” means an individual selected by the Administrator to receive an Award.
(v)	“Performance Goals” means any goals the Administrator establishes pursuant to an Award. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
(w)	“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).
(x)	“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).
(y)	“Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.
(z)	“Plan” means this FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as it may be amended from time to time.
(aa)	“Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.
(bb)	“Restricted Stock Unit” means the right to receive a cash payment and/or Shares the value of which is equal to the Fair Market Value of one Share.
(cc)	“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(dd)	“Share” means a share of Stock.
(ee)	“Stock” means the Common Stock of the Company, par value $0.0001 per share.
(ff)	“Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(gg)	“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest

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possessing more than fifty percent (50 percent) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.   Administration

(a)	Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to accelerate or shorten the vesting, restriction period or performance period of an Award, in connection with a Participant’s death, Disability, retirement or termination of employment or service with the Company for any reason. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
(b)	Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)	No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.   Eligibility

The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.   Types of Awards; Award Agreements

Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 17(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity). Each Award shall be evidenced by an Award agreement, which may include such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

6.   Shares Reserved under this Plan

(a)	Plan Reserve. Subject to adjustment as provided in Section 19, an aggregate of 18,333,333 Shares, are reserved for issuance under this Plan; provided that only 1,833,333 of such Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

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(b)	Depletion of Reserve. The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. For the avoidance of doubt, awards that may only be settled in cash (determined at the time of grant) shall not deplete the share reserve.
(c)	Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or (v) an Award or a portion thereof is settled in Cash, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.
(d)	Director Award Limit. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted to a Non-Employee Director in a fiscal year of the Company, taken together with any cash fees paid during a calendar year to the Non-Employee Director, exceed $250,000; provided, however, that such limit shall be doubled with respect to the first year during which the Non-Employee Director first serves on the Board.

7.   Options

(a)	Terms. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (i) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (ii) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (iii) the number of Shares subject to the Option; (iv) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (v) the terms and conditions of vesting and exercise; (vi) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (vii) the manner of payment of the exercise price.
(b)	Incentive Stock Options. The terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.
(c)	Exercise. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y).
(d)	No Rights as Shareholder. Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.   Stock Appreciation Rights

(a)	Terms. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (i) whether the SAR is granted independently of an Option or in tandem with an Option; (ii) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (iii) the number of Shares to which the SAR relates; (iv) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (v) the terms and conditions of exercise or maturity, including vesting; (vi) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (vii) whether the SAR will be settled in cash, Shares or a combination thereof.

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(b)	Tandem SARs. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.   Performance and Stock Awards

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares; (f) whether dividends will be paid on Restricted Stock or Performance Shares, provided, however, that any dividends paid on Restricted Stock or Performance Shares will be accumulated and paid if and only to the same extent as the Restricted Stock or Performance Shares vest.

10.   Annual Incentive Awards

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability, retirement, or such other circumstances as the Administrator may specify, if applicable; and provided further that any performance period applicable to an Annual Incentive Award must relate to a period of at least one year. Notwithstanding the foregoing, nothing hereunder shall preclude or limit the Company or the Administrator from granting annual incentive awards that are solely payable in cash outside of the terms of the Plan.

11.   Long-Term Incentive Awards

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability, retirement, or such other circumstances as the Administrator may specify, if applicable, or such other circumstances as the Administrator may specify. Notwithstanding the foregoing, nothing hereunder shall preclude or limit the Company or the Administrator from granting long-term incentive awards that are solely payable in cash outside of the terms of the Plan.

12.   Dividend Equivalent Units

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that no Dividend Equivalent Unit relating to another Award shall provide for payment with respect to such other Award prior to its vesting.

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13.   Other Stock-Based Awards

Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

14.   Minimum Vesting Periods

Notwithstanding any provision of the Plan to the contrary, all Awards shall have a minimum vesting period of one (1) year from the date of grant, provided that Awards with respect to up to five percent (5 percent) of the total number of Shares reserved pursuant to Section 6(a) shall not be subject to such minimum vesting period. For purposes of Awards granted to Non-Employee Directors, “one (1) year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.

15.   Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

16.   Termination of Employment

(a)	Effect of Termination on Awards. Except as otherwise provided in any Award or employment agreement or as determined by the Committee at the time of such termination:

(i)   Upon termination of employment or service for Cause, Participant shall forfeit all outstanding Awards immediately upon such termination. For the avoidance of doubt, Participant will be prohibited from exercising any Stock Options or SARs on his or her termination date.

(ii)   If Participant’s employment or service terminates by reason of Participant’s death or Disability (at a time when Participant could not have been terminated for Cause), Participant shall forfeit the unvested portion of any Award, and any vested Options or SARs shall remain exercisable until the earlier of the Award’s original expiration date or twelve (12) months from the date of Participant’s termination.

(iii)   If Participant’s employment or service terminates for any reason other than Cause, death or Disability (at a time when Participant could not have been terminated for Cause), then Participant shall forfeit the unvested portion of any Award, and any vested Options or SARs shall remain exercisable until the earlier of the Award’s original expiration date or three (3) months from the date of Participant’s termination.

(b)	Definition of Termination. Unless determined otherwise by the Administrator or set forth in an Award agreement, for purposes of the Plan and all Awards, the following rules shall apply:

(i)   a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)   a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)   a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

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(iv)   a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

(v)   A Participant’s authorized leave of absence shall not constitute termination of employment. However, if a leave of absence exceeds 90 days, vesting of any outstanding Awards under this Plan may be suspended until Participant returns to work, as determined by the Administrator.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

17.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards

(a)	Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 17(b), this Plan will terminate upon the date that is ten (10) years from the date of its most recent approval by the Company’s shareholders.
(b)	Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)   the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)   shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)   shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 19), or (B) an amendment that would diminish the protections afforded by Section 17(e).

(c)	Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)   Except as provided in Section 17(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 19 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)   Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning non-competition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

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(iii)   Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)	Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 17 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)	Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 19, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)	Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 17(b)(ii).

18.   Taxes

(a)	Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then the Administrator may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld in Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)	No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

19.   Adjustment and Change of Control Provisions

(a)	Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property;

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(iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10 percent) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)	Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)	Effect of Change of Control.

(i)   Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant’s termination of employment (A) by the successor or surviving corporation without Cause, (B) by reason of death or Disability, or (C) by the Participant for “good reason,” as defined in any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, in any case within twenty-four (24) months following the Change of Control, all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination.

(ii)   To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of

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Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control:

(A)	Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is less than the Change of Control Price shall be cancelled for no consideration;
(B)	Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;
(C)	All Performance Awards that are earned but not yet paid shall be paid, and all Performance Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued at either (i) based on the level of achievement of the Performance Goals that had been met on the date immediately prior to the date of the Change in Control or (ii) assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the elapsed portion of the performance period as of the date of the Change of Control, whichever shall result in the greater amount.
(D)	All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and
(E)	All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d)	Parachute Payment Limitation.

(i)   Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Company’s auditors determine that any payment or transfer by the Company under this Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the foregoing reduction in the Payments shall not apply if the After-Tax Value to the Participant of the Payments prior to reduction in accordance herewith is greater than the After-Tax Value to the Participant if the Payments are reduced in accordance herewith. For purposes of this Section 19(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G. For purposes of determining the After-Tax Value of the Payments, the Participant shall be deemed to pay federal income taxes and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Payments are to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant’s domicile for income tax purposes on the date the Payments are to be made, net of the maximum reduction in federal income taxes that may be obtained from deduction of such state and local taxes.

(ii)   If the Company’s auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount and the After-Tax Value. If the present value of all Payments must be reduced under paragraph (i) to the Reduced Amount, then any such payment or benefit shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Section 409A of the Code, then the reduction shall be made pro rata among the payment or benefits (on the basis of the relative present value of the parachute payments). For purposes of this Section 19(d), present value shall be determined in accordance with Code

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Section 280G(d)(4). All determinations made by the Company’s auditors under this Section 19(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under this Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under this Plan.

(iii)   As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Company’s auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Company’s auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(iv)   For purposes of this Section 19(d), the term “Company” shall include affiliated corporations to the extent determined by the Company’s auditors in accordance with Code Section 280G(d)(5).

(e)	Certain Modifications. Notwithstanding anything contained in this Section 19, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 19 if it determines that the operation of this Section 19 may prevent a transaction in which the Company, a Subsidiary or any Affiliate is a party from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.

20.   Miscellaneous

(a)	Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
(b)	No Right to Employment. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director.
(c)	No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(d)	Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
(e)	Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares

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issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
(f)	Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in Fairfield County, CT.
(g)	Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(h)	Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures shall not be determinative as to which specific Award type is represented by the award agreement. Instead, the Administrator may determine which specific type(s) of Award(s) is (are) represented by any award agreement, at the time such Award is granted or at any time thereafter.
(i)	Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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ONLINE ACCESS TO PROXY MATERIALS

To view this Proxy Statement and the Annual Report, visit

www.fuelcellenergy.com and click on the “Investors” tab on the top on the page, visit www.proxyvote.com, or scan the following QR code.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D95455-P83954 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! FUELCELL ENERGY, INC. 3 GREAT PASTURE ROAD DANBURY, CT 06810 ATTN: CORPORATE SECRETARY FUELCELL ENERGY, INC. 1b. Jason Few 1a. James H. England 1e. Cynthia Hansen 1c. Matthew F. Hilzinger 1f. Donna Sims Wilson 1d. Natica von Althann 1g. Betsy Bingham The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below, FOR each of Proposals 2 through 6, and “1 YEAR” on Proposal 7. 1. To elect seven directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan 4. To approve the amendment and restatement of the FuelCell Energy, Inc. Second Amended and Restated 2018 Omnibus Incentive Plan 5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 500,000,000 shares to 1,000,000,000 shares 6. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the Proxy Statement NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. 7. To vote, on a non-binding advisory basis, on the frequency with which future advisory votes on the compensation of FuelCell Energy, Inc.’s named executive officers will be conducted 2. To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2023 ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FCEL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D95456-P83954 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, April 6, 2023: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. FUELCELL ENERGY, INC. PROXY FOR THE APRIL 6, 2023 ANNUAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jason Few and Joshua Dolger, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held on Thursday, April 6, 2023, at 1:00 p.m. Eastern Daylight Time virtually at www.virtualshareholdermeeting.com/FCEL2023 and at any adjournment or postponement thereof. This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3, 4, 5, and 6, "1 Year" on Proposal 7 and in the discretion of the proxies on any other matter that properly comes before the meeting or any adjournments or postponements thereof. This proxy may be used by stockholders of record as of February 10, 2023. Continued and to be signed on reverse side

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